Exhibit 10.1

                            STOCK PURCHASE AGREEMENT

                                     between

                      PHH VEHICLE MANAGEMENT SERVICES, LLC

                                       and

                             driversshield.com Corp.

                                       and

                           driversshield.com FS Corp.

                          Dated as of October 29, 2001

                          COMPANY DISCLOSURE SCHEDULES

Section:

2.4                         Consents and Approval
2.6                         Undisclosed Liabilities
2.7                         Absence of Certain Changes
2.8                         Litigation
2.9                         Compliance with Law (Permits)
2.10                        Employee Benefit Plans
2.11                        Labor and Employment Matters
2.12                        Taxes
2.13                        Contracts
2.14                        Real Property
2.15                        Intellectual Property
2.17                        Environmental Compliance
2.18                        Affiliate and Non-Arm's Length Transactions
2.19                        Guarantees
2.20                        Customers
2.24                        Property/Assets/Liabilities
2.29                        Bank Accounts
4.1                         Conduct of Business of the Seller
5.3(d)                      List of "Company Employees"


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

                                    EXHIBITS

Exhibit  A                  Certificate of Designation Term Sheet

Exhibit  B                  Preferred Stock Purchase Agreement

Exhibit  C                  Escrow Agreement

Exhibit  D                  Voting Agreement

Exhibit  E                  driversshield Logo

Exhibit  F                  Trademark License Agreement

Exhibit  G                  Transition Services Agreement

Exhibit  H                  Proprietary Software Licenses Agreement

Exhibit  I                  Acknowledgment

Exhibit J                   Joint Contracts


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

      STOCK PURCHASE AGREEMENT, dated as of October 29, 2001 (this "Agreement"), by and among PHH Vehicle Management Services, LLC, a Delaware limited liability (the "Buyer"), and driversshield.com Corp., a New York corporation (the "Seller"), and driversshield.com FS Corp., a New York corporation (the "Company").

      WHEREAS, the Seller is the record and beneficial owner of all of the outstanding shares of capital stock of (the Company);

      WHEREAS, the Company's principal business is to provide vehicle accident repair and management services to self-insured corporate and government fleets (the "Business");

      WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, all of the issued and outstanding shares of the capital stock of the Company; and

      WHEREAS, the Seller desires to issue and sell to the Buyer, and the Buyer desires to purchase from the Seller, an aggregate of 1,000 shares (the "Preferred Shares") of the Series A Convertible Preferred Stock, par value $.01, of the Seller, as described in the Certificate of Designation Term Sheet attached hereto as Exhibit A.

      NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions hereof, the parties intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF STOCK

      Section 1.1 Purchase and Sale of Stock. On the Closing Date, upon the terms and subject to the conditions of this Agreement, the Seller shall sell to the Buyer, and the Buyer shall purchase from the Seller, the Company Shares. Additionally, on the Closing Date, upon the terms and subject to the conditions of the Preferred Stock Purchase Agreement attached hereto as Exhibit B, the Seller shall sell to the Buyer, and the Buyer shall purchase from the Seller, the Preferred Shares. For the purposes of this Agreement, the term "the "Company Shares" shall mean all of the outstanding shares of the common stock, par value $____ per share, of the Company.

      Section 1.2 Purchase Price. Subject to the terms of this Agreement and the Preferred Stock Purchase Agreement, Buyer agrees to pay to the Seller Seven Million Three Hundred Thousand Dollars ($7,300,000) (the "Closing Payment") for the Company Shares and the Preferred Shares. At the Closing, the Buyer shall pay One Hundred Seventy-Five Thousand Dollars ($175,000) of the Closing Payment into an escrow account held by Buyer's outside counsel pursuant to the Escrow Agreement attached hereto as Exhibit C (the "Escrow Agreement"). The balance of the Closing Payment shall be paid by wire transfer of immediately available funds to an account designated by Seller in writing.

      Section 1.3 Time and Place of Closing. Upon the terms and subject to the conditions of this Agreement , the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Seller at 51 East Bethpage Road, Plainview, New York 11803 within three (3) business days after all of the conditions to each party's obligations specified in Article V hereof have been satisfied or waived by the party entitled to waive the applicable condition,, or at such other date, place or time as the parties may agree in writing. The date on which the Closing occurs and the transactions contemplated hereby become effective is referred to herein as the "Closing Date".

      Section 1.4 Voting Agreement. Simultaneously with the execution and delivery of this Agreement, Barry Siegel and Lisa Siegel shall execute and deliver to Buyer a Voting Agreement (the "Voting Agreement") in the form attached hereto as Exhibit D.

      Section 1.5 Deliveries by the Seller. Subject to the terms and conditions hereof, at the Closing, the Seller will deliver the following to the Buyer:

(a) stock certificates representing the Company Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to the Buyer and registered on the stock books of the Company in the name of the Buyer;

(b) the officer's certificate provided for in Section 5.3(h) of this Agreement;

(c) the officer's certificate provided for in Section 4.21 of this Agreement;

(d) the officer's certificate provided for in Section 4.23 of this Agreement;


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

(e) a certificate of the Secretary of the Seller reasonably satisfactory in form and substance to the Buyer setting forth (i) resolutions of the Board of Directors, (ii) minutes of the proceedings of the shareholders of the Seller authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and certifying that such resolutions/authorization have been duly made and have not been rescinded or amended as of the Closing Date, and (iii) the number of shares of common stock of the Company issued and outstanding as of the Closing Date

(f) all of the books and records of the Seller relating primarily to the Company or the Business, including, without limitation, all minute books and stock ledgers relating to the Company;

() (g) letters of resignation and releases reasonably satisfactory to the Buyer effective as of the Closing Date from each director and officer of the Company;

(h) the FIRPTA Certificate provided for in Section 4.6(j) of this Agreement; and

(i) all other documents, instruments and writings required to be delivered by the Seller at or prior to the Closing Date pursuant to this Agreement.

      Section 1.6 Deliveries by the Buyer.. Subject to the terms and conditions hereof, at the Closing, the Buyer will deliver the following to the Seller:

(a) the officer's certificate provided for in Section 5.2(c) of this Agreement;

(b) a certificate of the Assistant Secretary of the Buyer reasonably satisfactory in form and substance to the Seller setting forth resolutions of the Board of Directors of the Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and certifying that such resolutions have been duly made and have not been rescinded or amended as of the Closing Date; and

(c) all other documents, instruments and writings required to be delivered by the Buyer at or prior to the Closing Date pursuant to this Agreement.

      Section 1.7 Deliveries by the Buyer and Seller Subject to the terms and conditions hereof, at the Closing, the Buyer and Seller will execute and deliver, one to the other, the following:


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

(a) the Trademark License Agreement provided for in Section 4.13 of this Agreement;

(b) the Transition Services Agreement provided for in Section 4.14 of this Agreement;

(c) the Escrow Agreement provided for in Section 1.2 of this Agreement;

(d) the Preferred Stock Purchase Agreement provided for in Section 1.1 of this Agreement;

(e) the Proprietary Software License Agreement provided for in Section 4.19 of this Agreement; and

(f) the Web Site Linking Agreement provided for in Section 4.20 of this
Agreement.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Seller and the Company hereby represent and warrant, jointly and severally, to the Buyer as follows:

      Section 2.1 Organization; Etc.. The Seller and the Company (i) are corporations validly existing and in good standing under the laws of their respective jurisdictions of incorporation, (ii) have all requisite corporate power and authority to own, lease and operate their respective properties and assets and to carry on their respective businesses as they are now being conducted, and (iii) are duly qualified and in good standing to do business in each jurisdiction in which the nature of their respective businesses or the ownership, operation or leasing of their respective properties makes such qualification necessary. The Seller has previously delivered or made available to the Buyer true and complete copies of the organizational documents or comparable governing instruments (including all amendments to each of the foregoing) of the Company as in effect on the date hereof.

      Section 2.2 Authority Relative to this Agreement. Each of the Seller and the Company has all necessary corporate power and authority to execute and deliver


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

this Agreement, the Trademark License Agreement, the Transition Services Agreement, and the Escrow Agreement (collectively, the "Transaction Documents"), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other Transaction Documents by the Seller and the Company and the consummation by the Seller and the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Seller or the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby (other than, the approval of this Agreement by the holders of two-thirds of the outstanding shares of the Seller's Common Stock (the "Shareholder Approval"), and any filing or recordation required by the New York Business Corporation Law). The only vote of the holders of any class or series of capital stock of the Seller or the Company necessary to approve this Agreement and the transactions contemplated hereby is the Shareholder Approval. This Agreement and the other Transaction Documents have been or will be duly executed and delivered by each of the Seller and the Company and, assuming the due authorization, execution and delivery by the other parties hereto, each such agreement constitutes a legal, valid and binding obligations of such party, enforceable against such party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity) (the "Bankruptcy Exception").


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

      Section 2.3 Capitalization.

(a) The authorized capital stock of the Company consists of 30,000,000 shares of common stock, par value $.015 per share. As of the date hereof there are 10,696,988 of such shares issued and outstanding, not including treasury shares. At the Closing, Seller shall provide a Certificate of Secretary setting forth the number of shares of common stock of the Company issued and outstanding as of the Closing Date. The Company Shares have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this
Section 2.3 and except for the Company Shares, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options or other rights or agreements, either directly or indirectly, to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or (iv) additional classes of capital stock or other ownership interests in the Company. There are no preemptive rights, options, warrants, stock appreciation rights (or other securities that have their value tied to any other securities of the Company), or other rights, agreements, arrangements or commitments of any character to which the Seller or the Company is a party or by which the Seller or the Company is bound relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company.

(b) The Seller is the record and beneficial owner of the Company Shares, free and clear of any Liens other than Permitted Liens and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such shares) and such shares constitute 100% of the issued and outstanding shares of the Company. The Seller will transfer and deliver to the Buyer at the Closing valid title to the Company Shares free and clear of any Liens other than Permitted Liens) and any such limitation or restriction. The Company does not own, directly or indirectly, any equity or voting interest in, or otherwise control, any Person, and has no agreement or commitment to acquire any such equity or voting interest. For the Purposes of this Agreement, "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

      "Liens" shall mean any lien, security interest, mortgage, pledge, hypothecation, charge, preemptive right, voting trust, imposition, covenant,


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

condition, right of first refusal, easement or conditional sale or other title retention agreement or other restriction; provided, however, that Liens shall not include any Permitted Lien.

      "Permitted Lien" shall mean, (a) Liens imposed by any Governmental Entity for Taxes, assessments or charges not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (c) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; or (d) deposits to secure the performance of any or all of the following: bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

      Section 2.4 Consents and Approvals; No Violations. Except as set forth in
Section 2.4 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Seller or the Company, nor the consummation by the Seller or the Company of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the certificate or articles of incorporation, as the case may be, or by-laws of the Seller or the Company, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent under, any indenture, license, contract, agreement or other instrument or obligation to which the Seller or the Company is a party or by which either of them or any of their respective properties or assets are bound, (c) violate any order, writ, injunction, decree or award rendered by any Governmental Entity (as hereinafter defined) or any statute, rule or regulation (collectively, "Laws" and, individually, a "Law") applicable to the Seller or the Company or any of their respective properties or assets, or (d) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any domestic or foreign, federal, state or local governmental or regulatory authority, (a "Governmental Entity") or (e) result in the creation of a Lien on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation. The execution and delivery of this Agreement by the Seller and the Company do not, and the performance by the Seller and the Company of its obligations hereunder and the consummation of the


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

transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing by the Seller or the Company with or notification to, any Governmental Entity, except pursuant to those applicable requirements of the Exchange Act, the Securities Act, state securities or "blue sky" laws, the rules and regulations of The Nasdaq SmallCap Market ("Nasdaq"), state takeover laws, and any filing or recordation required by the New York Business Corporation Law as set forth in Section 2.4 of the Company Disclosure Schedule.

      Section 2.5 SEC Reports; Financial Statements.

(a) The Seller has timely filed all forms, reports, statements and documents required to be filed by it pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and other applicable Securities and Exchange Commission ("SEC") and Nasdaq rules and regulations (A) with the SEC and Nasdaq since December 31, 1999 (collectively, together with any such forms, reports, statements and documents the Seller may file subsequent to the date hereof until the Closing, the "Seller Reports") and (B) with any other Governmental Entities. Each Seller Report (i) was prepared in all respects in accordance with the requirements of the Securities Act, the Exchange Act, or the respective rules and regulations promulgated thereunder, or the rules and regulations of Nasdaq, as the case may be, and (ii) did not at the time it was filed (or, in the case of registration statements filed under the Securities Act, at the time of effectiveness) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law.

(b) Each of the financial statements (including, in each case, any notes thereto) contained in the Seller Reports was prepared in accordance with GAAP (except as may be permitted by Form 10-Q under the Exchange Act) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the financial position of the Seller as at the respective dates thereof and its results of operations, shareholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

(c) Except as and to the extent set forth or reserved against on the balance sheet


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

of the Seller as reported in the Seller Reports, including the notes thereto, the Seller has no liabilities or obligations of any nature (whether direct, indirect, known, unknown, accrued, unaccrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for immaterial liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2000.

(d) The Seller previously has delivered to the Buyer true and complete copies of the unaudited balance sheets of the Company as of December 31, 2000 and trial balance sheets as of June 30, 2001 (the "Balance Sheets"), together with an unaudited statement of income for the twelve (12) months ended June 30, 2001 (collectively the "Financial Statements"). The Financial Statements have been prepared from, are in accordance with and accurately reflect, the books and records of the Company, comply in all material respects with applicable accounting requirements, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved and fairly present, in all material respects, the financial position and the results of operations of the Company as of the times and for the periods referred to therein. For the purposes of this Agreement, "GAAP" shall mean United States generally accepted accounting principles. The parties acknowledge that the Seller does not allocate certain corporate expenses to the unaudited statements of its subsidiaries.

(e) The Financial Statements have all been prepared from the books and records of the Company in accordance with GAAP applied consistently throughout the periods involved. The books and accounts of the Company are complete and correct and fully and fairly reflect all of the transactions of the Company. The parties acknowledge that the Seller does not allocate certain corporate expenses to the unaudited statements of its subsidiaries.

      Section 2.6 Absence of Undisclosed Liabilities of the Company Except as and to the extent set forth or reserved against on the Financial Statements, including the notes thereto, the Company has no liabilities or obligations of any nature (whether direct, indirect, known, unknown, accrued, unaccrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for immaterial liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2000.

      Section 2.7 Absence of Certain Changes. Except as set forth in Section 2.7 of the Company Disclosure Schedule or as otherwise contemplated by


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this Agreement, since June 30, 2001, (a) there has not been any development or event that has had or, with respect to clause (ii) of this Section 2.7, could reasonably be expected to have, individually or in the aggregate, a Business Material Adverse Effect and (b) the Company has conducted its business in the ordinary course consistent with past practice and used reasonable efforts to preserve intact its business organizations and relationships with any Person and keep available the services of its present management and key employees. As used in this Agreement, the term "Business Material Adverse Effect" shall mean a material adverse change in, or effect on, (i) the business, prospects, financial condition or results of operations of the Company or (ii) the ability of either the Seller or the Company to perform its obligations under this Agreement. Notwithstanding the foregoing, a Business Material Adverse Effect shall not have occurred with respect to the financial condition or results of operations of the Company if (x) the Company has made at least $465,000 in Gross Profits, as hereinafter defined, for the three month period ending December 31, 2001 (the "Gross Profits Test") and (y) clients of the Company representing an aggregate amount of at least eighty-five percent (85%) of the Revenues of the Company for the nine month period ended September 30, 2001, have continued, as of the Closing Date, to actively assign accident claims to the Company and have not expressed their intention to cease assigning such claims to the Company (the "Client Test"). In the event that the Company has not made at least $465,000 in Gross Profits for the three month period ending December 31, 2001, the Closing Date will be delayed in accordance with the provisions of Section 6.1(b). In the event of such delay in the Closing Date, a Business Material Adverse Effect shall not be deemed to have occurred with respect to the financial condition or results of operations of the Company if (x) the Company has made at least $465,000 in Gross Profits for the three month period ending January 31, 2002 and
(y) clients of the Company representing an aggregate amount of at least eighty-five percent (85%) of the Revenues of the Company for the nine month period ended September 30, 2001, have continued, as of the Closing Date (as delayed in accordance with the provisions hereof and of Section 6.1(b)), to actively assign accident claims to the Company and have not expressed their intention to cease assigning such claims to the Company.

      The term "Gross Profits" shall mean the amount of gross billings to the Company's clients including fees paid by clients to the Company, less payments made by the Company to suppliers from such gross billings, plus net subrogation revenue (which shall be calculated as the difference between the amount collected on behalf of Company clients from a third party with respect to subrogation claims, less the amount actually credited or remitted to clients with respect to such claims). The term "Revenues" shall mean the amount of gross billings to the Company's clients


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including fees paid by clients to the Company plus subrogation revenue (which shall be calculated as the amount collected on behalf of Company clients from a third party with respect to subrogation claims). The Seller may substitute five percent (5%) of the Revenues of the Company for Revenues lost from departing clients for the purpose of meeting the requirements of the Client Test provided Buyer is satisfied that CARQUEST Corporation has entered into a written contract with the Company pursuant to which CARQUEST has engaged the Company to provide accident management and subrogation services for its full fleet of approximately 10,000 vehicles.

      Section 2.8 Litigation. Except as set forth in Section 2.8 of the Company Disclosure Schedule, there is no action, suit, proceeding or governmental investigation (each, a "Legal Proceeding") pending or, to the knowledge of the Seller or the Company, threatened against either of the Seller or the Company in respect of the Company (or in respect of the Seller, if such Legal Proceeding could reasonably be expected to effect Seller's ability to enter into this Agreement) by or before any court or Governmental Entity. There is no Legal Proceeding pending or, to the knowledge of the Seller or the Company, threatened, against either of the Seller or the Company in respect of the Company that questions the validity of this Agreement or any action taken or to be taken by the Seller or the Company in connection with the consummation of the transactions contemplated hereby. Except as set forth in Section 2.8 of the Company Disclosure Schedule, there is not outstanding or, to the knowledge of the Seller or the Company, threatened, any orders, judgments, decrees or injunctions issued by any Governmental Entity against, affecting or naming the Company (or the Seller, if it could reasonably be expected to effect Seller's ability to enter into this Agreement).

      Section 2.9 Compliance with Law. The Company is in compliance with all Applicable Laws, and neither the Seller nor the Company has notice or a reasonable basis to believe that the Company has in any material respect violated any such Applicable Law. The Company has all permits, licenses, and other governmental authorizations, consents, and approvals necessary to conduct its business as currently conducted (collectively, the "Permits"). All of the Permits are identified in Section 2.9 of the Company Disclosure Schedule. The Company is not in violation of the terms of any Permit, nor has the Company engaged in any activity that is reasonably likely to cause revocation or suspension of any such Permit and no action or proceeding looking to or contemplating the revocation or suspension of any such Permit is pending or, to the Seller's knowledge, threatened. For the purposes of this Agreement, the term "Applicable Law" shall mean any domestic or foreign federal, state or local statute, law (including common law), ordinance, rule, administrative


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interpretation, regulation, order, judgment, award, injunction, writ or decree applicable to the parties or the provisions of this Agreement.

      Except as set forth in Section 2.9 of the Company Disclosure Schedule, the Company and, to the knowledge of the Seller, each Person acting as an agent of the Company has, since January 1, 1998, complied in all material respects with Applicable Laws, having the purpose or effect of prohibiting unlawful discrimination against customers or potential customers and, to the knowledge of the Seller, the Company has not received any complaints from any Person or Governmental Entity that the Company or any Person acting as an agent of the Company has engaged in any unlawful discrimination.

      Section 2.10 Employee Benefit Plans.

(a) Section 2.10(a) of the Company Disclosure Schedule sets forth a correct and complete list of all 401(k), equity compensation, incentive compensation, stock incentive plans, vacation, bonus or other incentive plans, all other employee programs, arrangements or agreements (including, without limitation, all employment, termination or severance agreements), all medical, vision, dental or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, in each case, that is maintained, sponsored or contributed to or required to be contributed to by Seller or the Company or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with Seller or the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which Seller or the Company or an ERISA Affiliate is a party, whether written or oral, (collectively, the "Seller Benefit Plans"). Except as set forth in Section 2.10(a) of the Company Disclosure Schedule, neither Seller nor the Company sponsors or contributes to any other employee plans (including employee benefit plans) or programs including pension, retirement, profit sharing, deferred compensation, employee stock ownership, or severance plans or programs, and neither the Seller nor the Company has made any commitment to establish any new plan or program or modify any existing plan or program.

(b) Except as disclosed in Section 2.10(b) of the Company Disclosure Schedule, all the Seller Benefit Plans and the related trusts comply with and have been administered in all material respects in compliance with, their terms, ERISA, the Code, and Applicable Laws. Seller has not received any written notice from any Governmental Entity questioning or challenging such compliance or administration.


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

(c) Except as disclosed in Section 2.10(c) of the Company Disclosure Schedule, there are no unresolved claims or disputes under the terms of, or in connection with, a Seller Benefit Plan other than routine claims for benefits which are payable in the ordinary course, and no material litigation or proceeding has been commenced or is expected to be commenced with respect to any Seller Benefit Plan.

(d) No Seller Benefit Plan is subject to Title IV of ERISA. No material liability under Title IV or Section 302 of ERISA has been incurred by the Seller, the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Seller, the Company or any ERISA Affiliate of incurring any such liability.

(e) Each Seller Benefit Plan intended to be "qualified" within the meaning of
Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code and, to the Seller's knowledge, no condition exists that would reasonably be likely to adversely affect such qualification.

(f) Except as disclosed in Section 2.10(f) of the Company Disclosure Schedule, no Seller Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for Employees or former employees of the Company for periods extending beyond their retirement or other termination of service, other than coverage mandated by Applicable Law.

(g) Except as disclosed in Section 2.10(g) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee of the Company to severance pay, unemployment compensation or any other payment, including without limitation any payment under any employment contract between any Employee and Seller or the Company, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of compensation or awards due any such Employee or former employee or (iii) cause any compensation or payment to any Employee to not be deductible for federal income tax purposes by virtue of Sections 280G or 4999 of the Code.

(h) Neither Seller nor any ERISA Affiliate has contributed to or been obligated to contribute to a "multi-employer plan" (within the meaning of Section 3(37) of ERISA).

      Section 2.11 Labor and Employment Matters.

(a) Schedule 2.11(a) contains a correct and complete list of all employees of the Company ("Company Employees") and, as separately designated on Schedule 2.11(a), employees of Seller or Seller's Affiliates, who perform essential services for the Company ("Service Employees") as of the date of this Agreement, specifying for each person his or her job title and rate of annual base salary and target annual bonus opportunity (Company Employees and Service Employees collectively, "Employees"). Except as disclosed in Section 2.11(a) of the Company Disclosure Schedule or otherwise provided pursuant to this Agreement, the employment of all Company Employees is terminable at will by the Company without any penalty or severance obligation of such employer entity. Except as set forth in Section 2.11(a) of the Company Disclosure Schedule, (i) neither the Company nor the Seller is a party to any union agreement or collective bargaining agreement or work rules or practices agreed to with any labor organization or employee association and, to the knowledge of the Seller and the Company, no attempt to organize any of the Employees or any employees of Seller has been made or is pending, (ii) since January 1, 1998, the Company and the Seller have not had any Equal Employment Opportunity Commission charges or other claims of employment discrimination made against it, (iii) since January 1, 1998, no state wage and hour department investigations have been made of the Company or the Seller, (iv) since January 1, 1998, there has been no labor strike, dispute, slowdown, stoppage or lockout against or affecting the Company or the Seller, (v) no unfair labor practice charge or complaint against the Company or the Seller is pending before the National Labor Relations Board or any similar Governmental Entity, and (vi) there are no written personnel policies, rules or procedures applicable to any Employees of the Company, other than those set forth in Section 2.11(a) of the Company Disclosure Schedule, true and correct copies of which have heretofore been delivered to the Buyer. Except as set forth in Section 2.11 (a) of the Company Disclosure Schedule, there are no employment contracts or severance agreements with any Employees or independent contractors of the Company.

(b) Since the enactment of the Worker Adjustment and Retraining Notification ("WARN") Act, there has not been (i) a "plant closing" (as defined in the WARN
Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or the Seller; or
(ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or the Seller; nor has the Company or the Seller been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in Section 2.11(b) of the Company Disclosure Schedule, the Company or the Seller has not suffered an "employment loss" (as defined in the WARN Act) since 3 months prior to the date of this Agreement.

      Section 2.12 Taxes.

(a) Except as set forth in Section 2.12 of the Company Disclosure Schedule:

      (i) The Company (i) has timely filed (or caused to be filed when due) with the appropriate taxing authorities all material Tax Returns (as hereinafter defined) required to be filed by it and all such Tax Returns are true, correct and complete, (ii) has paid all Taxes (as hereinafter defined) due and payable by it, and (iii) is a "C" corporation for federal tax purposes, and (iv) established in the most recent Financial Statements reserves that are adequate for the payment of any Taxes not yet due and payable;

      (ii) The Seller has prior to the date hereof provided to the Buyer copies of all Tax Returns applicable to the Company;

      (iii) There are no outstanding agreements extending or waiving the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due for any taxable period with respect to any Tax for which the Company may be subject or liable;

      (iv) There is not now pending, nor to the knowledge of each the Seller and the Company is there any threat of an audit, assessment, collection, suit, action, administrative proceeding, investigation or other proceeding by any Governmental Entity relating to (i) any Taxes due from or with respect to the Company, or (ii) any Tax Return of or with respect to the Company;

      (v) There are no Liens for Taxes upon the assets or properties of the Company, except for statutory Liens for current Taxes not yet due;

      (vi) The Company (i) is not a party to, bound by, or obligated under any agreement relating to the sharing or allocation of Taxes or indemnification agreement with respect to Taxes or any similar contract or arrangement and (ii) has no potential liability or obligation to any Person as a result of, or pursuant to, any such agreement, contract or arrangement;

      (vii) The Company has not agreed, nor is it required to make, any adjustment under Sections 446(e) or 481(a) of the Code (or any similar provision of state, local or foreign law) by reason of a change in accounting method or otherwise for any Tax period for which the applicable federal statute of limitations has not expired;

      (viii) The Company has not received a ruling from any Tax authority, nor has it entered into any closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) or any other agreement with similar Tax purposes;

      (ix) The Company has complied with all applicable laws relating to the withholding of Taxes and has timely withheld and paid over to the relevant Tax authority all amounts required to be so withheld and paid over for all periods under all applicable laws, including withholding in connection with payments to employees, independent contractors, creditors, partners, stockholders or other third parties;

      (x) The Company has not been a member of any federal, state, local or foreign consolidated, unitary, combined or similar group other than the group in which Seller (or its Affiliates) is the common parent;

      (xi) The Company has not filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) or agreed to have Section 341(f)(2) of the Code apply to the disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company;

      (xii) No jurisdiction where the Company does not file a Tax Return has made a Claim that the Company is required to file a Tax Return for such jurisdiction;

      (xiii) and the deduction of any amount payable or benefit provided pursuant to the terms of any plan, agreement or arrangement, whether written or oral, of the Company will not be subject to disallowance under
      Section 162(a)(1), 162(m) or 280G of the Code;

      (xiv) No person is entitled to receive any "gross-up" payment from the Company in the event that the excise tax of Section 4999(a) is imposed on such Person;

      (xv) Since the date of the Financial Statements, the Company has not incurred any liability for Taxes other than in the ordinary course of business; and

      (xvi) No power of attorney is currently in force with respect to any matter relating to Taxes of the Company.

(b) For the purpose of this Agreement, (i) the term "Tax" or "Taxes" shall mean
(x) any taxes, customs, duties, levies, fees or other like assessment or charge of any kind whatsoever imposed by any Governmental Entity (including, but not limited to, any taxes on or with respect to net or gross income, gross receipts, franchise, profits, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, real or personal property, gains, estimated taxes, rent, excise, occupancy, recordation, bulk transfer, intangibles, alternative or added minimum, real property, doing business, or any disability insurance contributions, unemployment insurance contributions or workers' compensation contributions), together with any interest thereon, penalties, fines, fees, additions to tax or additional amounts with respect thereto, imposed by the United States (federal, state or local) or other applicable jurisdiction; (y) any liability for the payment of any amounts described in (x) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor or successor liability and (z) any liability for the payments of any amounts as a result of being a party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (x) or (y). (ii) "Tax Return" shall mean all returns, reports, statements, declarations, estimates and forms or other documents (including any related or supporting information) required to be filed by, or on behalf of the Company with respect to Taxes; and (iii) the term "Code" shall mean the Internal Revenue Code of 1986, as amended.

      Section 2.13 Contracts.

(a) Except with respect to body shop agreements, a list of which will be provided by Seller to Buyer as soon as practicable after the execution and delivery of this Agreement in accordance with the terms of Section 4.21 hereof,
Section 2.13(a) of the Company Disclosure Schedule contains a correct and complete list of all Contracts pursuant to which the Company is a party to or bound by; and

      (i) have a duration of three months or more and are not terminable without penalty upon 60 days or less prior written notice by any party;

      (ii) require or could reasonably be expected to require any party thereto to pay $15,000 or more in any twelve month period, or $50,000 or more in the aggregate;

      (iii) require or could require any severance or retention payments to Employees after the Closing Date;

      (iv) contain any restrictive covenant, confidentiality or non-competition agreement;

      (v) constitute a lease or license of any Intellectual Property from any third party;

      (vi) regard the employment, services, consulting, termination or severance from employment of any director, officer, Employee, Company Employee, or other Person;

      (vii) constitute a trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money or a leasing transaction of the type required to be capitalized in accordance with GAAP;

      (viii) constitute an agreement of guarantee, support, indemnification, assumption or endorsement of, or any other similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person (except for checks endorsed for collection);

      (ix) any contract with non-standard payment terms, in each case;

      (x) limit the freedom of the Company to engage in any line of business or to compete with any other corporation, partnership, limited liability company, trust, individual or other entity, or any confidentiality, secrecy or non-disclosure Contract or any Contract that may be terminable as a result of the Buyer's status as a competitor of any party to such Contract;

      (xi) are with an Affiliate or are between the Company and an Affiliate(s) (including the Seller), on one hand, and a third party, on the other hand (the "Joint Contracts");

      (xii) provide for a joint venture or partnership with any other Person;

      (xiii) are not in writing, true and correct summaries of which have been provided to Buyer;

      (xiv) constitute a contract entered into by the Company other than in the ordinary course consistent with past practice; or

      (xv) has granted or been granted forgiveness or waived or been granted a waiver of any rights or obligations under such Contract.

(b) Except as set forth in Section 2.13(b) of the Company Disclosure Schedule:
(i) all of the Contracts are valid and binding and are in full force and effect, the Company is not in default under, and no event has occurred which, with the passage of time or giving of notice or both, would result in the Company being in default under, any of the terms of the Contracts, (ii) none of the Contracts requires the consent of any other party thereto in connection with the transactions contemplated by this Agreement, (iii) none of the Contracts contains a change of control provision that would either prohibit the transactions contemplated by this Agreement or require the consent of any third party; (iv) the Company is a party to a written agreement with all suppliers of goods and services to the Company and (v) there exists no default or event of default or event, occurrence, condition or act, with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Contract. True, correct and complete copies of all Contracts have been delivered to the Seller.

(c) For the purpose of this Agreement the term "Contract" means any written or oral agreement, arrangement, commitment, contract, indenture, instrument, lease or obligation of any kind or character to which the Company is a party or that is binding on the Company or its assets or business.

      Section 2.14 Real Property. Section 2.14 of the Company Disclosure Schedule sets forth a list of all real property leased or subleased by or on behalf of the Company along with all documentation and amendments related thereto (the "Real Property Lease") and includes the expiration date of any Real Property Lease. The Company does not own any real property.

      Section 2.15 Intellectual Property.

(a) As used herein, the term "Intellectual Property" means (i) all trade names, trademarks, service marks, product designations, trade dress, logos, slogans, and designs and general intangibles of a like nature together with goodwill, all registrations and applications related to the foregoing (collectively, "Trademarks") set forth in Section 2.15(a) of the Company Disclosure Schedule;
(ii) the Internet domain names set forth in Section 2.15(a) of the Company Disclosure Schedule; (iii) the patents, patent applications, disclosures of inventions and the patents issued upon patent applications or based upon such invention disclosures (collectively, "Patents") set forth in Section 2.15(a) of the Company Disclosure Schedule; (iv) the copyrights, copyright registrations and copyright applications (collectively, "Copyrights") set forth in Section 2.15(a) of the Company Disclosure Schedule; (v) all copies of computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form, databases and compilations, including any and all data and collections of data, all documentation, including user manuals and training materials, related to any of the foregoing and the content and information contained on any Web site other than mass market software licensed to the Company that is available in consumer retail stores or otherwise commercially available and subject to "shrink-wrap", "click-through" or other standard form license agreements (collectively, "Software") and (vi) the confidential information, technology, know-how, inventions, processes, formulae, algorithms, models and methodologies (such confidential items collectively, "Trade Secrets"), in the case of each of (i) through (vi) of this paragraph, held for use or used in or related to the business of the Company as conducted as of the Closing Date (including all documentation relating thereto) or as contemplated to be conducted and any licenses to use any of the foregoing.

(b) Section 2.15(b) of the Company Disclosure Schedule sets forth, for all Intellectual Property owned directly or indirectly, or licensed, leased or otherwise used, by the Company, a complete and accurate list, of all U.S. and foreign: (i) patents and patent applications; (ii) trademark and service mark registrations (including Internet domain name registrations owned directly or indirectly by either the Company), trademark and service mark applications and material unregistered trademarks and service marks; and (iii) copyright registrations, copyright applications and material unregistered copyrights.

(c) Section 2.15(c) of the Company Disclosure Schedule lists all contracts for material Software which is licensed, leased or otherwise used by the Company, and all Software which is owned by the Company ("Proprietary Software"), and identifies which Software is owned, licensed, leased, or otherwise used, as the case may be.

(d) Section 2.15(d) of the Company Disclosure Schedule sets forth a complete and accurate list of all material agreements granting or obtaining any right to use or practice any rights under any Intellectual Property, to which the Company is a party or otherwise bound, as licensee or licensor thereunder, including, without limitation, license agreements, settlement agreements and covenants not to sue (collectively, the "License Agreements").

(e) Except as set forth in Section 2.15(e) of the Company Disclosure Schedule or as would not individually or in the aggregate have a Business Material Adverse Effect on the Company:

      (i) The Company owns or has the right to use all Intellectual Property, free and clear of all Liens other than Permitted Liens;

      (ii) Any Intellectual Property owned by the Company, the Seller or any of their respective Affiliates and used by the Company, has been duly maintained, is valid and subsisting, in full force and effect and has not been cancelled, expired or abandoned;

      (iii) Any Intellectual Property used by the Company but not owned by the Company, the Seller or any of their respective Affiliates has been duly maintained, is valid and subsisting, in full force and effect and has not been cancelled, expired or abandoned;

      (iv) Neither the Seller nor the Company has received written notice from any third party regarding any actual or potential infringement by the Company of any intellectual property of such third party, and the Company has no knowledge of any basis for such a claim against the Company;

      (v) Neither the Seller nor the Company has received written notice from any third party regarding any assertion or claim challenging the validity of any Intellectual Property owned or used by the Company or any subsidiary of the Company and the Company has no knowledge of any basis for such a claim;

      (vi) The Company has not licensed or sublicensed its rights in any Intellectual Property, or received or been granted any such rights, other than pursuant to the License Agreements;

      (vii) No third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or used by the Company;

      (viii) The License Agreements are valid and binding obligations of the Company, enforceable in accordance with their terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally;

      (ix) The Company takes reasonable measures to protect the confidentiality of Trade Secrets including requiring third parties having access thereto to execute written nondisclosure agreements. No Trade Secret of the Company has been disclosed or authorized to be disclosed to any third party other than pursuant to a written nondisclosure agreement that the Company and the Seller reasonably believe adequately protects the Company's proprietary interests in and to such Trade Secrets;

      (x) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company's rights to own or use any of the Intellectual Property, nor will such consummation require the consent of any third party in respect of any Intellectual Property; and

      (xi) All Proprietary Software set forth in Section 2.15(c) of the Company Disclosure Schedule, was either developed (a) by employees of the Company within the scope of their employment; or (b) by independent contractors who have assigned all of their rights to the Company pursuant to written agreement.

(f) Except as set forth in Section 2.15(f) of the Company Disclosure Schedule, neither the Seller nor the Company:

      (i) has granted to any third party any exclusive rights of any kind (including, without limitation, exclusivity with regard to categories of advertisers on any World Wide Web site, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Intellectual Property), nor has the Seller or the Company granted any third party any right to market any of the Intellectual Property under any private label or "OEM" arrangements;

      (ii) has any outstanding sales or advertising contract, commitment or proposal (including, without limitation, insertion orders, slotting agreements or other agreements under which the Seller or the Company has allowed third parties to advertise on or otherwise be included in a World Wide Web site) that the Company currently expects to result in any material loss to the Company upon completion or performance thereof;

      (iii) has any oral contracts or arrangements for the sale of advertising or any other product or service; or

      (iv) employs any employee, contractor or consultant who, to the Company's knowledge, is in violation of any material term of any written employment contract, patent disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with the Company or, to the Seller's or the Company's knowledge, any other party because of the nature of the Business.

      Section 2.16 Year 2000 Compliance. The Company has not experienced any Year 2000 Compliance problems with respect to the Proprietary Software. As used herein, "Year 2000 Compliance", means for all dates and times, including, without limitation, dates and times after December 31, 1999 and in the multi-century scenario, when used on a stand-alone system or in combination with other software or systems: (i) the application system functions and receives and processes dates and times correctly without abnormal results; (ii) all date related calculations are correct (including, without limitation, age calculations, duration calculations and scheduling calculations); (iii) all manipulations and comparisons of date-related data produce correct results for all valid date values within the scope of the application; (iv) there is no century ambiguity; (v) all reports and displays are sorted correctly; and (vi) leap years are accounted for and correctly identified (including, without limitation, that 2000 is recognized as a leap year).

      Section 2.17 Environmental Compliance. Except as would not individually or in the aggregate have a Seller Material Adverse Effect: (a) the Company is in compliance with all applicable Environmental Laws; (b) the Company has all material Permits required under any applicable Environmental Laws and are in compliance with their respective requirements; and (c) there are no pending or, to Seller's knowledge, threatened claims under Environmental Laws against the Company. For the purposes of this Agreement, the term "Environmental Laws" shall mean each federal, state, local and foreign law and regulation relating to pollution, protection or preservation of human health or the environment including ambient air, surface water, ground water, land surface or subsurface strata, and natural resources, and including each law and regulation relating to emissions, discharges, releases or threatened releases of materials of environmental concern, or otherwise relating to the manufacturing, processing, distribution, use, treatment, generation, storage, containment (whether above ground or underground), disposal, transport or handling of materials of environmental concern, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure and reporting requirements respecting materials of environmental concern.

      Section 2.18 Affiliate and Non-Arm's Length Transactions. Since January 1, 1999, the Company has not made any payment or loan to, or borrowed any moneys from or is otherwise indebted to, any officer, director, Employee, Company Employee, shareholder, Affiliate of the Company or any other Person not dealing at arm's length with the Company, except as disclosed in Section 2.18 of the Company Disclosure Schedule and except for usual employee reimbursements and compensation paid in the ordinary course. Except as described in Section 2.18 of the Company Disclosure Schedule and except for Contracts of employment, the Company is not a party to any Contract with any officer, director, Employee, shareholder or Affiliate of the Company or any other Person not dealing at arm's length with the Company. Except as described in Section 2.18 of the Company Disclosure Schedule, neither Seller nor any officer, director or shareholder of the Company and no entity which is an Affiliate of one or more of such individuals: (a) owns, directly or indirectly, any interest in (except for shares representing less than 1% of the outstanding shares of any class or series of any publicly traded company), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor of the Company or a lessor, lessee, supplier, distributor, sales agent or customer of the Company; (b) owns, directly or indirectly, in whole or in part, any property used in the operation of the business of the Company; or (c) has to the knowledge of the Seller or the Company any cause of action or other claim whatsoever against, or owes any amount to, the Company, except for any claims in the ordinary course such as for accrued vacation pay and accrued benefits under any employee plans. Section 2.18 of the Company Disclosure Schedule contains a complete and correct list as of the date hereof of all Contracts, transfers of assets or liabilities or commitments or transactions, whether or not entered into in the ordinary course, to or by which the Company, on the one hand, and the Seller, an Affiliate of the Seller or any officer, director, employee or shareholder of the Seller, an Affiliate of the Seller or the Company, on the other hand, are a party or are otherwise bound or affected that (i) are currently pending or in effect or (ii) involve continuing liabilities and obligations. For the purposes of this Agreement, the term "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

      Section 2.19 Guarantees. Except as set forth in Section 2.19 of the Company Disclosure Schedule, neither the Seller nor any other third party (including any Affiliate) has guaranteed the duties, performance, or obligations (financial or otherwise) of the Company for the benefit of any Person. Except as set forth in Section 2.19 of the Company Disclosure Schedule, the Company has not guaranteed the duties, performance or obligations (financial or otherwise) of any Person.

      Section 2.20 Customers. Section 2.20 of the Seller's Disclosure Schedule sets forth the twenty (20) largest customers (each a "Material Customer") of the Company as of the date hereof, based on gross revenues received from each such customer during such period. Neither Seller nor the Company has received written notice, or to Seller's knowledge any oral notice, from any Material Customer that such Material Customer is canceling or otherwise substantially reducing its usage or purchase of the products and services of the Company. Except as set forth in Section 2.20 of the Company Disclosure Schedule, the Company has a written agreement with each Material Customer.

      Section 2.21 Brokers; Finders and Fees. The Seller has not employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby.

      Section 2.22 Accounts Receivable. All information set forth in the June 30, 2001 balance sheet with respect to accounts receivable of the Company is true, accurate and complete as June 30, 2001, and since that date up to and including the Closing Date there has been no material adverse change with respect to the amount, validity, or collectibility of accounts receivable of the Company, except for increases or decreases in the amount of accounts receivable due to the continued operation of the Company in its ordinary course of business. Such accounts receivables are, and at the Closing Date, to the extent not theretofore collected, will be, valid and existing evidence of monies due for services performed or goods sold.

      Section 2.23 Insurance. The Company is presently insured, and since its inception has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of the Company, in the Company's reasonable estimation, provide adequate coverage against loss. The Company has furnished to the Buyer a complete and correct list as of the date hereof of all insurance policies maintained by the Company, and has made available to the Buyer complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. The Company has complied in all material respects with the terms of such policies.

      Section 2.24 Properties/Assets/Liabilities. The Company has good and marketable title, free and clear of all Liens to all of its properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Financial Statements as being owned by Company as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of the Financial Statements,
(ii) Liens disclosed in the notes to the Financial Statements, and (iii) Liens arising in the ordinary course of business after the date of the Financial Statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business, held under leases or sub-leases by Company are held under valid instruments enforceable in accordance with their respective terms, subject to the Bankruptcy Exception. All of Company's equipment in regular use which is needed for the operation of Company has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted. The Company has good and marketable title, free and clear of all Liens to all assets necessary to conduct the Business as such are being conducted on the date of this Agreement and proposed to be conducted, and such assets are not owned or held by any other Person. A list of all such assets having a value in excess of $1,000 is set forth on Section 2.24 of the Company Disclosure Schedule. A list of all Assets and Liabilities of the Company that are to be transferred from the Company to the Seller and/or a Seller's subsidiary is set forth in Section 2.24 of the Company Disclosures Schedule and labeled "Transferred Assets/Liabilities".

      Section 2.25 Certain Business Practices. None of the Company, the Seller or any of their respective directors, officers, agents or employees (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

      Section 2.26 New York Business Corporation Law. The board of directors of the Seller has approved this Agreement and the Voting Agreements, and such approval is sufficient to render inapplicable to this Agreement and the Voting Agreements and the transactions contemplated by this Agreement and the Voting

Agreements, the provisions of Sections 909 and 912 of the New York Business Corporation Law. To the Knowledge of the Seller and the Company, no other state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, the Voting Agreements or the transactions contemplated by this Agreement and the Voting Agreements. The Seller's shareholder rights plan ("poison pill") has been rendered inapplicable to the transactions contemplated by this Agreement and the Voting Agreements. No other "control share acquisition," "fair price," "moratorium" or other antitakeover laws or regulations enacted under U.S. state or federal laws apply to this Agreement or the Voting Agreements.

      Section 2.27 Business Activity Restriction. There is no non-competition or other similar agreement, commitment, order of any Governmental Entity to which the Seller or the Company is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of the Business by the Company before or after the Closing. The Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

      Section 2.28 Privacy. The Company is, and has always been, in compliance with its then-current privacy policy, including those posted on the Company's Web site(s). The Company has conducted its business and maintained its data at all times in accordance with all applicable Federal, state and other laws, including, but not limited to, those relating to the use of information collected from or about consumers. The Company is, and has always been, in compliance with its customers' privacy policies, when required to do so by contract.

      Section 2.29 Bank Accounts. Section 2.29 of the Company Disclosure Schedule sets forth a complete list of all bank accounts, savings deposits, money-market accounts, certificates of deposit, safety deposit boxes, and similar investment accounts with banks or other financial institutions maintained by or on behalf of the Company showing the depository bank or institution address, appropriate bank contact personnel, account number and names of signatories.

      Section 2.30 Disclosure. No representation or warranty by the Seller or the Company in this Agreement and no statement contained in any document or other writing furnished or to be furnished to the Buyer or its representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements made herein or therein not misleading. There has been no event or transaction (other than the transactions contemplated hereby and the matters related thereto) which has occurred or information which has come to the attention of the Seller or the Company (other than events or information relating to economic conditions of general public knowledge) which could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to prevent or impair the ability of the Company, after the Closing, to carry on the Business in the same manner as it is presently being conducted.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer hereby represents and warrants to the Seller as follows:

      Section 3.1 Organization; Etc. The Buyer is (i) a limited liability company validly existing and in good standing under the laws of Delaware, (ii) has all requisite corporate power and authority to own, lease and operate its respective properties and assets and to carry on its business as it is now being conducted, and (iii) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties makes such qualification necessary.

      Section 3.2 Authority Relative to this Agreement. The Buyer has all necessary corporate power and authority to execute and deliver the Transaction Documents, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the other Transaction Documents by the Buyer and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents have been or will be duly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery by the other parties hereto, each such agreement constitutes a legal, valid and binding obligations of such party, enforceable against such party in accordance with its terms, subject to the Bankruptcy Exception.

      Section 3.3 Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement by the Buyer making the Closing Payment nor the consummation by the Buyer of the transactions contemplated hereby and thereby will (a) conflict with or result in any breach of any provision of the limited liability company agreement or by-laws of the Buyer, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent under, any indenture, license, contract, agreement or other instrument or obligation to which the Buyer is a party or by which it or any of its properties or assets may be bound, (c) violate any order, writ, injunction, decree or award rendered by any Governmental Entity or Laws applicable to the Buyer, any of their respective subsidiaries or any of their respective properties or assets, or (d) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Entity.

      Section 3.4 Brokers; Finders and Fees. Neither the Buyer nor any of its Affiliates has employed any investment banker, broker or finder or incurred any liability for any investment banking, financial advisory or brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby.

      Section 3.5 Investment Representations. The Buyer understands that as of the Closing Date, the Company Shares will not have been registered under the Securities Act. The Buyer also understands that the Company Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Buyer's representations contained in the Agreement. The Buyer hereby represents and warrants that it is an "accredited investor" within the meaning of the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act").

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

      Section 4.1 Conduct of Business of the Seller. During the period from the date of this Agreement to the Closing Date, except (x) as otherwise contemplated by this Agreement or the transactions contemplated hereby, (y) for those matters set forth in Section 4.1 of the Company Disclosure Schedule, or (z) consented to by the Buyer in writing, the Company shall, and Seller shall cause the Company to, conduct the business of the Company as follows:

(a) The business of the Company shall be conducted in the same manner as heretofore conducted and only in the ordinary course, and Seller shall cause the Company to use its commercially reasonable best efforts to preserve the business organization of the Company intact, keep available the services of the current officers and employees of the Company and maintain the existing relations with customers, suppliers, creditors, business partners, landlords, employees and others having business dealings with the Company. The Company shall not institute any new methods of purchase, sale, lease, management, accounting or operation or engage in any transaction or activity other than minor changes in the ordinary course of business and consistent with past practice;

(b) The Company shall not: (i) amend its articles of incorporation or by-laws or similar organizational documents, (ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock; (iv) split, combine or reclassify any shares of any class or series of its stock; or (v) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

(c) The Company shall not organize any new subsidiary or acquire any capital stock or other equity securities, or equity or ownership interest in the business, of any other Person;

(d) The Company shall not modify, amend or terminate any of the Contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

(e) The Company shall not: incur or assume any long-term debt, or except in the ordinary course of business, incur or assume short-term indebtedness from the date hereof until the Closing; pay, repay, discharge, purchase, repurchase or satisfy any indebtedness issued or guaranteed by the Company, except as required by the terms thereof; modify the terms of any indebtedness or other liability; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; make any loans, advances or capital contributions to, or investments in, any other Person; enter into any material commitment or transaction (including any capital expenditure or purchase, sale or lease of assets or real estate); write down the value of any inventory or write off as uncollectible any notes or accounts receivable except in the ordinary course of business consistent with past practice, dispose of or permit to lapse any rights to any Intellectual Property or change any of the banking or safe deposit arrangements described or referred to in the Company Disclosure Schedules;

(f) The Company shall not lease, license, mortgage, pledge or encumber any assets other than in the ordinary course of business and consistent with the past practice or transfer, sell or dispose of any assets other than in the ordinary course of business and consistent with past practice or dispose of or permit to lapse any rights to any Intellectual Property;

(g) The Company shall not make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than normal recurring increases in the ordinary course of business of wages payable to employees who are not officers or directors or Affiliates of the Company) or to Persons providing management services, or enter into or amend any employment, severance, consulting, termination or other agreement with, or employee benefit plan for, or make any loan or advance to, any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

(h) The Company shall not (i) pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or Affiliate or pay or agree to pay or make any accrual or arrangement for payment to any officer, director, employee or Affiliate of any amount relating to unused vacation days, except to the extent the Company is unconditionally obligated to do so on the date hereof, (ii) adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present, except to the extent the Company is unconditionally obligated to do so on the date hereof, or
(iii) amend in any material respect any such existing plan, agreement or arrangement or any Seller Benefit Plan in a manner inconsistent with the foregoing;

(i) The Company shall not permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice and consent of Purchaser;

(j) The Company shall not enter into any contract or transaction relating to the purchase of assets other than in the ordinary course of business consistent with past practices;

(k) The Company shall not pay, repurchase, discharge or satisfy any of its claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Financial Statements or incurred since the Balance Sheet date in the ordinary course of business;

(l) The Company shall not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

(m) The Company shall not (i) change any of the accounting methods used by it unless required by GAAP or (ii) make any election relating to Taxes, change any election relating to Taxes already made, adopt any accounting method relating to Taxes, change any accounting method relating to Taxes unless required by GAAP, enter into any closing agreement relating to Taxes, settle, compromise or agree to any adjustment of any Tax attribute or any claim or assessment relating to any Taxes, Tax Return or Tax Claim, surrender any right to claim a refund of Taxes, file any amended Tax Return, or consent to any waiver of the statute of limitations for any such claim or assessment;

(n) The Company shall not take, or agree to or commit to take, any action that would or is reasonably likely to result in any of the conditions to the Closing set forth in Article V not being satisfied, or would make any representation or warranty of the Seller contained herein inaccurate in any respect at, or as of any time prior to, the Closing Date, or that would materially impair the ability of the Company, the Buyer, or the Seller to consummate the Closing in accordance with the terms hereof or materially delay such consummation;

(o) The Company shall not enter into any agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose or announce an intention to do, any of the foregoing; and

(p) The Company shall provide such standard periodic reports (produced by Seller or the Company in the ordinary course of their business) to Buyer as reasonably requested by Buyer and permit site visits by Buyer's representatives for purposes of ongoing due diligence and for verifying compliance with the provisions of this Section 4.1.

      Section 4.2 Access to Information for the Buyer. From the date of this Agreement to the Closing, the Seller shall (i) give the Buyer and its authorized representatives reasonable access to all books, records, documents, personnel, offices and other facilities and properties of the Company, its attorneys, and its accountants, (ii) permit the Buyer to make such copies and inspections thereof as the Buyer may reasonably request and (iii) cause the officers of the Company to furnish the Buyer with such financial and operating data and other information with respect to the business and properties of the Company as the Buyer may from time to time reasonably request; provided, however, that any such access shall be conducted at the Buyer's expense, during normal business hours, under the supervision of the personnel of the Company and in such a manner as to maintain the confidentiality of this Agreement and the transactions contemplated hereby and not to interfere unreasonably with the normal operation of the business of the Company.

      Section 4.3 Consents; Cooperation. Each of the parties shall cooperate and use its commercially reasonable efforts to make all filings and obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties necessary to consummate the transactions contemplated by this Agreement.

      Section 4.4 Commercially Reasonable Efforts. Each of the parties shall cooperate and use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

      Section 4.5 Public Announcements. Prior to the Closing, except as otherwise agreed to by the parties, the parties shall not issue any report, statement or press release or otherwise make any public statements with respect to this Agreement or the Preferred Stock Purchase Agreement and the transactions contemplated thereby, except as in the reasonable judgment of a party may be required by law or in connection with its obligations as a publicly-held, exchange-listed company, in which case the parties will use their best efforts to reach mutual agreement as to the language of any such report, statement or press release. Upon the Closing, the parties will consult with each other with respect to the issuance of a joint report, statement or press release with respect to this Agreement and the transactions contemplated hereby.

      Section 4.6 Tax Matters.

(a) Tax Treatment

      (i) The Buyer, or its Affiliate, and the Seller, if so instructed by the Buyer, shall jointly make a timely election under Section 338(h)(10) of the Code (and any comparable elections under state and local income tax law) with respect to the sale and acquisition of the Company pursuant to this Agreement (individually, any such election referred to herein as an "Election" and collectively, such elections referred to herein as the "Election").

In connection with the Elections, as promptly as practicable following the Closing Date, the Buyer shall provide the Seller a proposed determination of the amount of the "Aggregate Deemed Sales Price" and the "Adjusted Grossed Up Basis" (each, as defined under applicable Treasury Regulations) with respect to the Company and (ii) a proposed allocation of each such Aggregate Deemed Sales Price and Adjusted Grossed Up Basis among the assets of the Company, which allocations shall be made in accordance with Sections 338 of the Code and any applicable Treasury Regulations (the "Allocation Statement"). Within 30 days following such provision, the Seller shall have the right to object to the Allocation Statement and if it so objects, it shall notify the Buyer (in such written notice) of such disputed item or items and the basis for its objection. If the Seller does not object by written notice within such period, the Allocation Statement shall be deemed to have been accepted and agreed upon, and final and conclusive for all purposes of this Agreement. The parties hereto shall act in good faith to resolve any such dispute prior to the date on which the Elections are required to be filed with the appropriate Taxing authority. If the parties hereto cannot resolve any disputed item, the item in question shall be resolved by an independent accounting firm mutually acceptable to the Buyer and the Seller (the "Accounting Firm") as promptly as practicable. The fees and expenses of the Accounting Firm shall be borne equally by the Seller and the Buyer. The Seller and the Buyer, and its Affiliates, (1) shall be bound by the determinations and the Allocation Statement determined pursuant to this paragraph consistently therewith for purposes of determining any Taxes; (2) shall prepare and file all Tax Returns to be filed with any Tax authority in a manner consistent with the Allocation Statement; and (3) shall take no position inconsistent with the Allocation Statement in any Tax Return, any proceeding before any Tax authority or otherwise. In the event that the Allocation Statement is disputed by any Tax authority, the party receiving notice of such dispute shall promptly notify and consult with the other party hereto concerning resolution of such dispute.

      (ii) The Seller and the Buyer, and its Affiliates shall cooperate in the preparation and timely filing of (1) Forms 8023 with respect to the Elections (as defined above) and any comparable state or local forms or reports, and (2) to the extent permissible by or required by law, any corrections, amendments, or supplements thereto. To the extent necessary for the valid filing of any such corrections, amendments, supplements, forms or reports, the Seller and the Buyer shall cooperate in the timely execution thereof. Neither the Seller nor the Buyer shall, or shall permit any of their Affiliates (including the Company) to, take any action to modify any of the forms or reports (including any corrections, amendments, or supplements thereto) that are required for the making of the Elections or any comparable elections under state or local tax law after their execution or to modify or revoke any of the Elections following the filing of the Forms 8023 by the Seller without the written consent of the Seller and the Buyer, as the case may be.

(b) Tax Returns

      (i) The Seller shall prepare and timely file (or cause to be filed when due) all Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending on or before the Closing Date and the Seller shall pay (or cause to be paid) any and all Taxes due and payable in respect to such Tax Returns. All Tax Returns shall be prepared and filed in a manner that is consistent with the prior practice of the Company, except as required by applicable law.

      (ii) During the period from the date hereof to the Closing Date, the Seller shall cause the Company to: (i) timely file all Tax Returns required to be filed by it ("Post-Signing Tax Returns") and such Post-Signing Tax Returns shall be prepared in a manner consistent with past practice, (ii) timely pay all Taxes due and payable and (iii) promptly notify the Buyer of any federal or state income or franchise (or other material) Tax Claim, investigation or audit pending against or with respect to the Company in respect of any Tax matters (or any significant developments with respect to any ongoing Tax matters), including material Tax liabilities and material Tax refund claims. The Buyer shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable periods ending after the Closing Date and, subject to Sections 4.6(b)(iii) and 4.6(c), the Buyer shall pay (or cause to be paid) any Taxes due in respect of such Tax Returns.

      (iii) With respect to any Tax Return required to be filed by the Buyer for or on behalf of Company for or relating to any taxable year or period beginning on or before and ending after the Closing Date (a "Straddle Period"), the Buyer shall provide the Seller with a copy of such Tax Return and a statement specifying the amount of Tax shown on such Tax Return that is allocable to the Seller pursuant to Section 4.6(c) and (d) (the "Straddle Period Statement"), together with appropriate supporting information, at least forty-five (45) days prior to the due date (including any extension thereof) for the filing of such Tax Return. Such Tax Return shall be prepared in accordance with the past practice of the Company, if any, to the extent permissible under Applicable Law. The Seller shall pay the Buyer, in immediately available funds, the amount of Tax set forth on the Straddle Period Statement for which Seller is liable pursuant to Section 4.6(c) and (d) no later than 3 days prior to the due date of any such Tax Return.

      (iv) Seller shall not amend any Tax Return of or relating to the Company for any taxable year ending on or before the Closing Date or with respect to any Straddle Period without the consent of the Buyer, which consent shall not be unreasonably delayed or withheld.

(c) Indemnification

      (i) From and after the Closing Date, the Seller shall indemnify, defend and hold the Buyer, Buyer Indemnitees (as defined herein) and the Company harmless from and against all Buyer Damages (as defined herein) asserted against and will reimburse the Buyer, Buyer Indemnitees and the Company for any and all Buyer Damages incurred or suffered to the extent such Buyer Damages arise out of or are attributable or related to (without duplication):

            (1) all Taxes imposed on the Company relating or attributable to taxable periods ending on or prior to the Closing Date ("Pre-Closing Period") and, with respect to any period that begins on or before and that ends after the Closing Date (in each case, a "Straddle Period"), the portion of such Straddle Period deemed to end on and include the Closing Date (in the manner determined pursuant to Section 4.6(d));

            (2) all Taxes imposed on the Company under Section 1.1502-6 of the Treasury Regulations (and corresponding provisions of state, local or foreign law) as a result of being a member of any federal, state, local or foreign consolidated, unitary, combined or similar group for any tax period ending on or before, or that includes, the Closing Date;

            (3) all Taxes imposed on the Seller (or any or its Affiliates), and the Company relating or attributable to any election under Section 338 of the Code and any similar election under state or local law;

            (4) all Transfer Taxes for which Seller is liable pursuant to
            Section 4.6(f) of this Agreement;

            (5) the inaccuracy of any representation or warranty of the Seller contained in Section 2.12 of this Agreement;

            (6) the breach of any representation or warranty contained in
            Section 2.12 of this Agreement; and

            (7) the breach by Seller or failure of Seller to perform (or cause to have performed) any of the covenants made by it contained in
            Section 4.1(m) and this Section 4.6.

      (ii) From and after the Closing date, the Buyer shall indemnify, defend and hold the Seller and Seller Indemnitees (as defined herein) harmless from and against all Seller Damages (as defined herein) asserted against and will reimburse the Seller and Seller Indemnitees for any and all Seller Damages incurred or suffered to the extent such Buyer Damages arise out of or are attributable or related to Taxes imposed on the Company with respect to taxable periods beginning after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date (as determined pursuant to Section 4.6(d));

(d) Computation of Tax Liabilities. For purposes of Section 4.6(c), in order to apportion appropriately any Taxes relating to a Straddle Period, the parties hereto shall, to the extent permitted under applicable law, elect with the relevant Tax authority to treat for all Tax purposes the Closing Date as the last day of the taxable year or period of the Company. In any case where applicable law does not permit the Company to treat the Closing Date as the last day of the taxable year or period, the portion of any Taxes that are allocable to the portion of the Straddle Period ending on the Closing Date shall be:

      (i) in the case of Taxes that are either (A) based upon or related to income or receipts, or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount that would be payable if the taxable year or period ended on the Closing Date; and

      (ii) in the case of Taxes not described in Section 4.6(d)(i) that are imposed on a periodic basis and measured by the amount, value or level of any item (such as personal property taxes and real estate taxes), such Taxes shall be deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of calendar days in the Straddle Period ending on (and including) the Closing Date and the denominator of which is the number of calendar days in the entire relevant Straddle Period.

(e) Contest Provisions

      (i) After the Closing, each of the Buyer and the Company, on the one hand, and the Seller, on the other hand, (the "Recipient") shall promptly notify the chief tax officer (or other officer if no such position exists) of the other party in writing (including by telecopier) of the receipt by the Recipient of any written notice of any pending or threatened audits, notice of deficiency, proposed adjustment, assessment, examination or other administrative or court proceeding, suit, dispute or other similar claim (a "Tax Claim") received by Recipient from any Tax authority or any other party with respect to Taxes which, if determined adversely, could be grounds for indemnification under this Section 4.6; provided however, that a failure by the Buyer to give such notice shall not affect the Buyer's or Company's rights to indemnification under Section 4.6 unless and to the extent the Seller is materially and adversely prejudiced as a consequence of such failure.

      (ii) The Seller may elect to control the conduct, through counsel of the Seller's own choosing and at the Seller's own expense and with the participation of the Buyer, or any Tax Claim involving any asserted liability with respect to or relating to any Pre-Closing Period. If the Seller desires to elect to control any such Tax Claim, the Seller shall within 10 calendar days of receipt of the notice of asserted Tax liability notify Buyer in writing of its intent to do so. If the Seller properly elects to control such Tax Claim, then the Seller shall have all rights to settle, compromise and/or concede such asserted liability and the Buyer shall reasonably cooperate and shall cause the Company to reasonably cooperate at the expense of the Seller, in each phase of such Tax Claim; provided however, that the Seller shall not settle, compromise and/or concede such asserted liability if such settlement, compromise or concession could increase the Tax liability of any of the Buyer (or any of its Affiliates) or the Company for any other taxable period without the consent of the Buyer. If the Seller does not elect to control a Tax Claim for a Pre-Closing Period pursuant to this Section 4.6(e) (or, after assuming control, the Seller fails to reasonably defend against such Tax Claim), the Buyer or the Company may without affecting its or any other indemnified party's rights to indemnification under this Section 4.6, assume and control the defense of such Tax Claim with participation by the Seller (at Seller's expense); provided, however, that the Buyer may not settle or compromise such Tax Claim without the consent of the Seller, which consent shall not be unreasonably withheld.

(f) Transfer Taxes. The Seller will pay or cause to be paid any sales, use, real property transfer, real property gains, transfer, stamp, registration, documentary, recording or similar Taxes together with any interest thereon, penalties, fines, fees, additions to tax or additional amounts with respect thereto (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement. The Seller will be responsible for preparing and timely filing (and the Buyer will cooperate with the Seller at the Seller's expense in preparing and filing) any Tax Returns required with respect to any such Transfer Taxes. The Seller will provide to the Buyer a true copy of each such Tax Return as filed and evidence of timely filing thereof.

(g) Termination of Tax Sharing Agreements. As of the Closing, all Tax sharing agreements or similar agreements, written or unwritten, with respect to or involving the Company shall be terminated and, after the Closing Date, the Company shall not have any further rights or obligations under any such agreement.

(h) Accounting and Tax Records. The Buyer acknowledges that the Seller, from time to time after the Closing Date, require access to certain accounting and Tax records and information held by the Company to the extent such records and information pertain to events occurring on or prior to the Closing Date; therefore, from and after the Closing Date, the Buyer and the Company shall (I) use its reasonable best efforts to properly retain and maintain such records for seven (7) years after the Closing Date and subject to sub-Sections (2) and (3) of 4.6(h) may thereafter destroy, abandon or dispose of all or a portion of such records in its sole discretion, (ii) upon written notice by the Seller to the Buyer (within 90 days prior to the end of the 7 year period following the Closing Date) that Seller requests all or a portion of such records, Buyer shall transfer such records (or copies of such records) to the Seller at Seller's expense and (iii) allow the Seller and their respective agents and representatives, at times and dates reasonably and mutually acceptable to the parties, from time to time, to inspect, review and make copies of such records as the Seller may deem necessary or appropriate; provided, however, that in all cases, such activities are to be conducted by the Seller during normal business hours and at the Seller's expense. The Seller shall reimburse the Buyer for its reasonable out-of-pocket costs and expenses incurred in conjunction with such efforts. The Buyer shall not be required by this Section 4.6(h) to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

(i) Tax Assistance and Cooperation.

      (i) The Seller and Buyer agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Company is reasonably requested for the filing of any Tax Returns, for the preparation of any audit and for the prosecution or defense of any Tax Claim, suit or proceeding related to any proposed adjustment. Any information obtained under this Section 4.6(i) shall be kept confidential except (1) as may be otherwise necessary in connection with the filing of Tax Returns or Tax Claims for refund or in conducting an audit or other proceeding or (2) with the consent of the Seller or the Buyer, as the case may be.

      (ii) Subject to 4.6(e), the Buyer shall not permit the Company (1) to take any action (other than actions in the ordinary course of business or with respect to any election) on the Closing Date that will increase the Seller's liability for Taxes, without consent of the Seller or (2) make or change any Tax election (other than the making of any Election) or amend any Tax Return (other than with respect to the carryback of the Tax attribute form a period ending after the Closing Date), with respect to or relating to

      Pre-Closing Periods of the Company, as the case may be without the consent of the Seller or (3) waive or extend any statute of limitations with respect or relating to Pre-Closing Periods of the Company without the consent of the Seller, not to be unreasonably withheld.

      (iii) Notwithstanding anything to the contrary contained in this Agreement, the Seller shall not, and the Buyer shall not be required by the Seller to, amend any Tax Return of or relating to the Company.

(j) Tax Audits

      (i) After the Closing, each of the Buyer, on the one hand, and the Seller, on the other hand ("Recipient"), will promptly notify the other party in writing upon receipt by the Recipient or any of its Affiliates (including in the case of the Buyer, the Company) of any written notice of any pending or threatened audit or assessment, suit, proposed adjustment, deficiency, dispute, administrative or judicial proceeding or other similar claim ("Tax Claim") received by the Recipient form any Tax authority or any other party with respect to Taxes for which the Seller is liable pursuant to Section 4.6(c), provided, however, that a failure by the Buyer to give such notice will not affect the Buyer's or the Company's rights to indemnification under Section 4.6(c) unless and to the extent such failure materially and adversely affects the Seller's rights to participate in and defend such Tax Claim. Such notice shall contain factual information (to the extent known) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax authority in respect of any such asserted Tax liability.

      (ii) The Seller may elect to control the conduct, through counsel of the Seller's own choosing and at the Seller's own expense and with the participation of the Buyer, of any Tax claim involving any asserted liability with respect to or relating to any Pre-Closing Period only. If the Seller elects to control any such Tax Claim, the Seller shall within 30 calendar days of receipt of the notice of asserted Tax liability notify the Buyer in writing of its intent to do so. If the Seller properly elects to control such a Tax Claim, then the Seller shall have all rights to settle, compromise and/or concede such asserted liability and the Buyer shall cooperate and shall cause the Company or any of their successors to reasonably cooperate, at the expense of the Seller, in each phase of such Tax Claim; provided, however, that the Seller shall not settle, compromise and/or concede such asserted liability if such settlement, compromise or concession could increase the Tax liability of the Company for any other taxable period without the consent of the Buyer. If the Seller does not elect to control a Tax Claim for a Pre-Closing Period, the Buyer or the Company may, without affecting its or any other indemnified party's rights to indemnification under Section 4.6, assume and control the defense of such Tax Claim with participation by the Seller (at its own expense); provided, however, that the Buyer may not settle or compromise such Tax Claim without the consent of the Seller, which consent shall not be unreasonably withheld.

      (iii) With respect to any Tax Claim that involves any Straddle Period, the Buyer shall control the conduct of any such Tax Claim, through counsel of the Buyer's own choosing.

(k) FIRPTA Certificate. The Seller shall furnish to the Buyer on or before the Closing Date a duly executed certificate of the Seller's non-foreign status in the form and manner that complies with Section 1445 of the Code and the Treasury Regulations thereunder (the "FIRPTA Certificate") Notwithstanding anything to the contrary contained herein, if the Seller fails to deliver the FIRPTA Certificate and the Buyer elects to proceed with the Closing, the Buyer shall be entitled to withhold the amount required to be withheld pursuant to Section 1445 of the Code from the Purchase Price payable to the Seller.

(l) Payments. Except as otherwise provided in this Section 4.6, any amounts owed by any party to any other party under this Section 4.6 shall be paid within ten days of notice from such other party. Any amounts that are not paid within such ten-day period (or as otherwise set forth herein) shall accrue interest at the rate of eight percent per year, compounded daily.

(m) Tax Refunds. The Buyer shall pay to the Seller all refunds or credits of Taxes received by the Buyer or the Company after the Closing Date and attributable to Taxes paid by the Company (or any predecessor of the Company) with respect to a Pre-Closing Period, net of any Taxes imposed on such refund amount, provided, however, that the Buyer shall not be entitled to any refund or credit of the Company relating to a carryback of a Tax attribute relating to any period ending after the Closing Date.

(n) Conflicts; Survival. Notwithstanding any other provision of this Agreement to the contrary: the obligations of the parties hereto set forth in this Section
4.6 shall: (i) be unconditional and absolute, and (ii) remain in full force and effect indefinitely, provided, however, that the representations and warranties contained in Section 2.12 shall survive the Closing until 180 days following the expiration of the applicable statute of limitations (taking into account all extensions); provided; further; in the event notice for indemnification shall have been given within the applicable survival period, the representation or warranty that is the subject of such indemnification claim shall survive until such time as such claim is finally resolved. In the event of a conflict between Section 4.6 and any other provision of this Agreement, this
Section 4.6 shall govern and control.

(o) Tax Treatment of Indemnification Payment. The parties hereto agree to treat any Indemnity Payment made pursuant to this Section 4.6 as an adjustment to the Purchase Price for all Tax purposes.

      Section 4.7 Employees; Employee Benefits; Stock Options.

(a) On and after the Closing, until the first anniversary of the Closing Date, Buyer shall cause the Company to provide Company Employees (as defined in Section 5.3(d)) with salaries and benefit plans, programs and arrangements substantially comparable in the aggregate (without consideration given to defined benefit pension plans) as those provided by Seller as of the date hereof.

(b) Commencing at the time of the Closing, each Company Employee shall be eligible to participate in the employee benefit plans, programs, policies and arrangements of the Buyer (or Buyer's parent as the case may be) generally provided to similarly situated employees of the Buyer (such plans, "Buyer Benefit Plans") in accordance with the terms governing such plans. For purposes of the Buyer Benefit Plans, the Buyer shall treat the prior service of such employees with the Company as service rendered to the Buyer for purposes of all eligibility periods and vesting.

(c) On the Closing Date, the Buyer and the Seller shall jointly give notice to the Company Employees that the active participation of employees in the Seller Benefit Plans shall terminate as of such date and that such employees shall be immediately eligible to participate in the Buyer Benefit Plans in accordance with the terms thereof. In no event shall any Company Employee be entitled to accrue any benefits under, or continue participation in, the Seller Benefit Plans after the Closing Date, and the Company shall terminate its participation in all Seller Benefit Plans as of that date.

(d) The Buyer shall waive any waiting periods or pre-existing condition limitations under any benefit plan sponsored by the Buyer (to the extent waived under the Seller's corresponding plan).

(e) The Seller shall retain responsibility for all life insurance and long term disability expenses and benefits in respect of claims covered by the applicable Seller Benefit Plan that are incurred in respect of an Employee prior to the Closing Date.

(f) It is expressly agreed that the provisions of this Section 4.7 are not intended to be for the benefit of or otherwise be enforceable by any third party, including, without limitation, any Employee, Company Employee or employee organization.

(g) The Seller shall cause each Company Employee to vest, to the extent not yet vested, in his or her accrued benefit under each Seller Benefit Plan, as applicable.

(h) From and after the Closing Date, the Seller shall indemnify and hold harmless the Buyer Indemnitees (as defined in Section 7.2(a) from and against all Buyer Damages (as defined in Section 7.2(a)) asserted against or incurred by any Buyer Indemnitee arising out of any Seller Benefit Plan.

(i) Effective at Closing, the Seller will cause all stock options held by the Company Employees to fully vest.

      Section 4.8 Maintenance of Books and Records. Each of the parties hereto shall preserve, until at least the fifth anniversary of the Closing Date, all pre-Closing Date records possessed or to be possessed by such party relating to the Company except to the extent with respect to Tax records of or relating to the Company (which shall be governed by Section 4.6(h) of this Agreement. After the Closing Date and up until at least the third anniversary of the Closing Date, upon any reasonable request from a party hereto or its representatives, the party holding such records shall, subject to the confidentiality provisions of Section 4.11, (x) provide to the requesting party or its representatives reasonable access to such records during normal business hours and (y) permit the requesting party or its representatives to make copies of such records, in each case at no cost to the requesting party or its representatives (other than for reasonable out-of-pocket expenses). Such records may be sought under this
Section 4.8 for any reasonable purpose, including, without limitation, to the extent reasonably required in connection with the audit, accounting, tax, litigation, federal securities disclosure or other similar needs of the party seeking such records. Notwithstanding anything to the contrary contained herein, the maintenance of all books and records with respect to Tax matters pertinent to the

Company relating to any taxable period beginning on or before, or including, the Closing Date, shall be governed by Section 4.6(h).

      Section 4.9 Proxy Statement; Shareholders' Meeting.

(a) As promptly as practicable after the execution of this Agreement, the Seller shall prepare and provide to the Buyer for its comments a document or documents that will constitute the proxy statement with respect to this Agreement relating to the Shareholders' Meeting (together with any amendments thereto, the "Proxy Statement"). After the Buyer has been afforded a reasonable opportunity to review and comment on the Proxy Statement, the Seller shall file the Proxy Statement with the SEC. Copies of the Proxy Statement shall be provided to Nasdaq in accordance with its rules. The Seller shall notify the Buyer of the receipt of any comments from the SEC on the Proxy Statement and of any requests by the SEC for any amendments or supplements thereto or for additional information and shall provide to each other promptly copies of all correspondence between the Seller or any of their representatives and advisors and the SEC. The Seller shall cause the Proxy Statement to comply as to form and substance with the applicable requirements of (i) the Securities Exchange Act of 1934, (ii) the Securities Act (iii) the rules and regulations of Nasdaq and (iv) New York Business Corporation Law.

(b) The Proxy Statement shall include, with respect to the Seller and its shareholders, the approval and adoption of this Agreement and the transactions contemplated hereby and the recommendation of the board of directors of the Seller to the Seller's shareholders that they vote in favor of approval of this Agreement and the transactions contemplated hereby.

(c) No amendment or supplement to the Proxy Statement shall be made without the Buyer being afforded a reasonable opportunity to review and comment on the amendments and/or supplements to the Proxy Statement. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

(d) None of the information supplied by the Seller or the Company for inclusion or incorporation by reference in the Proxy Statement, at the respective times filed with the SEC or other regulatory agency and, in addition, in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to shareholders of the Seller, at the time of the Shareholders' Meeting and at the Closing, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Closing Date any event or circumstance relating to the Seller or the Company, or their respective officers or directors, should be discovered that should be set forth in an amendment or a supplement to the Proxy Statement, the Seller shall promptly inform the Buyer.

(e) The Seller shall call and hold the Shareholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and transactions contemplated hereby pursuant to the Proxy Statement, and the Seller shall use all reasonable efforts to hold the Shareholders' Meeting as soon as practicable. Subject to Section 4.18, the board of directors of the Seller shall recommend to the Seller's stockholders the approval and adoption of this Agreement and the transactions contemplated hereby (the "Recommendations"). The Seller shall take all other action necessary or advisable to promptly and expeditiously secure any vote or consent of shareholders required by applicable Law and Seller's certificate of incorporation and bylaws to effect the transactions contemplated by this Agreement. The Seller shall use all reasonable efforts to solicit from its shareholders proxies in favor of the approval and adoption of this Agreement pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by the New York Business Corporation Law or applicable other requirements of Nasdaq to obtain such approval, including any necessary adjournments in order to obtain the requisite number of proxies. Subject to the right of the Seller to terminate this Agreement set forth in Sections 6.1 and 4.18 hereof, the Seller shall call and hold the Shareholders' Meeting for the purpose of voting upon the approval and adoption of this Agreement whether or not the Seller's board of directors at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that Seller's shareholders reject it.

      Section 4.10 Non-Competition; Non-Solicitation.

(a) None of the Seller, its Affiliates (including without limitation driversshield.com CRM Corp. ("CRM") and driversshield.com ADS Corp.), or Barry Siegel shall, at any time during the five year period immediately following the Closing Date, except for Barry Siegel whose period shall be limited to three (3) years following the Closing Date, directly or indirectly, own, operate or become an Affiliate (and in the case of Barry Siegel, an employee) of any Person engaged in the business of providing vehicle repair or accident management services for corporate or government fleets, or itself (or himself in the case of Barry Siegel) engage in any such activity; provided that the foregoing shall not prohibit (i) Barry Siegel, the Seller or its Affiliates from owning, in the aggregate, as a passive investment less than 5% of the equity of any publicly-traded entity or (ii) the Seller, its Affiliates, or Barry Siegel from engaging in the business of being a provider of collision repair management services directly to the insurance industry only, as conducted by CRM as of the date of this Agreement. Notwithstanding the above, nothing herein shall preclude the Seller or its Affiliates from marketing its programs to the Company's customers and/or clients as long as such programs do not involve providing vehicle repair or accident management services to corporate or government fleets.

(b) Barry Siegel and the Seller, for itself and its Affiliates, agree that neither will directly or indirectly, for a period of three years after the Closing Date, (i) seek to employ, or solicit for employment, any Employee or employee of Buyer (a "Buyer Employee") or (ii) employ any Buyer Employee or Company Employee whose name is set forth in Section 5.3(d) of the Company Disclosure Schedule unless such Company Employee or Buyer Employee has been separated from employment by the Company or Buyer as the case may be for a period of not less than six (6) months immediately prior to the date of such solicitation (in the case of paragraph (b)(i)) or employment in the case of paragraph (b)(ii). Notwithstanding the above, should the Company Employee be terminated or never employed by the Company, or the Buyer Employee be terminated by the Buyer, then this Section 4.10(b)(ii) shall not apply with respect to such Company Employee or Buyer Employee as the case may be.

(c) If at any time during the four (4) years (or such longer period that may be agreed to between the parties in the Strategic Alliance Agreement or any other agreement) immediately following the Closing Date any Person requests that the Seller assist such Person in procuring vehicle repair or accident management services for a corporate or government fleet, the Seller shall promptly refer such Person to the Buyer or the Company.

      Section 4.11 Post-Closing Confidentiality. For a period of five years after the Closing, the Seller and Barry Siegel agree to, and to cause each of their Affiliates to, maintain the confidentiality of all confidential or proprietary information of and with respect to the Company existing as of the Closing Date including, without limitation, Trade Secrets (collectively, "Confidential Information") and shall not disclose any Confidential Information except (i) where specifically required by Law or legal process pursuant to the reasonable advice of legal counsel to the Seller or Barry Siegel (and in such case only after providing the Buyer, where practicable, with sufficient notice to enable them to move for a protective order), (ii) to the extent such information becomes generally available to the public other than as a result of a disclosure by the Seller, Barry Siegel, or any of their Affiliates in violation of this Section 4.11, (iii) to the extent such information becomes available to the Seller, Barry Siegel, or their Affiliates on a non-confidential basis from a source other than the Buyer, provided that, to the knowledge of Seller, or Barry Siegel, as the case may be, such source is not prohibited from disclosing such information by a contractual, legal or fiduciary obligation (whether or not in writing) or (iv) to the extent independently developed by the Seller, or any of its Affiliates, without use of or inclusion of any Confidential Information. Notwithstanding the foregoing, the provisions of this Section 4.11 shall not apply to any Confidential Information that was utilized jointly by both the Seller and the Company prior to the Closing Date provided that both parties treat such Confidential Information in accordance with applicable law and any confidentiality agreements that they are bound by with respect to such Confidential Information.

      Section 4.12 Non-contravention. The Buyer shall not take, nor agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Closing set forth in Article V not being satisfied, or would make any representation or warranty of the Buyer contained herein inaccurate in any respect at, or as of any time prior to, the Closing Date, or that would materially impair the ability of the Company, the Buyer, or the Seller to consummate the Closing in accordance with the terms hereof or materially delay such consummation.

      Section 4.13 Trademark License Agreement. It is understood and agreed that Buyer shall not acquire direct or indirect ownership of the "driversshield" mark, domain name or the logo and design (as depicted in Exhibit E) currently in use by Seller and the Company (the "Retained Intellectual Property"). At the Closing, Seller on the one hand, and Buyer and the Company, on the other hand, shall enter into a license agreement substantially in the form of Exhibit F hereto (the "Trademark License Agreement") with respect to the Retained Intellectual Property. Among other things, the Seller shall grant the Buyer and the Company a non-exclusive, worldwide, royalty free, transferable (to any Affiliate), perpetual license to the Retained Intellectual Property in the Trademark License Agreement.

      Section 4.14 Transition Services Agreement. At the Closing, Seller, on one hand, and Buyer and the Company, on the other hand, shall enter into a transition services agreement substantially in the form of Exhibit G hereto (the "Transition Services Agreement").

      Section 4.15 Strategic Alliance Agreement. At the Closing or as shortly thereafter as reasonably practicable, the Seller and Buyer shall use commercially reasonable efforts to enter into one or more multi-year agreements (with mutually satisfactory terms) that represent a strategic alliance (the "Strategic Alliance Agreement(s)"). The parties agree that the provisions of the Strategic Alliance Agreement may include some or all of the following (all at fees/rates to be negotiated between Buyer and Seller) (i) Buyer to perform IT software and systems development for Seller; (ii) Buyer's assistance in the marketing of Seller's insurance industry web based customer relationship management ("CRM") services to its base of insurance clients; (iii) Seller turning over certain CRM call center functions to Buyer; (iv) Seller moving certain CRM application software to Buyer's or its Affiliate's data center hosting; (v) Seller turning over the "Mechanics Hotline" function of its Automotive Discounts and Services call center to Buyer; (vi) Buyer and Seller undertaking joint efforts to combine and manage networks; and (vii) Buyer and Seller undertaking joint efforts with respect to network management application development so as to facilitate the assignment of claims to a network location, the processing of claims through network members, and payment of the network member.

      Section 4.16 Post-Closing Cooperation. In case at any time after the Closing Date any further action is necessary, proper or advisable to carry out the purposes of this Agreement, as soon as reasonably practicable, each party hereto shall take, or cause its proper officers or directors to take, all such necessary, proper or advisable actions.

      Section 4.17 Subsequent Actions. If at any time during the six months immediately following the Closing the Buyer will consider or be advised that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable (i) to vest, perfect or confirm ownership (of record or otherwise) in the Buyer, its right, title or interest in, to or under any or all of the Company Shares, (ii) to vest, perfect or confirm ownership (of record or otherwise) in the Company of any of its rights, properties or assets or any assets of the Seller or any of its Affiliates primarily related to the Company, (iii) to run the business of the Company as presently conducted, or (iv) otherwise to carry out this Agreement, the Seller shall execute and deliver all deeds, bills of sale, instruments of conveyance, powers of attorney, assignments and assurances and take and do all such other actions and things as may be requested by the Buyer in order to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Buyer or the Company or otherwise to carry out this Agreement and the Buyer shall reimburse the Seller for such services at the Seller's actual cost, which shall be calculated in a manner consistent with past practice.

      Section 4.18 No Solicitation by the Company. (a) Except as otherwise provided in this Section 4.18, until the earlier of the Closing Date and the date of termination of the Agreement, neither the Seller, the Company, nor any of their subsidiaries nor any of the officers, directors, stockholders, agents, representatives or affiliates of the Seller, the Company or their subsidiaries (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) shall (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a Takeover Proposal (as defined below), (ii) participate in any discussions or negotiations regarding any Takeover Proposal, (iii) enter into any agreement regarding any Takeover Proposal or (iv) make or authorize any statement, recommendation or solicitation in support of an Takeover Proposal. If and only to the extent that
(i) the Meeting shall have not occurred, (ii) the board of directors of the Seller determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Seller's stockholders under applicable law, (iii) the Seller's board of directors concludes in good faith that such Takeover Proposal constitutes a Superior Proposal (as defined below), (iv) such Takeover Proposal was not solicited by it and did not otherwise result from a breach of this
Section 4.18(a), and (v) the Seller provides prior written notice to Buyer of its decision to take such action, the Seller shall be permitted to (A) furnish information with respect to the Company and any of its subsidiaries to such person pursuant to a customary confidentiality agreement, (B) participate in discussions and negotiations with such person, (C) subject to first making payment of the Termination Fee pursuant to Section 6.3(a)(ii) hereof, enter into an Acquisition Agreement and (D) effect a Change in Recommendation (as defined below); provided, that at least three business days prior to taking any actions set forth in clause (C) or (D) above, the Seller's board of directors provides Buyer written notice advising Buyer that the Seller's board of directors is prepared to conclude that such Takeover Proposal constitutes a Superior Proposal and during such three business day period the Seller and its advisors shall have negotiated in good faith with Buyer to make adjustments in the terms and conditions of this Agreement such that such Takeover Proposal would no longer constitute a Superior Proposal and the Seller's board of directors concludes in good faith that such Takeover Proposal is reasonably likely to result in a Superior Proposal. The Seller, the Company, and their representatives immediately shall cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any Takeover Proposal.

      For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or assets of the Seller and its subsidiaries, taken as a whole, or 20% or more of any class of equity securities of the Seller, any tender offer or exchange offer that is consummated would result in any person beneficially owning 20% or more of any class of any equity securities of the Seller, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Seller (or any subsidiary of the Seller whose business constitutes 20% or more of the net revenues, net income or assets of the Seller and its subsidiaries, taken as a whole), other than the transactions contemplated by this Agreement or any securitization or financing transactions consistent with past practice. For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party (A) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, sale, lease, exchange, transfer or other disposition (including a contribution to a joint venture, dissolution or similar transaction, for consideration consisting of cash and/or securities, 100% of the combined voting power of the shares of either the Seller's or the Company's capital stock then outstanding or 100% of the net revenues, net income or assets of the Seller and its subsidiaries, taken as a whole and (B) which is otherwise on terms which the board of directors of the Seller determines in its good faith judgment (after consultation with outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, that the proposal, (i) if consummated would result in a transaction that is more favorable to the Seller's stockholders from a financial point of view than the transaction to be consummated pursuant hereto and the other transactions contemplated hereby and (ii) is reasonably capable of being completed, including to the extent required, financing which is then committed or which, in the good faith judgment of the board of directors of the Seller, is reasonably capable of being obtained by such third party.

      (b) Except as expressly permitted by this Section 4.18, neither the board of directors of the Seller nor any committee thereof shall (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Buyer, the approval of the Agreement, or the Recommendation (as defined in Section 4.9) or take any action or make any statement in connection with the Shareholders Meeting inconsistent with such approval or Recommendation (collectively, a "Change in the Recommendation"), (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) cause the Seller to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Takeover Proposal. For purposes of this Agreement, a Change in the


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

Recommendation shall include any approval or recommendation (or public proposal to approve or recommend), by the board of directors a Takeover Proposal, or any failure by the board of directors of the Seller to recommend against a Takeover Proposal. Notwithstanding the foregoing, the board of directors of the Seller, to the extent that it determines in good faith, after consultation with outside counsel, that in light of a Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Seller's stockholders under applicable law, may terminate this Agreement solely in order to concurrently enter into a Acquisition Agreement with respect to any Superior Proposal, but only at a time that is after the third business day following Buyer's receipt of written notice advising Buyer that the board of directors of the Seller is prepared to accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal.

      (c) In addition to the obligations of the Seller set forth in paragraphs
(a) and (b) of this Section 4.18, the Seller shall immediately advise Buyer orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the person making such request or Takeover Proposal. The Seller will keep Buyer informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal.

      (d) Nothing contained in this Section 4.18 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure if, in the good faith judgment of the board of directors of the Seller, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, any such disclosure related to a Takeover Proposal shall be deemed to be a Change in the Recommendation unless the board of directors of the Seller reaffirms the Recommendation in such disclosure.

      Section 4.19 Proprietary Software License Agreement. It is understood and agreed that Buyer shall not acquire direct or indirect ownership of the proprietary software as listed in Section 2.15(c) of the Company Disclosure Schedule currently in use by Seller and the Company (the "Retained Proprietary Software"). At the Closing, Seller on the one hand, and Buyer and the Company, on the other hand, shall enter into a license agreement substantially in the form of Exhibit H hereto (the "Proprietary Software License Agreement") with respect to the retained Proprietary Software. Among other things, the Seller shall grant the Buyer and the Company a non-exclusive, worldwide, royalty-free, transferable (to any Affiliate),


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

perpetual license to the retained Proprietary Software in the Proprietary Software License Agreement.

      Section 4.20 Web Site Linking Agreement. At the Closing, Seller, on the one hand, and Buyer and the Company, on the other hand, shall enter into a Web Site Linking Agreement (the "Web Site Linking Agreement") pursuant to which Seller will place on its web site a hypertext link to Buyer's web site for the Company in a format defined by Buyer.

      Section 4.21 Joint Contracts. On or before the Closing Date, Seller shall have obtained from at least 70% of the counterparties to those Joint Contracts that are listed in Exhibit J hereto, either (a) a duly executed acknowledgment substantially in the form of Exhibit I hereto, the ("Acknowledgment") or (b) terminated such Joint Contracts and caused the execution and delivery of new contracts (with the same or better terms and conditions) between the same counterparties whose Joint Contracts were terminated and Buyer and the Company (and its Affiliates), respectively. For purposes hereof, the Joint Contracts identified in Exhibit J shall be referred to as the "Active Group". For those Joint Contracts from the Active Group for which (a) or (b) above has not been satisfied, such Joint Contracts must be terminated on or prior to the Closing Date in a joint notice from both Seller and the Company in accordance with the cancellation provisions of the relevant Joint Contracts. The number of terminated Joint Contracts from the Active Group cannot be greater than or equal to thirty (30) percent of the number of Joint Contracts in the Active Group.

      For those Joint Contracts that are not included in the Active Group (the "Inactive Group"), Seller will use best efforts to ensure that either (a) an Acknowledgment has been executed and delivered for each such Joint Contract or
(b) new contracts (with the same or better terms and conditions) will be executed and delivered between the same counterparties whose Joint Contracts were terminated and the Buyer and the Company (and its Affiliates), respectively. If Seller is not successful in accomplishing either (a) or (b) of the paragraph, such Joint Contracts from the Inactive Group must be jointly terminated by Seller, the Company, and any other affiliate of Seller that is a party to such contract, in accordance with the termination provisions of such Joint Contracts on or prior to the Closing Date.

      Promptly upon the execution and delivery of this Agreement, Seller will give Buyer access to a complete list of Seller's body shop network including locations and commissions/discounts. Buyer will utilize the body shop network list for the purpose of contracting directly with all or some of the members of such


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

network. To the extent that (i) Buyer successfully contracts with Active Group members from the network list prior to Closing or (ii) an Active Group member is already a member of Buyer's body shop network at the time of Closing, then such contracts will be included in and credited toward the 70% of Active Group requirements as set forth above. Notwithstanding the foregoing, such Joint Contracts with Active Group members must be jointly terminated by Seller, the Company, and any other affiliate of Seller that is a party to such contract, in accordance with the termination provisions of such Joint Contracts on or prior to the Closing Date.

In the event that the transactions contemplated by this Agreement are not consummated in accordance with the terms hereof, then Buyer will provide Seller with its body shop network list. At the Cosing, Seller shall provide Buyer with the original, duly executed Acknowledgments along with an officer's certificate in a form reasonably satisfactory to Buyer indicating that the conditions set forth in this Section 4.21 have been met with respect to all Joint Contracts.

      Section 4.22 Toll Free Telephone Number. It is understood between Buyer and Seller that on and after the Closing Date the Company will continue to use, and have exclusive rights to, the toll free telephone number or numbers used by the Company's customers, prospects and suppliers as of the date of this Agreement.

      Section 4.23 Client Test and Gross Profits Test. As soon as practicable after the execution and delivery of this Agreement, Seller shall compile, and Buyer and Seller shall agree, on a list of clients and applicable percentages of Revenues that will be used as the basis for the Client Test. As soon as practicable after December 31, 2001 (but no earlier than January 18, 2002), the Seller shall give the Buyer full access to its premises and the books, records, financial statements, and related documents of the Company for both the year and quarter ending December 31, 2001 for purposes of determining whether the Gross Profits Test and the Client Test have been met. In the event that the Closing Date is delayed beyond January 31, 2002 as a result of the Company's failure to meet the requirements of the Gross Profits Test as set forth in Section 2.7 hereof, and as soon as practicable after January 31, 2002 (but no earlier than February 18, 2002), the Seller shall again give the Buyer access to its premises and the books, records, financial statements, and related documents of the Company with respect to the three month period ending January 31, 2002, for purposes of determining whether the Gross Profits Test requirements have been met with respect to such period. At the Closing, Seller shall deliver an officer's certificate in a form satisfactory to Buyer indicating that there has been no event or events that resulted in a Business Material Adverse Effect between the date hereof and the Closing Date.

      Section 4.24 Transferred Assets/Liabilities. Notwithstanding anything herein to the contrary the parties acknowledge that prior to Closing, the Company shall transfer those assets and liabilities of the Company listed on
Section 2.24 of the Company Disclosure Schedule, that are labeled "Transferred Assets/Liabilities", to the Seller and/or a Seller's subsidiary.

      Section 4.25 Amendment to Stock Option Plan. Prior to Closing, Seller shall amend its stock option plan to permit the assignment of the options referred to in Section 4.6 of the Preferred Stock Purchase Agreement, in accordance with the terms of such plan and Applicable Law.

                                    ARTICLE V

                CONDITIONS TO CONSUMMATION OF THE STOCK PURCHASE

      Section 5.1 Conditions to Each Party's Obligations to Consummate the Stock Purchase. The respective obligations of each party to consummate the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a) No statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity that remains in force and prohibits the consummation of the transactions described herein.

(b) No action or proceeding before a court or any other Governmental Entity or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated by this Agreement and no Governmental Entity or body shall have taken any other action or made any request of the Buyer as a result of which the management of the Buyer deems it inadvisable to proceed with the transactions hereunder.

      Section 5.2 Further Conditions to the Seller's Obligations. The obligation of the Seller to consummate the transactions contemplated hereby are further subject to satisfaction or waiver by the Seller of the following conditions:

(a) The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects (other than representations and warranties subject to "materiality" or "Material Adverse Effect" qualifiers, which shall be true, complete and correct as stated) at and as of the Closing Date as though such representations and warranties were made at and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such date);

(b) The Buyer shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing;

(c) The Buyer shall have delivered to the Seller an officer's certificate reasonably satisfactory in form and substance to the Seller to the effect that each of the conditions specified above in Sections 5.2(a) and (b) is satisfied in all respects; and

(d) The Seller shall have received the deliveries set forth in Section 1.6 and 1.7.

      Section 5.3 Further Conditions to the Buyer's Obligations. The obligation of the Buyer to consummate the transactions contemplated hereby are further subject to the satisfaction or waiver by the Buyer at or prior to the Closing Date of the following conditions:

(a) The representations and warranties of the Seller and the Company contained in this Agreement shall be true and correct in all material respects (other than representations and warranties subject to "materiality" or "Material Adverse Effect" qualifiers, which shall be true, complete and correct as stated) at and as of the Closing Date as though such representations and warranties were made at and as of such date (except to the extent expressly made as of an earlier date, in which case, as of such date);

(b) The Seller shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing;

(c) The Buyer shall have received the deliveries set forth in Section 1.5 and 1.7;

(d) Effective as of the Closing, the Seller and the Company will have taken such actions as are necessary to ensure that as of the Closing, only those persons listed on Section 5.3(d) of the Company Disclosure Schedule are Employees of the Company (the "Company Employees"). Seller acknowledges that all other Employees shall have their employment transferred to the Seller, as appropriate, effective as of the time of Closing;

(e) The Seller shall have obtained approval of this Agreement and the transactions contemplated herein by a majority of its shareholders (or such higher percentage as may be required by law or the Seller's charter or bylaws) and such other approval as may be necessary under New York corporation law, the Exchange Act, the Securities Act, and the rules and regulations of Nasdaq;

(f) There shall exist no state of facts or condition which (except as may have occurred in the ordinary course of business) materially and adversely affects the business, assets or financial condition of the Company, which is not disclosed in the June 30, 2001 balance sheet or income statement of the Company or this Agreement, and there shall have occurred no event or events that resulted in a Business Material Adverse Effect between the date hereof and the Closing Date;

(g) The Company shall have repaid all of its outstanding indebtedness for borrowed money and there shall be no indebtedness as between the Company, on the one hand, and the Seller and its Affiliates, on the other hand; and

(h) The Seller shall have delivered to the Buyer an officer's certificate reasonably satisfactory in form and substance to the Buyer to the effect that each of the conditions specified above in Sections 5.3(a), (b), (d), (e), (f) and (g) is satisfied in all respects.

                                   ARTICLE VI

                           TERMINATION AND ABANDONMENT

      Section 6.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

(a) by mutual written consent of the Seller and the Buyer;

(b) by the Seller or the Buyer at any time after February 20, 2002, if the Closing shall not have occurred by such date; provided, however, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to
(i) the Seller, if the Seller has breached any of its representations, warranties or covenants hereunder in any material respect and such breach has been the cause of or resulted in the failure


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

of the Closing to occur on or before such date, (ii) the Buyer, if the Buyer has breached any of its representations, warranties or covenants hereunder in any material respect and such breach has been the cause of or resulted in the failure of the Closing to occur on or before such date, or (iii) either party if the Closing is delayed beyond February 20, 2002, due to the failure of the Company to meet the requirements of the Gross Profits Test for the three month period ending December 31, 2001, as described in Section 2.7 hereof, in which case the Closing Date shall be as soon thereafter as possible (but no later than March 20, 2002) provided that (i) all of the conditions to each party's obligations specified in Article V hereof have been satisfied or waived by the party entitled to waive the applicable condition and (ii) the Company has passed both the Gross Profits Test and the Client Test for the period ending January 31, 2002;

(c) by the Seller, on the one hand, or the Buyer, on the other hand, if one of the others shall have breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 5.2(a) or (b) or 5.3(a)
(b), (d) (e), (f), or (g), as applicable, and (ii) cannot be or has not been cured within 30 days after the giving of written notice to the Seller or the Buyer, as applicable;

(d) by the Buyer if there shall have occurred an event that resulted in a Business Material Adverse Effect in the business, assets, or financial condition of the Company between the date hereof and the Closing Date including without limitation the failure of the Company to meet the requirements of the Gross Profits Test for the three month period ending January 31, 2002, as described in
Section 2.7 hereof and the Buyer shall have provided the Seller written notice that it has elected to terminate this Agreement pursuant to the Section 6.1(d) within ten (10) days of the Buyer receiving sufficient financial information to determine that the Company has passed or failed the Gross Profits Test for the three-month period ending January 31, 2002;

(e) by Buyer, if the Seller shall have failed to make the Recommendation in the Proxy Statement, or effected a change in Recommendation, or stockholder approval shall not have been obtained; or

(f) by the Seller in accordance with Section 4.18(b); provided however that in order for the termination to this Agreement pursuant to this paragraph 6.1(f) to be deemed effective, the Seller shall have complied with all provisions of
Section 4.18, including the notice provisions therein, and with applicable requirements, including simultaneously with such termination making payment of the Termination Fee


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

pursuant to Section 6.3(a)(ii).

      Section 6.2 Procedure for and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the parties hereto pursuant to Section 6.1 hereof, written notice thereof shall be given by a party so terminating to the other party and this Agreement shall forthwith terminate and shall become null and void (except as provided in Section 6.2(c) below) and of no further effect, and the transactions contemplated hereby shall be abandoned without further action by the Seller or the Buyer. If this Agreement is terminated pursuant to Section 6.1 hereof:

(a) Each party shall redeliver all documents, work papers and other materials of the other parties relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and all confidential information received by any party hereto with respect to the other party shall be treated in accordance with Section 4.11 hereof (in the case of the Buyer as if made by the Buyer);

(b) All filings, applications and other submissions made pursuant hereto, if any, shall, to the extent practicable, be withdrawn from the agency or other person to which made; and

(c) There shall be no liability or obligation hereunder on the part of the Seller or the Company, on one hand, or the Buyer, on the other hand, or any of their respective directors, officers, employees, Affiliates, controlling persons, agents or representatives, except that the Seller or the Company, on one hand, or the Buyer, as the case may be, may have liability to the other party/parties if the basis of termination is a material breach by the Seller, the Company or the Buyer, as the case may be, of one or more of the provisions of this Agreement, and except that the obligations provided for in Sections 4.11, 4.18, 6.3 and 8.8 hereof shall survive any such termination.

      Section 6.3 Termination Fee; Expenses.

(a) In the event that (i) the Buyer shall terminate this Agreement due to a breach of any representation, warranty or covenant or agreement of the Seller or the Company contained in this Agreement or (ii) this Agreement shall be terminated as a result of the failure to obtain the requisite approval of the Seller's shareholders, then, in the case of (i) or (ii), promptly after such termination, or in the case of termination pursuant to [Section 4.18] of this Agreement, immediately before the execution and delivery of such agreement, the Seller shall pay to the Buyer (the "Termination Fee") a sum equal to Two Hundred Fifty Thousand Dollars($250,000).

(b) The Seller and the Company agree that the agreements contained in this Section are an integral part of the transaction contemplated by this Agreement and constitute liquidated damages and not a penalty. Accordingly, if the Seller fails to pay to the Buyer any amounts due under this Section, the Seller shall pay the cash and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit of other legal action, taken to collect payment, together with interest thereon.

                                   ARTICLE VII

                          SURVIVAL AND INDEMNIFICATION

      Section 7.1 Survival Periods. The representations and warranties made by the parties in this Agreement shall survive the Closing and shall continue in full force and effect without limitation after the Closing except that, subject to the provisions of the next sentence, neither the Buyer, on the one hand, nor the Seller or the Company, on the other, shall have any liability with respect to any matter if notice of a claim has not been provided on or prior to the third anniversary of the Closing Date. Notwithstanding the foregoing, (a) any indemnification obligations of any sort relating to (i) Section 2.12 (Taxes), or
(ii) Section 2.10 (ERISA) shall continue in full force and effect without limitation, unless the Buyer shall not have given notice of a claim on or prior to the expiration of the statute of limitations applicable to such matters, in which case such indemnification obligations shall terminate, (b) the representations and warranties contained in Sections 2.1 through and including
2.4 and Sections 3.1 through and including 3.3 and any indemnification obligations in connection therewith shall continue in full force and effect without any limitation and (c) any claims, actions or suits the Buyer may have which arise from any fraud on the part of any the Seller or the Company, or any representative of either, shall continue in full force and effect without limitation.

      Section 7.2 The Seller's Agreement to Indemnify

(a) Subject to the terms and conditions set forth herein, from and after the Closing, the Seller shall indemnify and hold harmless the Buyer, its Affiliates (including the Company after the Closing), and their respective directors, officers, employees, controlling persons, agents and representatives and their successors and assigns (collectively, the "Buyer Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, the "Buyer Damages") either (i) arising out of any act or omission (including without limitation negligence or breach of contract) of Seller or the Company on or before the Closing, (ii) asserted against or incurred by any Buyer Indemnitee as a result of or arising out of (w) a breach of any representation or warranty of the Seller contained in this Agreement, (x) a breach of any covenant or agreement on the part of the Seller under this Agreement (y) the enforcement or defense of any Intellectual Property or Retained Intellectual Property, or (z) any obligations of Seller or any Affiliate (including without limitation the Company with respect to any obligations arising before the Closing) under the Joint Contracts (as defined in
Section 2.13(a)).

(b) The Seller shall be obligated to indemnify the Buyer Indemnitees pursuant to clause (i) of Section 7.2(a) only for those claims giving rise to Buyer Damages as to which the Buyer Indemnitees have given the Seller notice thereof no later than forty-five (45) days after the end of any applicable survival period (as provided for in Section 7.1). Any written notice delivered by a Buyer Indemnitee to the Seller with respect to Buyer Damages shall set forth with as much specificity as reasonably practicable the basis of the claim for Buyer Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

      Section 7.3 The Buyer's Agreement to Indemnify.

(a) Subject to the terms and conditions set forth herein, from and after the Closing, the Buyer (the "Buyer Indemnitors") shall indemnify and hold harmless the Seller, its Affiliates, and their respective directors, officers, employees, controlling persons, agents and representatives and their successors and assigns (collectively, the "Seller Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Seller Damages") asserted against or incurred by any Seller Indemnitee as a result of or arising out of (i) a breach of any representation or warranty of the Buyer contained in this Agreement, (ii) a breach of any covenant or agreement on the part of the Buyer under this Agreement, or (iii) any obligation of the Company or any Affiliate with respect to the Joint Contracts incurred after the Closing.

(b) The Buyer Indemnitors shall be obligated to indemnify the Seller Indemnitees pursuant to clause (i) of Section 7.3(a) only for those claims giving rise to Seller Damages as to which the Seller Indemnitees have given the Buyer Indemnitors written notice thereof no later than forty-five (45) days of the end of any applicable survival period (as provided for in Section 7.1). Any written notice delivered by a Seller Indemnitee to the Buyer Indemnitors with respect to Seller Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Seller Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

      Section 7.4 Third-Party Indemnification. The obligations of the Seller to indemnify the Buyer Indemnitees under Section 7.2 hereof with respect to Buyer Damages and the obligations of the Buyer Indemnitors to indemnify the Seller Indemnitees under Section 7.3 with respect to Seller Damages, in either case resulting from the assertion of liability by third parties (each, as the case may be, a "Claim"), will be subject to the following terms and conditions:

(a) Any party against whom any Claim is asserted will give the indemnifying party written notice of any such Claim promptly after learning of such Claim, and the indemnifying party may at its option undertake the defense thereof by representatives of its own choosing. Failure to give prompt notice of a Claim hereunder shall not affect the indemnifying party's obligations under this
Article VII, except to the extent the indemnifying party is materially prejudiced by such failure to give prompt notice. If the indemnifying party, within 30 days after notice of any such Claim, or such shorter period as is reasonably required, fails to assume the defense of such Claim, the Buyer Indemnitee or the Seller Indemnitee, as the case may be, against whom such Claim has been made will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement (subject to the terms of Section 7.4(c)) of such claim on behalf of and for the account and risk, and at the expense, of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

(b) So long as the indemnifying party has assumed the defense of any Claim in the manner set forth above, the indemnifying party shall have the exclusive right to contest, defend and litigate such Claim and, except as expressly provided in Section 7.4(c), shall have the exclusive right, in its sole discretion, to settle any such claim, either before or after the initiation of litigation at such time and on such terms as the indemnifying party deems appropriate. If the indemnifying party elects not to assume the defense of any such Claim (which shall be without prejudice to its right at any time to assume subsequently such defense), the indemnifying party will nonetheless be entitled, at its own expense, to participate in such defense. The indemnified party shall have the right to participate, with separate counsel (which counsel shall act in an advisory capacity only), in any such contest, defense, litigation or settlement conducted by the indemnifying party. After notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such Claim, the indemnifying party will not be liable to such indemnified party for any expenses of the indemnified party's counsel that are subsequently incurred in connection with the defense thereof; provided, however, that the expense of such indemnified party's counsel shall be paid by the indemnifying party if (i) the indemnifying party requested such separate counsel to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a significant conflict of interest exists between the indemnifying party, on the one hand, and the indemnified party, on the other hand, that would make such separate representation clearly advisable.

(c) Without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), the indemnifying party shall not admit any liability with respect to, or settle, compromise or discharge, any Claim or consent to the entry of any judgment with respect thereto, except in the case of any settlement that includes as an unconditional term thereof the delivery by the claimant or plaintiff to the indemnified party of a written release from all liability in respect of such Claim. In addition, whether or not the indemnifying party shall have assumed the defense of the Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, any Claim or consent to the entry of any judgment with respect thereto, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed), and the indemnifying party will not be subject to any liability for any such admission, settlement, compromise, discharge or consent to judgment made by an indemnified party without such prior written consent of the indemnifying party.

(d) The indemnifying party and the indemnified party shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this Article VII, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

      Section 7.5 No Duplication; Sole Remedy.

(a) Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.

(b) The Buyer's on the one hand, and the Seller's, on the other hand, respective rights to indemnification as provided for in Sections 7.2 and 7.3, as applicable, shall be the exclusive remedy for any Buyer Damages or Seller Damages, respectively, for which indemnification is provided hereunder; provided, however, that nothing contained herein shall prevent an indemnified party from pursuing remedies as may be available to such party under applicable law in the event of (i) fraud or willful misconduct, (ii) only equitable relief would be suitable to address the injury or possible injury, or (iii) an indemnifying party's failure to comply with its indemnification obligations hereunder.

      Section 7.6 Indemnification Matters Governed by this Article VII. Notwithstanding anything contained herein to the contrary, except as provided in
Section 4.6(m), Article VII shall have no application with respect to any matter that is governed by Section 4.6.

      Section 7.7 Escrow. Any obligation of the Seller to make any payment under this Article VII or otherwise under this Agreement shall be first satisfied out of the escrow established under the Escrow Agreement. After exhaustion of such escrow account, the Buyer may look directly to the Seller for payment. The parties acknowledge and agree that such escrow account is the non-exclusive source for recovery of any such claims.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

      Section 8.1 Entire Agreement. This Agreement (including the Company Disclosure Schedule and any other schedules or exhibits to this Agreement) constitutes the entire agreement of the parties relating to the subject matter hereof and supersede other prior agreements and understandings between the parties both oral and written regarding such subject matter.

      Section 8.2 Severability. It is the desire and intent of the parties to this Agreement that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this

Agreement shall be adjudicated by a court of competent jurisdiction to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of such Agreement in the particular jurisdiction in which such adjudication is made.

      Section 8.3 Notices. Any notice required or permitted by this Agreement must be in writing and must be sent by facsimile, by nationally recognized commercial overnight courier, or mailed by United States registered or certified mail, addressed to the other party at the address below or to such other address for notice (or facsimile number, in the case of a notice by facsimile) as a party gives the other party written notice of in accordance with this Section
8.3. Any such notice will be effective as of the date of receipt:

(a) if to the Buyer, to

            PHH Vehicle Management Services, LLC
            307 International Circle
            Mail Code "CP"
            Hunt Valley, Maryland 21030
            Telecopy:  (410) 771-2530
            Attention:  General Counsel

      with a copy to:

            Cendant Corporation
            9 West 57th Street
            New York, New York 10021
            Telecopy:  (212) 413-1925
            Attention:  Eric J. Bock
                        Senior Vice President and Secretary

(b) if to the Seller, to

            driversshield.com Corp.
            51 E. Bethpage Road
            Plainview, New York 11803
            Telecopy:  (516) 694-1051
            Attention:  Barry Siegel, Chief Executive Officer

      with a copy to:

            Lawrence A. Muenz, Esquire
            Meritz & Muenz LLP
            Three Hughes Place
            Dix Hills, New York 11746
            Telecopy:  (631) 242-6715

      Section 8.4 Governing Law; Jurisdiction, Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF NEW YORK. COURTS WITHIN THE STATE OF NEW YORK (LOCATED WITHIN THE COUNTY OF NASSAU) OR THE FEDERAL DISTRICT COURT, EASTERN DISTRICT, WILL HAVE JURISDICTION OVER ALL DISPUTES BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY. THE PARTIES HEREBY CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HERETO WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

      Section 8.5 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

      Section 8.6 Counterparts. This Agreement may be signed in counterparts and all signed copies of this Agreement will together constitute one original of this Agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

      Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      Section 8.8 Fees and Expenses. Whether or not this Agreement and the transactions contemplated hereby are consummated, and except as otherwise expressly set forth herein, all costs and expenses (including legal fees and expenses) incurred in connection with, or in anticipation of, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses (except that Seller shall pay all of the Company's costs and expenses). Each of the Seller, on the one hand, and the Buyer, on the other hand, shall indemnify and hold harmless the other parties from and against any and all claims or liabilities for financial advisory and finders' fees incurred by reason of any action taken by such party or otherwise arising out of the transactions contemplated by this Agreement by any person claiming to have been engaged by such party.

      Section 8.9 Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. Unless otherwise specified, all references herein to "Section" shall refer to corresponding provisions of this Agreement or the Company Disclosure Schedule, as the case may be, whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation." The phrase "to the knowledge of the Seller" or any similar phrase shall mean such facts and other information that as of the date hereof are actually known or should have been known, after due inquiry, to any director, officer, employee, advisor or legal representative of the Seller or the Company. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

      Section 8.10 No Third-Party Beneficiaries. This Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto; provided, however, that this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

      Section 8.11 No Waivers; Modification. Any waiver of any right or default hereunder will be effective only in the instance given and will not operate as or imply a waiver of any other or similar right or default on any subsequent occasion. No waiver, modification or amendment of this Agreement or of any provision hereof will be effective unless in writing and signed by the party against whom such waiver, modification or amendment is sought to be enforced.

      Section 8.12 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or equity.

      Section 8.13 Construction. With regard to each and every provision of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that same have or has been mutually negotiated, prepared and drafted, and that if, at any time, the need arises to construe any provision hereof, or any agreement or instrument subject hereto, that no consideration shall be given to the issue of which party actually prepared, drafted, requested, or negotiated any provision of this Agreement or any agreement subject hereto.

      IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly signed as of the date first above written.

                                        PHH Vehicle Management Services, LLC

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        driversshield.com Corp.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        driversshield.com FS Corp.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

The undersigned, driversshield.com CRM Corp. and driversshield.com ADS Corp. hereby enter into this Agreement for the sole purpose of acknowledging and agreeing to the provisions of Section 4.10 hereof.

                                        driversshield.com CRM Corp.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        driversshield.com ADS Corp.

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

      The undersigned, Barry Siegel, Chairman, Chief Executive Officer and Founder of Seller, hereby enters into this Agreement for the sole purpose of acknowledging and agreeing to the provisions of Section 4.10 and 4.18.


                                        ----------------------------------------
                                                     Barry Siegel

                                 SCHEDULE 5.3(d)

                                Company Employees

                                                                       EXHIBIT A

                           CERTIFICATE OF DESIGNATION

                                   Term Sheet

Issuer:                               driversshield.com ("driversshield")

Purchaser:                            PHH Vehicle Management Services, LLC
                                      ("PHHVMS")

Securities to be Issued:              Series A Convertible Preferred Stock of
                                      driversshield, par value $0.01 per share
                                      (the "Series A Preferred")

Amount: $1,000,000 in the aggregate (the purchase price) for 1,000 shares at $1,000 per share (the "Initial Value")

Conversion Rights:                    The holders of the Series A Preferred will
                                      be entitled at any time, at its option, to convert any or all of the Series A
                                      Preferred into shares of Common Stock of driversshield at a conversion rate of 500 shares of Common Stock for each share of Series A Preferred, calculated by dividing the Initial Value of each share of Series
                                      A Preferred by the Common Stock conversion rate of $2.00, as adjusted from time to time for stock splits, recapitizations or pursuant to anti-dilution protection provisions (the "Conversion Rate").

Liquidation Preference:               Upon liquidation, dissolution or winding
                                      up of the affairs of driversshield,
                                      whether voluntary or involuntary, the
                                      holders of the Series A Preferred will be entitled to receive, in preference to the holders of any other equity securities of driversshield, an amount equal to one hundred twenty-five percent (125%) of the Initial Value of the Series A Preferred
                                      (the "Liquidation Preference").

                                      A consolidation, reorganization or merger of driversshield or a sale of substantially all of driversshield's assets shall, at the election of the holders of the Series A Preferred, be deemed to be a liquidation or winding up for purposes of the Liquidation Preference.

Seniority:                            The Series A Preferred will rank prior to
                                      any other class or series of capital stock of driversshield, as to distribution of assets upon liquidation, dissolution or winding up of driversshield, whether voluntary or involuntary. No senior or parity securities may be issued without the written consent of holders of the Series A Preferred.

Voting Rights:                        The Series A Preferred will vote together
                                      with the Common Stock on all matters on an as-converted basis at the Conversion Rate.

                                      In addition, the approval of the holders of the Series A Preferred will be required for the following actions:

                                      (a)   Amendment, alteration or repeal of
                                            any provision of the Certificate of
                                            Incorporation or the By-Laws of
                                            driversshield affecting the rights
                                            of the Preferred Stock
                                            shareholders;

                                      (b)   creation of any class or series of
                                            stock on a parity with or having
                                            preference over the existing
                                            Preferred Stock;

                                      (c)   payment or declaration of any
                                            dividend or redemption, repurchase
                                            or acquisition of any shares of
                                            capital stock on parity with the
                                            Preferred Stock;

                                      (d)   issuance of any equity or debt of
                                            driversshield having a liquidation
                                            preference in excess of the amount
                                            actually paid for such equity or
                                            debt; or

                                      (e)   incurring of any indebtedness by or
                                            on behalf of driversshield or any
                                            affiliate or subsidiary of
                                            driversshield in excess of
                                            $5,000,000 in the aggregate.

Board Representation:                 Provided that PHH Vehicle Management
                                      Services, LLC (or any Affiliate(s)
                                      thereof) (collectively, "PHH VMS"), is the holder(s) of the Series A Preferred (and subject to the conditions set forth herein), such holder(s) shall have the exclusive right, voting separately as a class, to elect one director of the Company (herein referred to as the "Series
                                      A Director"). The Series A Director will be either the chief executive officer or chief operating officer of PHH VMS or an individual that is nominated by PHH VMS and consented to by driversshield. The Series A Director shall be elected by the affirmative vote of the holders of record of a majority of the outstanding Series A Preferred shares either at meetings of stockholders at which directors are elected, a special meeting of holders of the Series A
                                      Preferred shares or by written consent
                                      without a meeting in accordance with
                                      applicable law. The Series A Director so elected shall serve for a term of one year and until his successor is elected and qualified. Any vacancy in the position of the Series A Director will be filled by holders of the Series A Preferred shares.
                                      To the extent permitted by Applicable Law, the Series A Director may, during his or her term of office, be removed at any time, with or without cause, by and only by the affirmative vote, at a special meeting of holders of the Series A
                                      Preferred shares called for such purpose, or the written consent, of the holders of record of a majority of the outstanding
                                      Series A Preferred shares. Any vacancy
                                      created by such removal may also be filled at such meeting or by such consent. In addition to the Series A Director, the holders of the Preferred Shares shall be entitled to one non-voting observer's seat on driversshield's board of directors subject to the same conditions that apply with respect to PHH VMS's ability to elect the Series A Director except that such non-voting observer can be any employee of PHH VMS or its Affiliates.

                                      Notwithstanding the foregoing or anything herein to the contrary, the right of PHH VMS to elect a Series A Director shall cease at such time that PHH VMS (including its Affiliates) no longer own(s) at least five hundred (500) shares of Series A Preferred as adjusted to give effect to stock splits, recapitalizations and similar corporate transactions or events that may have decreased the number of shares of Series A Preferred owned by PHH VMS.

Anti-Dilution Rights:                 The Conversion Rate for the Series A
                                      Preferred will be subject to full ratchet adjustments to avoid dilution in the event that driversshield issues additional equity, or rights or other securities convertible or exercisable into equity, at a price less than $2.00 per share (as adjusted for prior dilution events) at the time of issuance. The
                                      Conversion Rate will also be subject to
                                      proportional adjustment for stock splits, combinations, stock dividends, recapitalizations and similar transactions or events.

Preemptive                            Rights: The holders of the Series A
                                      Preferred will have the right of first
                                      refusal to purchase a pro rata share of
                                      any offering of new securities, including debt or equity of driversshield.

Use of Proceeds:                      The proceeds from the sale of the Series A
                                      Preferred may be used by driversshield in its discretion for general corporate purposes; provided, that in no event shall the proceeds be used by driversshield without the consent of PHHVMS to: (i) fund investments in third parties; (ii) repay indebtedness; or (iii) redeem, repurchase or acquire any securities of driversshield.

Information Rights:                   So long as any of the Series A Preferred
                                      is outstanding, driversshield will deliver to the holders of the Series A Preferred on a timely basis annual (audited) and quarterly financial statements, annual budgets and such other information reasonably requested by the holders of the Series A Preferred.

Registration Rights:                  The holders of the Series A Preferred will
                                      have the registration rights provided for in the Preferred Stock Purchase Agreement.

Preferred Stock Purchase Agreement:   The Preferred Stock Purchase Agreement
                                      will contain customary covenants,
                                      representations and warranties, and such other representations and warranties as may be necessary to address concerns raised during due diligence.

                                      PHHVMS shall be the only party
                                      participating in the Series A Preferred
                                      round.

Governing Law:                        The rights and obligations of the parties
                                      pursuant to the purchase documents shall be governed by and construed in accordance with the internal laws of the State of New
                                      York.

Closing Date:                         TBD

                                                                       EXHIBIT B

      PREFERRED STOCK PURCHASE AGREEMENT, dated as of __________, 2002 (this "Agreement"), by and among PHH Vehicle Management Services, LLC, a Delaware limited liability Company (the "Buyer"), and driversshield.com Corp., a New York corporation (the "Seller").

      Defined terms that are used but not defined herein shall have the meanings given them in the Stock Purchase Agreement.

      WHEREAS, the Buyer, the Seller and Barry Siegel have entered into a Stock Purchase Agreement dated as of ___________, 2001 (the "Stock Purchase Agreement") pursuant to which the Buyer will acquire all of the issued and outstanding capital stock of driversshield.com FS Corp., a New York corporation and wholly-owned subsidiary of the Seller (the "Company");

      WHEREAS, the Seller desires to issue and sell to the Buyer, and the Buyer desires to purchase from the Seller, an aggregate of 1,000 shares (the "Preferred Shares") of the Series A Convertible Preferred Stock, par value $.01 of the Seller;

      WHEREAS, this Agreement is contingent upon and is being entered into immediately following the closing of the transactions contemplated by the Stock Purchase Agreement (the "Closing"), and provides for the issuance of the Preferred Shares and the closing of the transactions contemplated immediately after the Closing;

      NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions hereof, the parties intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF STOCK

      Section 1.1 Purchase and Sale of Preferred Shares. The Seller has authorized and created a series of its Preferred Stock consisting of 1,000 shares designated as its "Series A Convertible Preferred Stock." The terms, limitations and relative rights and preferences of the Series A Convertible Preferred Stock are set forth in the Certificate of Designation Term Sheet attached hereto as Exhibit A (the "Certificate of Designation Term Sheet"). A Certificate of Designation, which shall be acceptable to Buyer in form and substance and which shall reflect the terms set forth in the Certificate of Designation Term Sheet, will be filed by the Seller prior to the Closing Date. On the Closing Date, upon the terms of this Agreement, the Seller shall sell to the Buyer, and the Buyer shall purchase from the Seller, the Preferred Shares.

      Section 1.2 Closing Payment. Subject to the terms of this Agreement, at the Closing, Buyer agrees to pay to the Seller the Closing Payment described in the Stock Purchase Agreement (the "Closing Payment").

      Section 1.3 Time and Place of Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the place and time described in the Stock Purchase Agreement and shall be deemed to have occurred one second following the closing of the transactions contemplated under the Stock Purchase Agreement.

      Section 1.4 Deliveries by the Seller. Subject to the terms hereof, at the Closing, the Seller will deliver the following to the Buyer:

(a) stock certificates representing the Preferred Shares, registered on the stock books of the Seller in the name of the Buyer;

(b) a certificate of the Secretary of the Seller reasonably satisfactory in form and substance to the Buyer setting forth resolutions of the Board of Directors authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and certifying that such resolutions/authorization have been duly made and have not been rescinded or amended as of the Closing Date;

(c) the option grant agreement referred to in Section 4.6; and

(d) a Directors' and Officers' liability insurance certificate evidencing the coverage required pursuant to Section 4.6 hereof.

      Section 1.5 Deliveries by the Buyer. Subject to the terms hereof, at the Closing, the Buyer will deliver to the Seller the Closing Payment, by wire transfer of immediately available funds.

      Section 1.6 Defined Terms. Except as set forth herein, capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Stock Purchase Agreement.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Seller hereby represents and warrants to the Buyer as follows (in each case after giving effect to the sale of the Company to the Buyer as contemplated under the Stock Purchase Agreement):

      Section 2.1 Organization; Etc.. The Seller (i) is a corporation validly existing and in good standing under the laws of the State of New York, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as they are now being conducted, and (iii) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties makes such qualification necessary. The Seller has previously delivered or made available to the Buyer true and complete copies of the organizational documents or comparable governing instruments (including all amendments to each of the foregoing) of the Seller as in effect on the date hereof (the "Charter").

      Section 2.2 Authority Relative to this Agreement. The Seller has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to the Bankruptcy Exception.

      Section 2.3 Capitalization. The authorized capital stock of the Seller consists of thirty million shares of common stock, par value $.015 per share (the "Common Stock"), and one million shares of Preferred Stock, par value $.01 per share. As of the date hereof there are 10,696,988 shares of Common Stock issued and outstanding, not including treasury shares, and no shares of Preferred Stock issued and outstanding. The Preferred Shares have been duly authorized and validly issued and are fully paid and non-assessable. The shares of Common Stock issuable upon (i) the granting of the Initial Option and (ii) conversion of the Preferred Shares have been reserved for issuance by the Seller, have been duly authorized and upon issuance, in accordance with the terms of the Certificate of Designation in the case of the Preferred Shares, will be validly issued, fully paid and non-assessable. All of the issued and outstanding shares of Common Stock have duly authorized and validly issued and are fully paid and non-assessable. There are no preemptive rights, options, warrants, stock appreciation rights (or other securities that have their value tied to any other securities of the Seller), or other rights, agreements, arrangements or commitments of any character to which the Seller is a party or by which the Seller is bound relating to the issued or unissued capital stock of the Seller or obligating the Seller to issue or sell any shares of capital stock of, or other equity interests in, the Seller.

      Section 2.4 Consents and Approvals; No Violations. Except as set forth in
Section 2.4 of the Seller Disclosure Schedule, neither the execution and delivery of this Agreement by the Seller, nor the consummation by the Seller of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the certificate or articles of incorporation, as the case may be, or by-laws of the Seller, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent under, any indenture, license, contract, agreement or other instrument or obligation to which the Seller is a party or by which it or any of its properties or assets are bound, (c) violate any order, writ, injunction, decree or award rendered by any Governmental Entity or any Law applicable to the Seller or any of its properties or assets, or (d) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Entity or (e) result in the creation of a Lien on any property or asset of the Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation. The execution and delivery of this Agreement by the Seller, and the performance by the Seller of its obligations hereunder and the consummation of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, or filing by the Seller with or notification to, any Governmental Entity.

      Section 2.5 SEC Reports; Financial Statements.

(a) The Seller has timely filed all forms, reports, statements and documents required to be filed by it pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and other applicable Securities and Exchange Commission ("SEC") and Nasdaq rules and regulations (A) with the SEC and Nasdaq since December 31, 1999 (collectively, together with any such forms, reports, statements and documents the Seller may file subsequent to the date hereof until the Closing, the "Seller Reports") and (B) with any other Governmental Entities. Each Seller Report (i) was prepared in all respects in accordance with the requirements of the Securities Act, the Exchange Act, or the rules and regulations promulgated thereunder, or the rules and regulations of Nasdaq, as the case may be, and (ii) did not at the time it was filed (or, in the case of registration statements filed under the Securities Act, at the time of effectiveness) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law.

(b) Each of the financial statements (including, in each case, any notes thereto) contained in the Seller Reports (the "Financial Statements") was prepared in accordance with GAAP (except as may be permitted by Form 10-Q under the Exchange Act) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the financial position of the Seller as at the respective dates thereof and its results of operations, shareholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

(c) Except as and to the extent set forth or reserved against on the balance sheet of the Seller as reported in the Seller Reports, including the notes thereto, the Seller has no liabilities or obligations of any nature (whether direct, indirect, known, unknown, accrued, unaccrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for immaterial liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2000.

      Section 2.6 Absence of Undisclosed Liabilities. Except as and to the extent set forth or reserved against on the Financial Statements, including the notes thereto, the Seller has no liabilities or obligations of any nature (whether direct, indirect, known, unknown, accrued, unaccrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for immaterial liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2000.

      Section 2.7 Absence of Certain Changes. Except as set forth in Section 2.7 of the Seller Disclosure Schedule or as otherwise contemplated by this Agreement, since June 30, 2001, (a) there has not been any development or event that has had or could reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect and (b) the Seller has conducted its business in the ordinary course consistent with past practice and used reasonable efforts to preserve intact its business organizations and relationships with any Person and keep available the services of its present management and key employees. As used in this Agreement, the term "Seller Material Adverse Effect" shall mean a material adverse change in, or effect on,
(i) the business, prospects, financial condition or results of operations of the Seller, or (ii) the ability of the Seller to perform its obligations under this Agreement which shall exclude the impact that the Company has on the performance of the Seller.

      Section 2.8 Litigation. Except as set forth in Section 2.8 of the Seller Disclosure Schedule, there is no Legal Proceeding pending or, to the knowledge of the Seller, threatened against the Seller by or before any court or Governmental Entity. There is no Legal Proceeding pending or, to the knowledge of the Seller, threatened, against the Seller that questions the validity of this Agreement or any action taken or to be taken by the Seller in connection with the consummation of the transactions contemplated hereby. Except as set forth in Section 2.of the Seller Disclosure Schedule, there is not outstanding or, to the knowledge of the Seller, threatened, any orders, judgments, decrees or injunctions issued by any Government Entity against, affecting or naming the Seller.

      Section 2.9 Compliance with Law. The Seller is in compliance with all Applicable Laws, and the Seller has received no notice of or a reasonable basis to believe that the Seller has in any material respect violated any such Applicable Law. The Seller has all Permits necessary to conduct its business as currently conducted. All of the Permits are identified in Section 2.9 of the Seller Disclosure Schedule. The Seller is not in violation of the terms of any Permit, nor has the Seller engaged in any activity that is reasonably likely to cause revocation or suspension of any such Permit and no action or proceeding looking to or contemplating the revocation or suspension of any such Permit is pending or, to the Seller's knowledge, threatened.

      Section 2.10 Securities Matters. As of the date hereof, the Seller meets the requirements for use of Form S-3 for registration of the resale of the Common Stock underlying the Preferred Shares. The Seller has not granted any registration rights to any other party. The Seller is not now, and after giving effect to the transactions contemplated hereby will not be, an "investment company" as defined in the Investment Company Act of 1940.

      Section 2.11 Labor and Employment Matters. Except as set forth in Section
2.11 of the Seller Disclosure Schedule, (i) the Seller is not a party to any union agreement or collective bargaining agreement or work rules or practices agreed to with any labor organization or employee association and, to the knowledge of the Seller, no attempt to organize any of the employees of the Seller (the "Employees") has been made or is pending, (ii) since January 1, 1998, the Seller has not had any Equal Employment Opportunity Commission charges or other claims of employment discrimination made against it that have not been dismissed, (iii) since January 1, 1998, no state wage and hour department investigations have been made of the Seller, (iv) since January 1, 1998, there has been no labor strike, dispute, slowdown, stoppage or lockout against or affecting the Seller, (v) no unfair labor practice charge or complaint against the Seller is pending before the National Labor Relations Board or any similar Governmental Entity, and (vi) there are no written personnel policies, rules or procedures applicable to any Employees, other than those set forth in Section
2.11 of the Seller Disclosure Schedule, true and correct copies of which have heretofore been delivered to the Buyer. Except as set forth in Section 2.11 of the Seller Disclosure Schedule, there are no employment contracts or severance agreements with any Employees or independent contractors of the Seller.

      Section 2.12 Taxes. Except as set forth in Section 2.12 of the Seller Disclosure Schedule:

(a) The Seller (i) has timely filed (or caused to be filed when due) with the appropriate taxing authorities all material Tax Returns (as hereinafter defined) required to be filed by it and all such Tax Returns are true, correct and complete, (ii) has paid all Taxes (as hereinafter defined) due and payable by it, (iii) is a "C" corporation for federal tax purposes, and (iv) established in the most recent Financial Statements reserves that are adequate for the payment of any Taxes not yet due and payable;

(b) The Seller has prior to the date hereof provided to the Buyer copies of all Tax Returns applicable to the Seller;

(c) There are no outstanding agreements extending or waiving the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due for any taxable period with respect to any Tax for which the Seller may be subject or liable;

(d) There is not now pending, nor to the knowledge of the Seller is there any threat of an audit, assessment, collection, suit, action, administrative proceeding, investigation or other proceeding by any Governmental Entity relating to (i) any Taxes due from or with respect to the Seller, or (ii) any Tax Return of or with respect to the Seller;

(e) There are no Liens for Taxes upon the assets or properties of the Seller, except for statutory Liens for current Taxes not yet due;

(f) The Seller is not (i) a party to, bound by, or obligated under any agreement relating to the sharing or allocation of Taxes or indemnification agreement with respect to Taxes or any similar contract or arrangement and (ii) has no potential liability or obligation to any Person as a result of, or pursuant to, any such agreement, contract or arrangement;

(g) The Seller has not agreed, nor is it required to make, any adjustment under Sections 446(e) or 481(a) of the Code (or any similar provision of state, local or foreign law) by reason of a change in accounting method or otherwise for any Tax period for which the applicable federal statute of limitations has not expired;

(h) The Seller has not received a ruling from any Tax authority, nor has it entered into any closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law) or any other agreement with similar Tax purposes;

(i) The Seller has complied with all applicable laws relating to the withholding of Taxes and has timely withheld and paid over to the relevant Tax authority all amounts required to be so withheld and paid over for all periods under all applicable laws, including withholding in connection with payments to employees, independent contractors, creditors, partners, stockholders or other third parties;

(j) The Seller has not been a member of any federal, state, local or foreign consolidated, unitary, combined or similar group other than the group in which Seller (or its Affiliates) is the common parent;

(k) The Seller has not filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) or agreed to have Section 341(f)(2) of the Code apply to the disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Seller;

(l) No jurisdiction where the Seller does not file a Tax Return has made a Claim that the Seller is required to file a Tax Return for such jurisdiction;

(m) The deduction of any amount payable or benefit provided pursuant to the terms of any plan, agreement or arrangement, whether written or oral, of the Seller will not be subject to disallowance under Sections 162(a)(1), 162(m) or 280(G) of the Code;

(n) No person is entitled to receive any "gross-up" payment from the Seller in the event that the excise tax of Section 4999(a) is imposed on such Person.

(o) No transfer or recordation Tax will be due as a result of the issuance of the Preferred Shares or the Common Sock issuable upon conversion thereof.

(p) Since the date of the Financial Statements, the Seller has not incurred any liability for Taxes other than in the ordinary course of business; and

(q) no power of attorney is currently enforced with respect to any matter relating to taxes of the Company.

      Section 2.13  Contracts.

(a) Section 2.13(a) of the Seller Disclosure Schedule contains a correct and complete list of all Contracts pursuant to which the Seller is a party to or bound by; and

      (i) have a duration of three months or more and are not terminable without penalty upon 60 days or less prior written notice by any party;

      (ii) require or could reasonably be expected to require any party thereto to pay $15,000 or more in any twelve month period, or $50,000 or more in the aggregate;

      (iii) require or could require any severance or retention payments to Employees after the Closing Date;

      (iv) contain any restrictive covenant, confidentiality or non-competition agreement;

      (v) constitute a lease or license of any Intellectual Property from any third party;

      (vi) regard the employment, services, consulting, termination or severance from employment of any director, officer, Employee, or other Person;

      (vii) constitute a trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money or a leasing transaction of the type required to be capitalized in accordance with GAAP;

      (viii) constitute an agreement of guarantee, support, indemnification, assumption or endorsement of, or any other similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person (except for checks endorsed for collection);

      (ix) contain non-standard payment terms, in each case;

      (x) (other than the Stock Purchase Agreement) limit the freedom of the Seller to engage in any line of business or to compete with any other corporation, partnership, limited liability company, trust, individual or other entity, or any confidentiality, secrecy or non-disclosure contract or any contract that may be terminable as a result of the Buyer's status as a competitor of any party to such contract;

      (xi) are with an Affiliate;

      (xii) provide for a joint venture or partnership with any other Person;

      (xiii) are not in writing, true and correct summaries of which have been provided to the Buyer;

      (xiv) constitute a contract entered into by the Seller other than in the ordinary course consistent with past practice; or

      (xv) has granted or been granted forgiveness or waived or been granted a waiver of any rights or obligations under such Contract.

(b) Except as set forth in Section 2.13(b) of the Seller Disclosure Schedule:
(i) all of the Contracts are valid and binding and are in full force and effect, the Seller is not in default under, and no event has occurred which, with the passage of time or giving of notice or both, would result in the Seller being in default under, any of the terms of the Contracts, (ii) none of the Contracts requires the consent of any other party thereto in connection with the transactions contemplated by this Agreement, (iii) none of the Contracts contains a change of control provision that would either prohibit the transactions contemplated by this Agreement or require the consent of any third party; (iv) the Seller is a party to a written agreement with all suppliers of goods and services to the Seller and (v) there exists no default or event of default or event, occurrence, condition or act, with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Contract. True, correct and complete copies of all Contracts have been delivered to the Buyer.

      Section 2.14 Real Property. Section 2.14 of the Seller Disclosure Schedule sets forth a list of all real property leased or subleased by or on behalf of the Seller along with all documentation and amendments related thereto (the "Real Property Lease") and includes the expiration date of any Real Property Lease. The Seller does not own any real property.

      Section 2.15 Intellectual Property.

(a) Each item of Intellectual Property of the Seller is set forth in Section 2.15(a) of the Seller Disclosure Schedule.

(b) Section 2.15(b) of the Seller Disclosure Schedule sets forth, for all Intellectual Property owned directly or indirectly, or licensed, leased or otherwise used, by the Seller, a complete and accurate list, of all U.S. and foreign: (i) patents and patent applications; (ii) trademark and service mark registrations (including Internet domain name registrations owned directly or indirectly by the Seller), trademark and service mark applications and material unregistered trademarks and service marks; and (iii) copyright registrations, copyright applications and material unregistered copyrights.

(c) Section 2.15(c) of the Seller Disclosure Schedule lists all contracts for material Software which is licensed, leased or otherwise used by the Seller, and all Proprietary Software, and identifies which Software is owned, licensed, leased, or otherwise used, as the case may be.

(d) Section 2.15(d) of the Seller Disclosure Schedule sets forth a complete and accurate list of each License Agreement to which the Seller is a party or otherwise bound.

(e) Except as set forth in Section 2.15(e) of the Seller Disclosure Schedule or as would not individually or in the aggregate have a Seller Material Adverse
Effect:

      (i) The Seller owns or has the right to use all Intellectual Property, free and clear of all Liens other than Permitted Liens;

      (ii) Any Intellectual Property owned by the Seller or any of its Affiliates and used by the Seller, has been duly maintained, is valid and subsisting, in full force and effect and has not been cancelled, expired or abandoned;

      (iii) Any Intellectual Property used by the Seller but not owned by the Seller or any of its Affiliates has been duly maintained, is valid and subsisting, in full force and effect and has not been cancelled, expired or abandoned;

      (iv) The Seller has not received written notice from any third party regarding any actual or potential infringement by the Seller of any intellectual property of such third party, and the Seller has no knowledge of any basis for such a claim against the Seller;

      (v) The Seller has not received written notice from any third party regarding any assertion or claim challenging the validity of any Intellectual Property owned or used by the Seller or any subsidiary of the Seller and the Seller has no knowledge of any basis for such a claim;

      (vi) The Seller has not licensed or sublicensed its rights in any Intellectual Property, or received or been granted any such rights, other than pursuant to the License Agreements;

      (vii) No third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or used by the Seller;

      (viii) The License Agreements are valid and binding obligations of the Seller, enforceable in accordance with their terms, except that such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally;

      (ix) The Seller takes reasonable measures to protect the confidentiality of Trade Secrets including requiring third parties having access thereto to execute written nondisclosure agreements. No Trade Secret of the Seller has been disclosed or authorized to be disclosed to any third party other than pursuant to a written nondisclosure agreement that the Seller and the Seller reasonably believe adequately protects the Seller's proprietary interests in and to such Trade Secrets;

      (x) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Seller's rights to own or use any of the Intellectual Property, nor will such consummation require the consent of any third party in respect of any Intellectual Property; and

      (xii) All Proprietary Software set forth in Section 2.15(c) of the Seller Disclosure Schedule, was either developed (a) by employees of the Seller within the scope of their employment; or (b) by independent contractors who have assigned all of their rights to the Seller pursuant to written agreement.

(f) Except as set forth in Section 2.15(f) of the Seller Disclosure Schedule, the Seller has:

      (i) not granted to any third party any exclusive rights of any kind (including, without limitation, exclusivity with regard to categories of advertisers on any World Wide Web site, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Intellectual Property), nor has the Seller granted any third party any right to market any of the Intellectual Property under any private label or "OEM" arrangements;

      (ii) no outstanding sales or advertising contract, commitment or proposal (including, without limitation, insertion orders, slotting agreements or other agreements under which the Seller has allowed third parties to advertise on or otherwise be included in a World Wide Web site) that the Seller currently expects to result in any material loss to the Seller upon completion or performance thereof;

      (iii) has any oral contracts or arrangements for the sale of advertising or any other product or service; or

      (iv) employs any employee, contractor or consultant who, to the Seller's knowledge, is in violation of any material term of any written employment contract, patent disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with the Seller or, to the Seller's knowledge, any other party because of the nature of the Seller's business.

      Section 2.16 Environmental Compliance. Except as would not individually or in the aggregate have a Seller Material Adverse Effect: (a) the Seller is in compliance with all applicable Environmental Laws; (b) the Seller has all material Permits required under any applicable Environmental Laws and are in compliance with their respective requirements; and (c) there are no pending or, to Seller's knowledge, threatened claims under Environmental Laws against the Seller.

      Section 2.17 Affiliate and Non-Arm's Length Transactions. Since January 1, 1999, the Seller has not made any payment or loan to, or borrowed any moneys from or is otherwise indebted to, any officer, director, Employee, shareholder, Affiliate of the Seller or any other Person not dealing at arm's length with the Seller, except as disclosed in Section 2.17 of the Seller Disclosure Schedule and except for usual employee reimbursements and compensation paid in the ordinary course. Except as described in Section 2.17 of the Seller Disclosure Schedule and except for Contracts of employment, the Seller is not a party to any Contract with any officer, director, Employee, shareholder or Affiliate of the Seller or any other Person not dealing at arm's length with the Seller.

      Section 2.18 Brokers; Finders and Fees. The Seller has not employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby.

      Section 2.19 Properties/Assets. The Seller has good and marketable title, free and clear of all Liens to all of its properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Financial Statements as being owned by the Seller as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of the Financial Statements, (ii) Liens disclosed in the notes to the Financial Statements, and (iii) Liens arising in the ordinary course of business after the date of the Financial Statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business, held under leases or sub-leases by Seller are held under valid instruments enforceable in accordance with their respective terms, subject to the Bankruptcy Exception. All of Seller's equipment in regular use which is needed for the operation of Seller has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted. The Seller has good and marketable title, free and clear of all Liens to all assets necessary to conduct the Business as such are being conducted on the date of this Agreement and proposed to be conducted, and such assets are not owned or held by any other Person.

      Section 2.20 Disclosure. No representation or warranty by the Seller in this Agreement and no statement contained in any document or other writing furnished or to be furnished to the Buyer or its representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements made herein or therein not misleading. There has been no event or transaction (other than the transactions contemplated hereby and the matters related thereto) which has occurred or information which has come to the attention of the Seller (other than events or information relating to economic conditions of general public knowledge) which could reasonably be expected to have a Seller Material Adverse Effect or which could reasonably be expected to prevent or impair the ability of the Seller, after the Closing, to carry on its business in the same manner as it is presently being conducted.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer hereby represents and warrants to the Seller as follows:

      Section 3.1 Organization; Etc. The Buyer is (i) a limited liability company validly existing and in good standing under the laws of Delaware, (ii) has all requisite corporate power and authority to own, lease and operate its respective properties and assets and to carry on its business as it is now being conducted, and (iii) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties makes such qualification necessary.

Section 3.2 Authority Relative to this Agreement. The Buyer has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery by the other parties hereto, each such agreement constitutes a legal, valid and binding obligations of such party, enforceable against such party in accordance with its terms, subject to the Bankruptcy Exception.

      Section 3.3 Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby and thereby will (a) conflict with or result in any breach of any provision of the limited liability company agreement or by-laws of the Buyer, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or require any consent under, any indenture, license, contract, agreement or other instrument or obligation to which the Buyer is a party or by which it or any of its properties or assets may be bound, (c) violate any order, writ, injunction, decree or award rendered by any Governmental Entity or Laws applicable to the Buyer, any of their respective subsidiaries or any of their respective properties or assets, or (d) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Entity.

      Section 3.4 Brokers; Finders and Fees. Neither the Buyer nor any of its Affiliates has employed any investment banker, broker or finder or incurred any liability for any investment banking, financial advisory or brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby.

      Section 3.5 Investment Representations. The Buyer understands that as of the Closing Date, the Preferred Shares will not have been registered under the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act"). The Buyer also understands that the Preferred Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Buyer's representations contained in the

Agreement. The Buyer hereby represents and warrants that it is an "accredited investor" within the meaning of the Securities Act.

      Section 3.6 Due Diligence. The Buyer acknowledges and agrees that it has had sufficient opportunity to perform due diligence, including reviewing public filings and asking questions of Seller's management, with respect to the transactions contemplated by this Agreement.

                                   ARTICLE IV

                      POST-CLOSING COVENANTS OF THE PARTIES

      Section 4.1 Reservation of Shares. The Seller shall at all times keep reserved out of its authorized but unissued shares of Common Stock a number of shares sufficient to permit (i) the conversion of all of the then outstanding Preferred Shares, and (ii) exercise of all options to acquire shares of Seller's Common Stock that are then outstanding and held by the Series A Director or such director's assignee.

      Section 4.2 Amendments to Charter. Until the Preferred Shares have been converted in full, the Seller shall not, without the prior written consent of the Buyer, alter or amend the Certificate of Designation or alter or amend the Seller's Charter, or allow an Affiliate to amend its Charter, in a manner that is adverse to the Buyer.

      Section 4.3 Securities Matters. The Seller will take all actions reasonably necessary to (a) maintain qualification for use of Form S-3 for registration of the resale of the shares of Common Stock issuable upon conversion of the Preferred Shares and (b) continue to have its stock quoted on the Nasdaq SmallCap Market. During the Registration Period, the Seller will not grant any registration rights superior to those granted in Article VI without the prior written consent of the Buyer.

      Section 4.4 Post-Closing Cooperation. In case at any time after the Closing Date any further action is necessary, proper or advisable to carry out the purposes of this Agreement, as soon as reasonably practicable, each party hereto shall take, or cause its proper officers or directors to take, all such necessary, proper or advisable actions.

      Section 4.5 Public Announcements. Upon the Closing and thereafter, the parties will consult with each other with respect to the issuance of a joint report, statement or press release with respect to this Agreement and the transactions contemplated hereby. The Seller shall not issue any report, statement or press release with respect to this Agreement or the transactions contemplated hereby unless such report, statement or press release has been reviewed and agreed to by Buyer in advance, except as in the reasonable judgment of the Seller and upon advice of outside counsel, may be required by law or in connection with its obligations as a publicly-held, exchange-listed company, in which case the parties will use their best efforts to reach mutual agreement as to the language of any such report, statement, or press release.

      Section 4.6 Election of Series A Director; Grant of [Options/Warrants].

(a) As of the date hereof, the Board of Directors of the Seller (the "Board") consists of Barry Siegel, Barry J. Spiegel, Kenneth J. Friedman and R. Frank Mena. From and after the date hereof so long as any Preferred Shares are outstanding, the Seller shall take all action within its power as may be required to cause the Board to consist of a minimum of five (5) members.

(b) Provided that Buyer or any Affiliate(s) of Buyer is/are the holder(s) of the Preferred Shares (and subject to the conditions set forth herein), such holder(s) of the Preferred Shares shall have the exclusive right, voting separately as a class, to elect one director of the Seller (herein referred to as the "Series A Director"). The Series A Director will be either the chief executive officer or chief operating officer of Buyer or an individual that is nominated by Buyer and consented to by Seller. The Series A Director shall be elected by the affirmative vote of the holders of record of a majority of the outstanding Preferred Shares either at meetings of stockholders at which directors are elected, a special meeting of holders of the Preferred Shares or by written consent without a meeting in accordance with applicable law. The Series A Director so elected shall serve for a term of one year and until his successor is elected and qualified. Any vacancy in the position of the Series A Director will be filled by holders of the Preferred Shares. To the extent permitted by Applicable Law, the Series A Director may, during his or her term of office, be removed at any time, with or without cause, by and only by the affirmative vote, at a special meeting of holders of the Preferred Shares called for such purpose, or the written consent, of the holders of record of a majority of the outstanding Preferred Shares. Any vacancy created by such removal may also be filled at such meeting or by such consent. Notwithstanding the foregoing or anything herein to the contrary, the right of Buyer to elect a Series A Director shall cease at such time that Buyer (including its Affiliates) no longer own(s) at least five hundred (500) Preferred Shares as adjusted to give effect to stock splits, recapitalizations and similar corporate transactions or events that may have decreased the number of Preferred Shares owned by Buyer.

(c) The Series A Director shall be covered by an insurance policy or policies providing directors' and officers' liability insurance, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Seller. In no event shall the amount of such coverage be less than $3 million in the aggregate. At the Closing, Seller shall provide an insurance certificate evidencing such policy or policies.

(d) At the Closing, the Seller shall grant the Series A Director a non-statutory, assignable option (the "Initial Option") to acquire 50,000 shares of Seller's Common Stock. Such option shall be issued at the closing price of Seller's Common Stock on the date of the Closing and shall be fully vested and exercisable. The terms and conditions of the option shall be set forth in an option grant agreement in the form of Exhibit B attached hereto. Upon each anniversary of each full year during which a Series A Director served on the Board, the Seller shall further grant a non-statutory, assignable option to acquire 50,000 shares of Seller's Common Stock. Such option shall be issued at the closing price of Seller's Common Stock on the date of each such anniversary or, if not a date on which the Seller's Common Stock trades, the next such closing price and shall be fully vested and exercisable. The terms and conditions of the option shall be set forth in an option grant agreement in the form of Annex B attached hereto.

(e) In addition to the Series A Director, the holders of the Preferred Shares shall be entitled to one non-voting observer's seat on Seller's board of directors subject to the same conditions that apply with respect to Buyer's ability to elect the Series A director except that such non-voting observer can be any employee of Buyer or its Affiliates.

                                    ARTICLE V

                          SURVIVAL AND INDEMNIFICATION

      Section 5.1 Survival Periods. The representations and warranties made by the parties in this Agreement shall survive the Closing and shall continue in full force and effect without limitation after the Closing except that, subject to the provisions of the next sentence, neither the Buyer, on the one hand, nor the Seller, on the other, shall have any liability with respect to any matter if notice of a claim has not been provided on or prior to the third anniversary of the Closing Date. Notwithstanding the foregoing, (a) any indemnification obligations of any sort relating to Section 2.12 shall continue in full force and effect without limitation, unless the Buyer shall not have given notice of a claim on or prior to the expiration of the statute of limitations applicable to such matters, in which case such indemnification obligations shall terminate, (b) any claims, actions or suits the Buyer may have which arise from any fraud on the part of the Seller, or any representative of the Seller, shall continue in full force and effect without limitation (c) any claims arising out of a breach of Article VI of this Agreement shall continue in full force and effect without limitation, and (d) the representations and warranties contained in Sections 2.1 through and including 2.4 and Sections 3.1 through and including 3.3 and any indemnification obligations in connection therewith shall continue in full force and effect without any limitation.

      Section 5.2 The Seller's Agreement to Indemnify.

(a) Subject to the terms and conditions set forth herein, from and after the Closing, the Seller shall indemnify and hold harmless the Buyer, its Affiliates (including the Company after the Closing), and their respective directors, officers, employees, controlling persons, agents and representatives and their successors and assigns (collectively, the "Buyer Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, the "Buyer Damages") either asserted against or incurred by any Buyer Indemnitee as a result of or arising out of (a) a breach of any representation or warranty of the Seller contained in this Agreement or (b) a breach of any covenant or agreement on the part of the Seller under this Agreement.

(b) The Seller shall be obligated to indemnify the Buyer Indemnitees pursuant to clause (i) of Section 5.2(a) only for those claims giving rise to Buyer Damages as to which the Buyer Indemnitees have given the Seller notice thereof no later than forty-five (45) days after the end of any applicable survival period (as provided for in Section 5.1). Any written notice delivered by a Buyer Indemnitee to the Seller with respect to Buyer Damages shall set forth with as much specificity as reasonably practicable the basis of the claim for Buyer Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

(c) The total liability of the Seller under this Section shall be limited to the amount of the Closing Payment.

      Section 5.3 The Buyer's Agreement to Indemnify.

(a) Subject to the terms and conditions set forth herein, from and after the Closing, the Buyer (the "Buyer Indemnitors") shall indemnify and hold harmless the Seller, its Affiliates, and their respective directors, officers, employees, controlling persons, agents and representatives and their successors and assigns (collectively, the "Seller Indemnitees") from and against all liability, demands, claims, actions or causes of action, assessments, losses, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Seller Damages") asserted against or incurred by any Seller Indemnitee as a result of or arising out of (i) a breach of any representation or warranty of the Buyer contained in this Agreement and (ii) a breach of any covenant or agreement on the part of the Buyer under this Agreement.

(b) The Buyer Indemnitors shall be obligated to indemnify the Seller Indemnitees pursuant to clause (i) of Section 5.3(a) only for those claims giving rise to Seller Damages as to which the Seller Indemnitees have given the Buyer Indemnitors written notice thereof no later than forty-five (45) days after the end of any applicable survival period (as provided for in Section 5.1). Any written notice delivered by a Seller Indemnitee to the Buyer Indemnitors with respect to Seller Damages shall set forth with as much specificity as is reasonably practicable the basis of the claim for Seller Damages and, to the extent reasonably practicable, a reasonable estimate of the amount thereof.

(c) The total liability of the Buyer under this Section shall be limited to the amount of the Closing Payment.

      Section 5.4 Third-Party Indemnification. The obligations of the Seller to indemnify the Buyer Indemnitees under Section 5.2 hereof with respect to Buyer Damages and the obligations of the Buyer Indemnitors to indemnify the Seller Indemnitees under Section 5.3 with respect to Seller Damages, in either case resulting from the assertion of liability by third parties (each, as the case may be, a "Claim"), will be subject to the terms and conditions described in
Section 7.4 of the Stock Purchase Agreement.

                                   ARTICLE VI

                               REGISTRATION RIGHTS

      Section 6.1 Registrable Securities. For the purposes of this Agreement,

"Registrable Securities" means (a) the shares of Common Stock issuable upon conversion of the Preferred Shares, and (b) shares of Common Stock issued as a dividend or other distribution with respect to or in replacement of the Preferred Shares or the Common Stock referred to above; provided that (i) any shares of Common Stock will cease to be Registrable Securities, and (ii) the Seller will not be obligated to maintain the effectiveness of the Shelf Registration Statement (as defined below) following the date on which the Seller delivers an opinion of counsel in form and substance reasonably satisfactory to the Buyer and the Seller's transfer agent that the Buyer may sell in a single transaction all Registrable Securities then held or issuable to the Buyer on a registered securities exchange or Nasdaq market under an applicable exemption from the registration requirements of the Securities Act (pursuant to Rule 144 under the Securities Act or otherwise). The period of time during which the Seller is required to keep the Shelf Registration Statement effective is referred to as the "Registration Period."

      Section 6.2 Registration. At any time following one year from the Closing Date, the Seller will as soon as practicable but not later than thirty (30) days following receipt of written demand notice (the "Demand Notice") from the Buyer that it is demanding registration of some or all of its Registrable Securities (the "Filing Period"), file with the Commission a shelf registration statement on Form S-1, S-2, S-3 or successor form or another form selected by the Seller that is available to it under the Securities Act (the "Shelf Registration Statement") to register the resale of all of the Registrable Securities beneficially owned by Buyer. The Buyer shall have no more than one such right to demand the filing of a Shelf Registration Statement.

      Section 6.3 Piggyback-Registration Rights. In addition to the registration rights set forth in Section 6.2 hereof, the Seller shall provide and include all or any part of the Registrable Securities as part of any registration of securities filed by the Seller (other than on Form S-4, or pursuant to Form S-8 or any equivalent form); provided, however, that if, in the written opinion of the Seller's managing underwriter or underwriters, if any, for such offering (the Underwriter), the inclusion of the Registrable Securities, when added to the securities being registered by the Seller or the selling stockholder(s), will exceed the maximum amount of the Seller's securities which can be marketed
(a) at a price reasonably related to their then current market value, or (b) without materially and adversely affecting the entire offering, the Seller shall nevertheless register all or any portion of the Registrable Securities required to be so registered but such Registrable Securities shall not be sold by the holders until 90 days after the registration statement for such offering has become effective or for such longer period as the Underwriter may require, but not exceeding 180 days; and provided further that, if any securities are registered for sale on behalf of other stockholders in such offering and such stockholders have not agreed to defer such sale until the expiration of such period, the number of securities to be sold by all stockholders in such public offering during such period shall be apportioned pro rata among all such selling stockholders, including all holders of the Registrable Securities, according to the total amount of securities of the Seller owned by said selling stockholders, including all holders of the Registrable Securities.

      Section 6.4 Registration Procedures. In connection with the registration of any Registrable Securities under the Securities Act as provided in this
Article VI, the Seller will use its reasonable best efforts:

(a) To cause the Shelf Registration Statement (and any other related state or federal registrations, qualifications or compliances as may be reasonably requested and as would permit or facilitate that sale and distribution of all Registrable Securities until the distribution thereof is complete) to become effective as soon as practicable following the filing thereof but not later than one hundred and twenty (120) days after receipt of the Demand Notice (the "Effectiveness Deadline");

(b) Prepare and file with the Commission the amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith and take all other actions as may be necessary to comply with the Securities Act and the rules and regulations promulgated thereunder and keep the Shelf Registration Statement continuously effective and free from any material misstatement or omission until the disposition of all securities in accordance with the intended methods of disposition by the Buyer set forth in the Shelf Registration Statement will be completed, and to comply with the provisions of the Securities Act (to the extent applicable to the Buyer) with respect to the dispositions. The Shelf Registration Statement will not be deemed to have been effected if after it has become effective under the Securities Act, (A) such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other Governmental Entity or any court proceeding for any reason; or (B) the Seller voluntarily takes any action that results in the holders of the Registrable Securities not being able to sell the Registrable Securities pursuant to applicable securities laws, unless such action is required under applicable law or court order;

(c) Furnish to the Buyer a reasonable number of copies of the Shelf Registration Statement and of each amendment and supplement thereto, a number of copies of the prospectus and all amendments and supplements thereto included in the Shelf

Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and the other documents (including exhibits to any of the foregoing), as the Buyer may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by the Buyer;

(d) To register or qualify the Registrable Securities covered by the Shelf Registration Statement under blue sky laws of the various states as the Buyer reasonably requests, to keep such registration and qualification effective during the Registration Period and do any and all other acts and things that may be reasonably necessary or advisable to enable the Buyer to consummate the disposition in the states the Registrable Securities owned by the Buyer, except that the Seller will not be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 6.3(d) be obligated to be qualified, to subject itself to taxation in any the jurisdiction, or to consent to general service of process in any the jurisdiction;

(e) Provide a transfer agent and registrar for the Registrable Securities covered by the Shelf Registration Statement not later than the effective date of the Shelf Registration Statement and cooperate with the holders of such Registrable Securities and promptly provide the transfer agent for the Common Stock with such instructions and legal opinions from the Seller's counsel as may be required in order to facilitate the issuance to the purchaser (or such holder's broker) of new unlegended certificates for such Registrable Securities;

(f) Immediately notify the Buyer (i) at any time when a prospectus, prospectus supplement or any post-effective amendment relating thereto is filed, proposed to be filed or required to be delivered under the Securities Act, (ii) of the happening of any event as a result of which the prospectus included in the Shelf Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Buyer, the Seller shall promptly prepare a supplement or amendment to the prospectus so that, as thereafter delivered to the purchasers of Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading (iii) of any request by the Commission or any other Governmental Entity for amendments or supplements to the Shelf Registration Statement or related prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceeding for that purpose; or (v) of the receipt by the Seller of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

(g) Cause all Registrable Securities to be listed on each securities exchange or automated over-the-counter trading system on which similar securities issued by the Seller are then listed;

(h) Enter into customary agreements (including, in the event the Buyer elects to engage an underwriter in connection with the Shelf Registration Statement, an underwriting agreement containing customary terms and conditions) and take all other actions as reasonably required in order to expedite or facilitate the disposition of Registrable Securities; provided, however, that the Seller will not be liable for any expenses, including, without limitation, any underwriter's fees, commissions and discounts;

(i) With a view to making available to the Buyer the benefits of certain rules and regulations of the Commission that at any time permit the sale of the Registrable Securities to the public without registration, the Seller agrees to use its reasonable best efforts to:

      (A) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

      (B) file with the Commission in a timely manner all reports and other documents required of the Seller under the Exchange Act; and

      (C) furnish to the Buyer upon any reasonable request a written statement by the Seller as to its compliance with the public information requirements of Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Seller, and the other Commission reports and documents of the Seller as the Buyer may reasonably request.

(j) The Seller will use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Shelf Registration Statement and, if such an order is issued, the Seller will obtain the withdrawal of such order as soon as practicable and will immediately notify each holder of any Registrable Securities purchased hereunder of the issuance of such order and the resolution thereof.

      Section 6.5 Registration and Selling Expenses. All expenses incurred by the Seller in connection with the Seller's performance of or compliance with this Article VI, including, without limitation, (i) all Commission registration and filing fees, (ii) blue sky fees and expenses, (iii) all necessary printing and duplicating expenses and (iv) all fees and disbursements of counsel and accountants retained on behalf of the Seller (all expenses being called "Registration Expenses"), will be paid by the Seller.

      Section 6.6 Certain Obligations of the Buyer.

(a) The Buyer agrees that, upon receipt of any written request from the Seller notifying the Buyer of the happening of any event requiring the preparation of a supplement or amendment to the Shelf Registration Statement so that, as thereafter delivered to the Buyer, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and requesting that the Buyer discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement, the Buyer will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until its receipt of copies of the supplemented or amended effective prospectus from the Seller and, if so directed by the Seller, the Buyer will deliver to the Seller all copies, other than permanent file copies then in the Buyer's possession, of the prospectus covering the Registrable Securities current at the time of receipt of the notice.

(b) As a condition to the inclusion of its Registrable Securities, the Buyer will furnish to the Seller the information regarding the Buyer and the intended method of distribution of the securities as the Seller may from time to time request or as will be required in connection with any registration, qualification or compliance referred to in this Section 8.

(c) The rights to cause the Seller to register Registrable Securities granted to the Buyer by the Seller may be assigned in whole or in part by the Buyer, provided, that: (i) the transfer may otherwise be effected in accordance with applicable securities laws, (ii) the transfer involves not less than the lesser of all of the Buyer's Registrable Securities or 500,000 shares of Common Stock,
(iii) the Buyer gives prior written notice to the Seller, and (iv) the transferee agrees to comply with the terms and provisions of this Agreement in a written instrument reasonably satisfactory in form and substance to the Seller and its counsel.

      Section 6.7 Indemnification.

(a) The Seller will indemnify, to the extent permitted by law, the Buyer and each person controlling the Buyer within the meaning of Section 15 of the Securities Act against all losses, claims, expenses (including reasonable fees, disbursements and other charges of counsel) damages and liabilities ("Losses"), including Losses incurred in settlement of any litigation, commenced or threatened, resulting from or based on any untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Shelf Registration Statement or prospectus (or any amendment or supplement thereto) or any preliminary prospectus prepared in connection with the registration contemplated by this Article VI; provided, however, that the Seller shall not be liable pursuant to this Section if the Losses have been caused by (i) any untrue statement or omission or alleged untrue statement or omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, to the extent the Losses are caused by an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the written information so furnished by the Buyer and stated specifically for use in connection with the preparation of the Shelf Registration Statement or prospectus or (ii) any selling security holder's failure to deliver a copy of the Shelf Registration Statement or prospectus, or any amendments or supplements thereto, at or prior to the time the furnishing is required by the Securities Act.

(b) In connection with the Shelf Registration Statement in which the Buyer is participating, the Buyer will furnish to the Seller in writing the information as is reasonably requested by the Seller for use in the Shelf Registration Statement or prospectus and will, to the extent permitted by law, the Seller, its directors and officers and each person or entity, if any, who controls the Seller within the meaning of Section 15 of the Securities Act (the "Seller Indemnified Parties"), against any Losses resulting from any untrue statement or omission or alleged untrue statement or omission of a material fact required to be stated in the Shelf Registration Statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent the Losses are caused by an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the written information so furnished by the Buyer and stated specifically for use in connection with the preparation of the Shelf Registration Statement or prospectus; provided that the indemnity will not apply to the extent that the Losses arise out of or are based upon a violation of this Agreement by the Seller. Notwithstanding the foregoing or any other provision of this Agreement, in no event will the Buyer be liable for any the

Losses in excess of the net proceeds received by the Buyer in connection with its disposition of Registrable Securities.

(c) Any indemnification pursuant to this Section shall be conducted in accordance with the procedures described in Section 7.4 of the Stock Purchase Agreement.

(d) If the indemnification provided for in Section is held by a court of competent jurisdiction to be unavailable under applicable law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying the indemnified party, will contribute to the amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities in the proportion as is appropriate to reflect the relative fault of the Seller on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in the losses, claims, damages, or liabilities, as well as any other relevant equitable considerations including the relative benefits to the parties. The relative fault of the Seller on the one hand and of the indemnified party on the other will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Seller or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above will be deemed to include any legal or other fees or expenses reasonably incurred by the party in connection with investigating or defending any action or claim. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity that is not guilty of fraudulent misrepresentation.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

      Section 7.1 Entire Agreement. This Agreement and the Stock Purchase Agreement (including the Seller Disclosure Schedule and any other schedules or exhibits to this Agreement or the Stock Purchase Agreement) constitutes the entire agreement of the parties relating to the subject matter hereof and supersede other prior agreements and understandings between the parties both oral and written regarding such subject matter.

      Section 7.2 Severability. It is the desire and intent of the parties to this Agreement that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of such Agreement in the particular jurisdiction in which such adjudication is made.

      Section 7.3 Notices. Any notice required or permitted by this Agreement must be in writing and must be sent in the manner described in Section 8.3 of the Stock Purchase Agreement.

      Section 7.4 Governing Law; Jurisdiction, Waiver of Jury Trial . THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF NEW YORK. COURTS WITHIN THE STATE OF NEW YORK (LOCATED WITHIN THE COUNTY OF NASSAU) OR THE FEDERAL DISTRICT COURT, EASTERN DISTRICT, WILL HAVE JURISDICTION OVER ALL DISPUTES BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY. THE PARTIES HEREBY CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HERETO WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION,

PERFORMANCE OR ENFORCEMENT HEREOF.

      Section 7.5 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

      Section 7.6 Counterparts. This Agreement may be signed in counterparts and all signed copies of this Agreement will together constitute one original of this Agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

      Section 7.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      Section 7.8 Fees and Expenses. Whether or not this Agreement and the transactions contemplated hereby are consummated, and except as otherwise expressly set forth herein, all costs and expenses (including legal fees and expenses) incurred in connection with, or in anticipation of, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Each of the Seller, on the one hand, and the Buyer, on the other hand, shall indemnify and hold harmless the other parties from and against any and all claims or liabilities for financial advisory and finders' fees incurred by reason of any action taken by such party or otherwise arising out of the transactions contemplated by this Agreement by any person claiming to have been engaged by such party.

      Section 7.9 Interpretation. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. Unless otherwise specified, all references herein to "Section" shall refer to corresponding provisions of this Agreement or the Seller Disclosure Schedule, as the case may be, whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation." The phrase "to the knowledge of the Seller" or any similar phrase shall mean such facts and other information that as of the date hereof are actually known or should have been known, after due inquiry, to any director, officer, employee, advisor or legal representative of the Seller. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

      Section 7.10 No Third-Party Beneficiaries. This Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto; provided, however, that this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

      Section 7.11 No Waivers; Modification. Any waiver of any right or default hereunder will be effective only in the instance given and will not operate as or imply a waiver of any other or similar right or default on any subsequent occasion. No waiver, modification or amendment of this Agreement or of any provision hereof will be effective unless in writing and signed by the party against whom such waiver, modification or amendment is sought to be enforced.

      Section 7.12 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or equity.

      Section 7.13 Construction. With regard to each and every provision of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that same have or has been mutually negotiated, prepared and drafted, and that if, at any time, the need arises to construe any provision hereof, or any agreement or instrument subject hereto, that no consideration shall be given to the issue of which party actually prepared, drafted, requested, or negotiated any provision of this Agreement or any agreement subject hereto.

      IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly signed as of the date first above written.

                                    PHH Vehicle Management Services, LLC

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    driversshield.com Corp.

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                                                       Exhibit C

                                ESCROW AGREEMENT

      ESCROW AGREEMENT (this "Escrow Agreement") dated as of October __, 2001 by and between driversshield.com Corp. (the "Seller") a New York corporation, PHH Vehicle Management Services, LLC, a Delaware limited liability company (the "Buyer"), and Piper Marbury Rudnick & Wolfe LLP, as Escrow Agent (the "Escrow Agent").

                                    RECITALS

      WHEREAS, the Buyer and the Seller (among others) are parties to a Stock Purchase Agreement dated as of October __, 2001 (the "Stock Purchase Agreement"), pursuant to which the Buyer is acquiring from the Seller all of the issued and outstanding shares of the capital stock of driversshield FS Corp., a New York corporation (the "Company") for a price and upon terms set forth in the Stock Purchase Agreement. Except as set forth herein, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Stock Purchase Agreement;

      WHEREAS, this Escrow Agreement is being entered into pursuant to the Stock Purchase Agreement for the purpose of securing the indemnification obligations of the Seller under the Stock Purchase Agreement including, without limitation,
Article VII and Section 4.6(c) thereof (the "Indemnification Obligations");

      WHEREAS, at the Closing (as defined in the Stock Purchase Agreement), the Buyer is depositing into an escrow account (the "Escrow Account"), by wire transfer of immediately available funds, a portion of the purchase price (the "Deposit") equal to One Hundred Seventy-Five Thousand Dollars ($175,000.00); and

      WHEREAS, the Escrow Agent is willing to act as escrow agent in respect of the Escrow Fund (as hereinafter defined) upon the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions hereof, the parties intending to be legally bound, hereby agree as follows:

      1. Appointment of Escrow Agent. The Buyer and the Seller hereby appoint Piper Marbury Rudnick & Wolfe LLP as the Escrow Agent. The Escrow Agent hereby accepts such appointment, all upon the terms and conditions set forth in this Escrow Agreement.

      2. Deposit in Escrow; Escrow Available for Indemnification Obligations.

            (a) At the Closing (which is taking place concurrently with the execution of this Escrow Agreement and the other agreements, documents and instruments deliverable at Closing), the Buyer is depositing the Deposit with the Escrow Agent. The Deposit, together with any interest and earnings thereon, are sometimes collectively referred to herein as the "Escrow Fund."

            (b) The parties hereto agree that the purpose of this Escrow Agreement is to secure the Indemnification Obligations.

            (c) The Escrow Fund will be held by the Escrow Agreement and will be available in accordance with the terms hereof to pay any claims by Buyer with respect to the Indemnification Obligations. Any such obligations shall be first satisfied out of the Escrow Fund established hereunder. After exhaustion of such Escrow Fund or in the event that the Escrow Fund has been released to the Seller prior to the expiration of Seller's Indemnification Obligations under the Stock Purchase Agreement, Buyer may look directly to Seller for payment of any claims relating to Seller's Indemnification Obligations. Each of the rights, powers, and remedies of the Buyer hereunder shall be non-exclusive, cumulative and concurrent, and shall be in addition to every other right, power, or remedy provided for hereunder or under the Stock Purchase Agreement or otherwise existing at law or in equity or by statute or otherwise, and any exercise or beginning of the exercise by the Buyer of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Buyer of any or all such other rights, powers, and remedies. The parties acknowledge and agree that the Escrow Fund is the non-exclusive source for recovery of any such claims that the Buyer may have.

      3. Investments.

            (a) The Escrow Agent shall invest and reinvest the Escrow Funds only in investments which are obligations of, or be guaranteed by the U.S. Treasury or U.S. government agencies or instrumentalities. Investments shall be made promptly upon receipt of available funds by the Escrow Agent. The Escrow Agent shall not be responsible for or liable for any loss suffered in connection with any investments or funds made by it in accordance with this Section 3(a). All net income realized in respect of the Deposit consisting of interest and capital gains shall be distributed to the party receiving payment of such funds

            (b) The Escrow Agent shall not sell, transfer or in any manner whatsoever encumber the Escrow Fund except pursuant to the terms and conditions of this Escrow Agreement.

      4. Release of the Escrow Fund. The Escrow Agent will hold the Escrow Fund in its possession until instructed hereunder to deliver the Escrow Fund or any specified portion thereof as follows:

            (a) The Buyer may, at its option, submit a notice to the Escrow Agent and the Seller of any claim for which it is entitled to indemnification pursuant to the Indemnification Obligations of the Stock Purchase Agreement, specifying in reasonable detail (i) the nature of the indemnity claim, (ii) the section or sections of the Stock Purchase Agreement under which the indemnity claim is being made and (iii) the amount of the claimed liability in respect of each such indemnity claim. In the event of any Objection Notice (as defined below) with respect to such claim, the Escrow Agent shall remit the amount not in dispute and shall only retain in accordance with
Section 4(b) the amount represented by the Disputed Claim (as defined below).

            (b) If, within the ten (10) day period following the notification of the Seller and the Escrow Agent of a claim, each of the Buyer and the Escrow Agent receive from the Seller a written notice of objection relating to such claim, specifying the amount of the claim to which the Seller objects and describing such objection in reasonable detail (an "Objection Notice"), the portion of the Buyer's claim that is the subject of the Objection Notice shall become a "Disputed Claim." If the question of whether the Buyer shall be entitled to delivery of the Disputed Claim shall not have been resolved by joint written instructions of the Seller and the Buyer to the Escrow Agent within fifteen (15) days of the Buyer's and the Escrow Agent's receipt of the Objection Notice, the Escrow Agent shall retain in the Escrow Account amounts then held by the Escrow Agent (to the extent such funds are available in the Escrow Account) equal to the amount of the Disputed Claim until question of the entitlement of the Buyer to delivery of all or a portion of such withheld part of the Escrow Fund as specified in the Claims Notice shall have been determined (i) by an agreement in writing executed by the Seller and the Buyer or (ii) by a final judgment of a court of competent jurisdiction in accordance with Section 5(b), provided that the Buyer shall deliver to the Escrow Agent and the Seller a full and executed copy of such agreement or a certified copy of such final judgment directing the Escrow Agent to deliver such portion of the Disputed Claim withheld in the Escrow Fund as specified in such agreement or final judgment, as the case may be.

            (c) Promptly upon the expiration of the period ending twelve (12) months from the date hereof, the Escrow Agent shall release the Escrow Fund to the Seller, less the aggregate amount of any claim or claims paid to the Buyer or held by the Escrow Agent as a Disputed Claim pursuant to this Section 4.

      5. Disputes.

            (a) In the event of a Disputed Claim or any disagreement between the Buyer and the Seller resulting in adverse claims and demands being made in connection with or for any property involved herein or affected hereby, the Escrow Agent shall be entitled to refuse to comply with any such claim or demand, so long as such disagreement shall continue, and in so doing the Escrow Agent shall not be or become liable for any damages, losses, liabilities or interest to any party for its failure or refusal to comply with such conflicting or adverse demands, except for liabilities resulting from the Escrow Agent's own fraud, willful misconduct or gross negligence, and the Escrow Agent shall be entitled to continue so to refrain and refuse so to act until the rights of the adverse claimants have been determined (i) by an agreement in writing executed by the Seller and the Buyer or (ii) a final judgment of a court of competent jurisdiction, provided that the Buyer shall deliver to the Escrow Agent and the Seller a full and executed copy of such agreement or a certified copy of such final judgment directing the Escrow Agent to deliver such portion of the Disputed Claim withheld in the Escrow Fund as specified in such agreement or final judgment, as the case may be.

            (b) All costs and expenses, including reasonable counsel fees and expenses, incurred in any action to obtain an award or relief with respect to the matters contemplated by this Escrow Agreement shall be borne by the party which is not the prevailing party in such action.

      6. The Escrow Agent.

            (a) The Escrow Agent shall not receive any fees for its services but shall be reimbursed for all reasonable expenses, disbursements, and advances incurred or made by the Escrow Agent in performance of its duties hereunder, which compensation and expenses shall be paid out of the Escrow Fund.

            (b) The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the Seller and the Buyer specifying a date (not less than thirty (30) days after giving of such notice) when such resignation shall take effect. Upon such notice, the Buyer and the Seller shall appoint a new Escrow Agent who shall replace the resigning Escrow Agent hereunder upon the resignation date specified in such notice. If the Buyer and the Seller are unable to agree upon a successor escrow agent within thirty (30) days after such notice, the Escrow Agent shall be entitled to appoint its successor. The Seller and the Buyer shall have the right at any time upon their mutual consent to substitute a new Escrow Agent by giving notice thereof to the Escrow Agent then acting.

            (c) The Escrow Agent shall have no duties or responsibilities whatsoever with respect to the Escrow Fund except as are specifically set forth herein and may conclusively rely, and shall be protected in acting or refraining from acting, on any written notice, instrument, request, consent, certificate, document, letter, telegram, order, resolution or signature believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so. The Escrow Agent shall have no responsibility for the contents of any such writing contemplated herein and may rely without any liability upon the contents thereof.

            (d) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, nor for action taken or omitted to be taken by it in good faith, or if taken or omitted to be taken in accordance with advice of counsel (which counsel may be of the Escrow Agent's own choosing), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind except for its own fraud, willful misconduct or gross negligence.

            (e) Each of the Seller and the Buyer and their successors and assigns agree to indemnify the Escrow Agent and hold it harmless against any and all damages, losses, liabilities or expenses (including reasonable attorneys' fees and expenses) incurred by it hereunder as a consequence of such party's action, and the parties agree jointly to indemnify the Escrow Agent and hold it harmless against any and all damages, losses, liabilities or expenses (including reasonable attorneys' fees and expenses) incurred by it hereunder that are not a consequence of any party's action, except in either case for damages, losses, liabilities or expenses incurred by the Escrow Agent resulting from its own fraud, willful misconduct or gross negligence.

      7. Termination of Agreement. This Escrow Agreement shall terminate upon the final disposition of the Escrow Fund, provided that the rights of the Escrow Agent pursuant to Section 6(e) hereof shall survive such termination.

      8. Miscellaneous.

            (a) Execution in Counterpart. This Escrow Agreement may be executed in any number of counterparts, each of which shall be taken to be an original.

            (b) Notices. All notices, approvals or other communications to be sent or given to the Seller shall be deemed validly and properly given or made if in writing and delivered by hand or by registered or certified mail return receipt requested and addressed to Barry Siegel, Chairman and Chief Executive Officer, driversshield.com Corp., 51 East Bethpage Road, Plainview, NY 11803 with a copy to Lawrence A. Muenz, Esq., Meritz & Muenz, LLP, Three Hughes Place, Dix Hills, NY 11746.

            All notices, approvals or other communications to be sent or given to the shall be deemed validly and properly given or made if in writing and delivered by hand or registered or certified mail, return receipt, requested, and addressed to William F. Brooks, Jr., Sr. Vice President, PHH Vehicle Management Services, LLC, 307 International Circle, Mail Code AE, Hunt Valley, Maryland 21030-1337 with a copy to Joseph W. Weikel, Vice President and General Counsel, 307 International Circle, Mail Code CP, Hunt Valley, Maryland 21030-1337.

            All notices, approvals or other communications to be sent or given to the Escrow Agent shall be deemed validly and properly given or made if in writing and delivered by hand or registered or certified mail, return receipt, requested, and addressed to Piper Marbury Rudnick & Wolfe LLP, 6225 Smith Avenue, Baltimore, Maryland 21209-3600, Attn: Wm. David Chalk.

            Any of the parties hereto may give notice to the others at any time by the methods specified above of a change in the address at which, or the person to whom, notices addressed to it are to be delivered in the future.

            (c) Modification and Waiver. No modification or waiver of any of the provisions of this Escrow Agreement shall be valid unless such modification or waiver is in writing and signed by each of the parties to this Escrow Agreement.

            (d) Invalid Provision. The invalidity of unenforceability of any particular provision of this Escrow Agreement shall not affect the other provisions of this Escrow Agreement, and this Escrow Agreement shall be construed as if such invalid or unenforceable provision was omitted. All parties hereto having participated actively in the negotiation and drafting of this Escrow Agreement, and each party having been represented by counsel, the terms of this Escrow Agreement shall not be construed against, nor more favorably to, any party, regardless of their responsibility for its preparation.

            (e) Assignment. This Escrow Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, executors, administrators, successors and assigns.

            (f) Entire Agreement. This Escrow Agreement and any documents or instruments delivered pursuant to this Escrow Agreement constitute the entire agreement and understanding between the parties and supersede any prior agreement and understanding relating to the subject matter of this Escrow Agreement.

            (a) Governing Law. THIS ESCROW AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF NEW YORK. COURTS WITHIN THE STATE OF NEW YORK (LOCATED WITHIN THE COUNTY OF NASSAU, NEW YORK) WILL HAVE JURISDICTION OVER ALL DISPUTES BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS ESCROW AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY. THE PARTIES HEREBY CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HERETO WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR
(III) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS ESCROW AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

            IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed and delivered on the date first above written.


"SELLER"                              DRIVERSSHIELD.COM CORP.

                                      By:
                                          --------------------------------------
                                      Name:
                                           ------------------------
                                      Title:
                                            -----------------------
                                      Date:
                                           ------------------------


"BUYER"                               PHH VEHICLE MANAGEMENT SERVICES, LLC

                                      By:
                                          --------------------------------------
                                      Name:
                                           ------------------------
                                      Title:
                                            -----------------------
                                      Date:
                                           ------------------------


"ESCROW AGENT"                        PIPER MARBURY RUDNICK & WOLFE LLP

                                      By:
                                          --------------------------------------
                                      Name:  Wm. David Chalk

                                      Title:  Partner

                                      Date:
                                           -------------------------

                                                                       EXHIBIT D

                                VOTING AGREEMENT

            This VOTING AGREEMENT (this "Agreement") is made and entered into as of September ___, 2001 by and among PHH Vehicle Management Services, LLC, a Delaware limited liability company ("Buyer"), and the undersigned shareholders (individually, a Shareholder and collectively, "Shareholders") of driversshield.com Corp., a New York corporation ("Seller"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Stock Purchase Agreement described below.

                                    RECITALS

            WHEREAS, pursuant to a Stock Purchase Agreement (including the exhibits and schedules thereto), dated as of the date hereof, between Buyer and Seller (such agreement as it may be amended is hereinafter referred to as the "Stock Purchase Agreement"), Buyer has agreed to (i) acquire from Seller all of the outstanding shares of the capital stock of driversshield.com FS Corp., a New York corporation (the "Company") and wholly-owned subsidiary of Seller and (ii) invest in the Series A Convertible Preferred Stock of the Seller (the "Transactions");

            WHEREAS, in order to induce Buyer to enter into the Stock Purchase Agreement and consummate the Transactions, Seller has agreed to cause certain shareholders of Seller to execute and deliver to Buyer this Voting Agreement; and

            WHEREAS, each Shareholder is the registered and beneficial owner of such number of shares of the outstanding capital stock of Seller as is indicated on the signature page of this Agreement under the heading "Total Number of Shares of Seller Capital Stock owned on the date hereof," and such Shareholder desires to make the number of shares indicated on the signature page of this Agreement under the heading "Total Number of Shares of Seller Capital Stock subject to this Agreement" (the "Shares") subject to the terms of this Agreement.

            NOW, THEREFORE, the parties agree as follows:

      1. Ownership of Shares; Transfer. (a)Each Shareholder represents and warrants to Buyer that such Shareholder is the beneficial owner of (i.e., has sole or shared voting or investment power with respect to) the Shares. The Shares are free and clear of any liens, claims, options, charges or other encumbrances. Such Shareholder's principal residence or place of business is accurately set forth on the signature page hereto. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Closing or (ii) termination of the Stock Purchase Agreement in accordance with the terms thereof.

            (a) Shareholder agrees not to transfer (except as may be specifically required by court order or by operation of law, in which case any such transferee shall agree to be bound hereby), sell, exchange, pledge or otherwise dispose of or encumber any Shares, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date.

      2. Agreement to Vote Shares. Prior to the Expiration Date, at every meeting of the shareholders of Seller at which any of the following is considered or voted upon, and at every adjournment thereof, and on every action or approval by written resolution of the shareholders of Seller with respect to any of the following, each Shareholder shall vote, or, using such Shareholder's best efforts, and to the full extent legally permitted, cause the holder of record to vote the Shares as to which such Shareholder then has voting control, in favor of approval and adoption of the Stock Purchase Agreement and of the Transactions.

            Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict any Shareholder from (i) acting in his or her capacity as a director or officer of Seller, to the extent applicable, it being understood that this Agreement shall apply to each Shareholder solely in his or her capacity as a shareholder of Seller or (ii) voting in his or her sole discretion on any matter other than those matters referred to in the first paragraph of this Section 2.

      3. Proxy. Each Shareholder hereby agrees to timely deliver to Buyer a duly executed proxy in the form attached hereto as Annex A (the "Proxy"), such Proxy to cover the Shares in respect of which such Shareholder is entitled to vote at each meeting of the shareholders of Seller and held by such Shareholder as of the record date for such meeting (including, without limitation, each written consent in lieu of a meeting). In the event that any Shareholder is unable to provide any such Proxy in a timely manner, such Shareholder hereby grants Buyer a power of attorney to execute and deliver such Proxy for and on behalf of such Shareholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy or any other such impediment of such Shareholder. Upon the execution of this Agreement by each Shareholder, such Shareholder hereby revokes any and all prior proxies or powers of attorney given by such Shareholder with respect to the Shares and agrees not to grant any subsequent proxies or powers of attorney with respect to the Shares until after the Expiration Date.

      4. Representations, Warranties and Covenants of Shareholder. Each Shareholder hereby represents, warrants and covenants to Buyer as follows:

            (a) Each Shareholder has full power, authority and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as may be limited by (i) any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally or
(ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement by such Shareholder does not, and the performance of such Shareholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or claim on any Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or the Shares are or will be bound or affected.

            (b) Each Shareholder, in the Shareholder's capacity as a Shareholder, will not (and will use such Shareholder's reasonable best efforts to cause its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by such Shareholder, not
to): (i) initiate or solicit, directly or indirectly, any proposal, plan or offer to acquire all or any material part of the business or properties or capital stock of Seller, whether by merger, purchase of assets, tender offer or otherwise, or to liquidate Seller or otherwise distribute to the shareholders of Seller all or any substantial part of the business, properties or capital stock of Seller (each, an "Acquisition Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal; (iii) furnish information concerning Seller's business, properties or assets to any corporation, partnership, person or other entity or group (other than Buyer, or any associate, agent or representative of Buyer) under any circumstances that could reasonably be expected to relate to an actual or potential Acquisition Proposal; or (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect of any potential Acquisition Proposal. In the event any Shareholder, in such Shareholder's capacity as a Shareholder, shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, such Shareholder shall promptly inform Buyer as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Shareholder is a party or violating its fiduciary duties. Notwithstanding the foregoing, a Shareholder, acting solely in his capacity as a director of the Seller, shall be permitted to act in accordance with the provisions of Section 4.18 of the Stock Purchase Agreement.

            (c) Each Shareholder understands and agrees that if any Shareholder attempts to vote or provide any other person with the authority to vote any of the Shares held by such Shareholder as of the record date for any meeting at which such Shares are to be voted other than in compliance with this Agreement, Seller shall not, and such Shareholder hereby unconditionally and irrevocably instructs Seller to not record such vote unless and until such Shareholder shall have complied with the terms of this Agreement.

      5. No Limitation on Discretion as Director. If any Shareholder is a natural person and is a member of the board of directors of Seller, then this Agreement will apply to the exercise by such Shareholder in his or her individual capacity of rights attaching to ownership of the Shares, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of such Shareholder with respect to, any action which may be taken or omitted by him or her acting in his or her fiduciary capacity as a director of Seller.

      6. Additional Documents. Each Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Buyer, to carry out the purpose and intent of this Agreement.

      7. Consent and Waiver. Each Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Transactions under the terms of any agreement to which such Shareholder is a party; provided, however, that such Shareholder shall not be required by this Section 7 to give any consent or deliver in his or her capacity as a director or officer of Seller.

      8. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

      9. Confidentiality. Each Shareholder agrees (i) to hold any information regarding this Agreement and the Transactions in strict confidence, and (ii) not to divulge any such information to any third person, except to the extent any of the same is hereafter publicly disclosed by Buyer.

      10. Miscellaneous.

            10.1 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law.

            10.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind each Shareholder solely as a securityholder of Seller only with respect to the specific matters set forth herein.

            10.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by each of the parties hereto.

            10.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Buyer will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of each Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Buyer upon any such violation, Buyer shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Buyer at law or in equity.

            10.5 Notices. All notices, requests, claims, demands or other communications hereunder that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered, if delivered by hand, (b) one business day after transmitted, if transmitted by a nationally recognized overnight courier service, (c) when telecopied, if telecopied (which is confirmed), or (d) three business days after mailing, if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses:

            (a) If to any Shareholder, at the address set forth below such Shareholder's signature at the end hereof.

                                    with a copy to:

                                    Lawrence A. Muenz, Esquire
                                    Meritz & Muenz LLP
                                    Three Hughes Place
                                    Dix Hills, New York 11746
                                    Telecopy:  (631) 242-6715

                     (b)   if to Buyer, to:

                           PHH Vehicle Management Services, LLC
                           307 International Circle
                           Mail Code "CP"
                           Hunt Valley, Maryland 21030
                           Telecopy: (410) 771-2530
                           Attention: General Counsel

                           with a copy to:

                           Cendant Corporation
                           9 West 57th Street
                           New York, New York 10021
                           Telecopy: (212) 413-1925
                           Attention: Eric J. Bock
                                      Senior Vice President and Secretary

or to such other address as any party hereto may designate for itself by notice given as herein provided.

            10.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF NEW YORK. COURTS WITHIN THE STATE OF NEW YORK (LOCATED WITHIN THE COUNTY OF NASSAU, NEW YORK) WILL HAVE JURISDICTION OVER ALL DISPUTES BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY. THE PARTIES HEREBY CONSENT TO

AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HERETO WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

            10.7 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

            10.8 Counterpart. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which together shall constitute one and the same agreement.

            10.9 Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  [Remainder of page intentionally left blank.]

            IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be executed as of the date first above written.

BUYER                                   SHAREHOLDERS


By:
   -----------------------------------  ---------------------------------------
Name:                                   (Signature)
     --------------------------------
Title:
     --------------------------------

                                        BARRY SIEGEL
                                        ------------
                                        (Print Name of Shareholder)

                                        ----------------------------------------
                                        (Print Street Address)

                                        ----------------------------------------
                                        (Print City, State and Zip)

                                        ----------------------------------------
                                        (Print Telephone Number)

                                        ----------------------------------------
                                        (Print Facsimile Number)

                                        ----------------------------------------
                                        (Social Security or Tax I.D. Number)

Total Number of Shares of Seller Capital Stock owned on the date hereof:

Common Stock:
             --------------------------------------------

State of Residence:
                    --------------------------------------------

                       SIGNATURE PAGE TO VOTING AGREEMENT

                                        SHAREHOLDERS


                                        ----------------------------------------
                                        (Signature)


                                        LISA SIEGEL
                                        -----------
                                        (Print Name of Shareholder)

                                        ----------------------------------------
                                        (Print Street Address)

                                        ----------------------------------------
                                        (Print City, State and Zip)

                                        ----------------------------------------
                                        (Print Telephone Number)

                                        ----------------------------------------
                                        (Print Facsimile Number)

                                        ----------------------------------------
                                        (Social Security or Tax I.D. Number)

Total Number of Shares of Seller Capital Stock owned on the date hereof:

Common Stock:
             --------------------------------------------

State of Residence:
                   --------------------------------------------

Total Number of Shares of Seller Capital Stock subject to this Agreement:

Common Stock:
             --------------------------------------------

                                                                         Annex A

                                      PROXY
                                TO VOTE STOCK OF
                             DRIVERSSHIELD.COM CORP.

      The undersigned shareholder of driversshield.com Corp., a New York corporation ("Seller"), hereby appoints the members of the board of directors of PHH Vehicle Management Services, LLC, a Delaware limited liability company ("Buyer"), and each of them, or any other designee of Buyer, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to the shares of capital stock of Seller indicated on the signature page hereto that are beneficially owned by the undersigned (collectively, the "Shares") in accordance with the terms of this Proxy until the Expiration Date (as defined below). Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

      The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the New York Business Corporation Law), at every annual, special or adjourned meeting of the shareholders of Seller and in every written consent in lieu of such meeting, in favor of approval and adoption of the Stock Purchase Agreement and of the transactions contemplated thereby.

      The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

      All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Dated: _______________, _____
                                     -------------------------------------
                                     (Signature of Shareholder)


                                     BARRY SIEGEL
                                     ------------
                                     (Print Name of Shareholder)

                                     Shares subject to this Irrevocable Proxy:

                                     __________ shares of Seller Common Stock

                                                                         Annex A

                                      PROXY
                                TO VOTE STOCK OF
                             DRIVERSSHIELD.COM CORP.

      The undersigned shareholder of driversshield.com Corp., a New York corporation ("Seller"), hereby appoints the members of the board of directors of PHH Vehicle Management Services, LLC, a Delaware limited liability company ("Buyer"), and each of them, or any other designee of Buyer, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to the shares of capital stock of Seller indicated on the signature page hereto that are beneficially owned by the undersigned (collectively, the "Shares") in accordance with the terms of this Proxy until the Expiration Date (as defined below). Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

      The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the New York Business Corporation Law), at every annual, special or adjourned meeting of the shareholders of Seller and in every written consent in lieu of such meeting, in favor of approval and adoption of the Stock Purchase Agreement and of the transactions contemplated thereby.

      The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

      All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Dated:  _______________, _____
                                     -------------------------------------
                                     (Signature of Shareholder)


                                     LISA SIEGEL
                                     (Print Name of Shareholder)

                                     Shares subject to this Irrevocable Proxy:

                                     __________ shares of Seller Common Stock


H/VOTINGAREEMENT

                                                                       EXHIBIT F

                           TRADEMARK LICENSE AGREEMENT

      TRADEMARK LICENSE AGREEMENT ("Agreement") made as of the ___ day of ___________, 2001, between driversshield.com Corp., a New York corporation ("Licensor") and PHH Vehicle Management Services, LLC, a Delaware limited liability company ("Licensee").

                                   WITNESSETH:

      WHEREAS, Licensor and Licensee entered into a Stock Purchase Agreement, dated as of September ____, 2001 (the "Stock Purchase"), providing for the acquisition by Licensee, of all of the issued and outstanding shares of stock of driversshield.com FS Corp. (the "Company");

      WHERAS, Licensor is the owner of the trademarks, trade names, domain names, logos and services marks set forth in Schedule I hereto (the "Licensed Marks");

      WHEREAS, Licensee desires to obtain from Licensor the right and license to use the Licensed Marks in commerce in connection with the Business (as such term is defined in the Stock Purchase Agreement); and

      WHEREAS, pursuant to the Stock Purchase Agreement, Licensor agreed to enter into this Agreement to grant to Licensee the right and license to use the Licensed Marks in connection with the Business.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

      1. Definitions. Capitalized terms used and not otherwise defined in this Agreement shall have the meaning set forth for such terms in the Stock Purchase Agreement.

            1.1 "Claims" shall have the meaning set forth in Section 12(a) herein.

            1.2 "Commencement Date" shall mean the effective date of this Agreement, as first set forth in the first paragraph of this Agreement.

            1.3 "Licensed Mark" shall mean the trade names, trademarks, domain names, logos and service marks set forth in Schedule I hereto.

            1.4 "License Term" shall mean the twenty (20) year period that shall commence on the Commencement Date and expire twenty (20) years thereafter.

      2. Grant of License.

            (a) Licensor hereby grants to Licensee, and to each of it subsidiaries, worldwide, royalty-free, exclusive right and license to use the Licensed Marks in connection with the Business and the marketing, promotion and sale thereof. For the purpose of clarification, the exclusivity granted hereunder shall be limited to the Business.

            (b) The Licensee shall not utilize or associate the Licensed Mark with any other business programs and/or trademarks, excluding the Business, that directly compete with any business operated by the Licensor or any Affiliate during the License Term.

      3. Duration. This license shall commence as of the Commencement Date and shall expire twenty (20) years thereafter, unless terminated earlier in accordance with the provisions of the Agreement ("License Term"). The License Term shall be renewable by the Licensee providing the Licensor written notice of its intention to renew this Agreement for additional twenty (20) year terms within six (6) months prior to the expiration of the License Term. Thereafter, the new renewed term shall be referred as the License Term herein.

      4. Assignment; Sublicensing.

            (a) Assignment. The Licensor shall be free to assign any or all of its rights and obligations hereunder to any Person; provided that such Person shall be bound by the terms and provisions hereof. Except for assignments to any Affiliate of Licensee, the Licensee shall be limited to assign any or all of its rights and obligations hereunder only if and when the Licensee simultaneously transfers ownership of the Business, (through any form of sale, transfer, assignment, merger, consolidation, etc.), to the same Person to whom it has assigned its rights and obligations hereunder. The Licensee shall provide the Licensor written notification prior to any assignment of any or all of its rights and obligations hereunder.

            (b) Sublicensing. Licensee shall be free to sublicense any of its rights in the Licensed Marks to any Person, provided that: (i) Licensee shall impose on such Person obligations with respect to the Licensed Marks that are no less stringent than those required of Licensee hereunder; (ii) Licensor shall be a third party beneficiary of the sublicensee's obligations thereunder with direct rights of enforcement of such obligations; (iii) upon any termination of this Agreement, any sublicense granted by

Licensee shall terminate immediately and automatically, (iv) the sublicense shall contain the same restrictions on use as are set forth in Section 2(b) hereof; and (v) the Licensee shall provide the Licensor written notification prior to any sublicense of the Licensed Mark.

      5. Ownership of the Licensed Marks.

            (a) Licensee acknowledges that Licensor is the owner of the Licensed Marks, that use of the Licensed Marks by Licensee shall not create in Licensee's favor any ownership interest therein, and that all goodwill arising out of the Licensee's use of the Licensed Marks shall inure to the benefit of the Licensor.

            (b) Licensee hereby assigns to Licensor any rights to the Licensed Marks which may, by operation of law or otherwise, vest in Licensee as a consequence of Licensee's activities hereunder, and any goodwill arising therefrom.

      6. Quality Control.

            (a) Licensee acknowledges that the Licensed Marks have established goodwill and are well recognized in the minds of the relevant class of customers, and Licensee agrees that the products distributed and services performed by Licensee under the Licensed Mark shall equal or exceed the level of quality heretofore established and maintained by Licensor and its affiliates in the operation of the Business. Licensor acknowledges and agrees that the manner in which Licensor and its affiliates conducted the operation of the Business immediately prior to the Commencement Date of this Agreement satisfies this requisite standard of quality.

            (b) Licensee shall, upon Licensor's request, make available to Licensor for inspection specimens demonstrating Licensee's use of the Licensed Marks.

            (c) If the quality of any products or services offered by Licensee under the Licensed Marks fails to meet the standard of quality set forth in
Section 6(a) hereof, then Licensor shall so notify Licensee in writing, specifying, in reasonable detail, the reason for such disapproval. Licensee will have sixty (60) days to cure the deficiency and, if such deficiency is not cured with respect to such products and/or services to Licensor's reasonable satisfaction, Licensee will not sell or deliver such products and/or services under the Licensed Marks until the deficiency is cured to Licensor's reasonable satisfaction.

      7. Use of Licensed Marks.

            (a) Licensee agrees to comply with all laws and regulations relating to the use of the Licensed Marks. Licensee agrees to apply statutory notice of trademark registration, where required.

            (b) Licensee shall comply with all applicable international, federal, state and local laws and regulations pertaining to the publication, sale, distribution, provision, advertising and promotion of any products and/or services under the Licensed Marks.

            (c) Licensee shall not, by any act or omission, tarnish, disparage, degrade or injure the reputation of the Licensed Marks or Licensor, and the goodwill associated therewith. Licensee shall not use any Licensed Marks except as authorized hereunder.

            (d) During the License Term, Licensee agrees to revise the Licensed Mark as the Licensor deems appropriate in its sole discretion and Licensee shall conform its use to the revised Licensed Mark, at its sole cost and expense, within one hundred and eighty (180) days after receiving written notification of such revision.

      8. Termination.

            (a) If either party commits a material breach of its obligations under this Agreement, the non-defaulting party may terminate this Agreement on sixty (60) days' written notice; provided that such notice of termination shall be of no further force or effect if (i) the default is cured by the defaulting party to the reasonable satisfaction of the non-defaulting party within sixty
(60) days after receipt of such notice, or (ii) the defaulting party is taking all reasonably feasible steps to cure a default which, by its nature, cannot be cured within said sixty (60) day period and the default is cured to the reasonable satisfaction of the non-defaulting party within one-hundred twenty
(120) days or such shorter period as is reasonably necessary to cure such default.

            (b) Licensee may terminate this Agreement at any time on sixty (60) days' written notice to Licensor.

            (c) Licensor may terminate this Agreement on sixty (60) days' written notice to Licensee in the event that Licensee has failed to use the Licensed Marks for a continuous period of three years or has confirmed in writing that it no longer intends to use the Licensed Marks.

      9. Effects of Termination.

            (a) Upon the termination of this Agreement, Licensee shall (i) cease all use of the Licensed Marks as of the effective date of the termination, except as permitted during the Sell-Off Period pursuant to subsection (ii) below, and (ii) within ninety (90) days of the effective date of termination ("Sell-Off Period"), sell off and/or destroy any products and other materials bearing the License Marks which are in Licensee's inventory or control. After the Sell-Off Period, Licensee shall make no further use of any nature of the Licensed Marks.

            (b) Licensee hereby agrees that, upon the termination of this Agreement, it will be deemed to have assigned to Licensor any right, equity, goodwill, title or other rights in and to the Licensed Marks which may have been vested in Licensee during the term of the Agreement. Licensee agrees to execute any instruments reasonably requested by Licensor to accomplish the foregoing. Any such assignment shall be without consideration, other than the mutual covenants and considerations set forth in this Agreement.

            (c) Termination of this Agreement for any reason shall not affect
(i) those obligations which have accrued as of the date of termination and (ii) those obligations which, from the context thereof, are intended to survive termination of this Agreement.

      10. Infringement.

            (a) Licensee shall promptly notify Licensor of any infringement, unauthorized use, or dilution of the Licensed Marks which may come to Licensee's attention. Licensor shall have the sole initial right to determine whether or not any action shall be taken with respect to such infringement, unauthorized used, dilution, and the nature of the action to be taken. Licensee agrees to cooperate in any reasonable manner with Licensor in the conduct of such litigation, at Licensor's expense. Any recovery obtained by Licensor as a result of any such action brought under this Section 10(a) shall belong to Licensor.

            (b) In the event that Licensor determines that litigation or other legal action should not be commenced or otherwise fails, after a reasonable period of time, to take reasonable action to stop such infringement, unauthorized use or dilution, Licensee may commence litigation or take other legal action on behalf of the Licensor, at the sole cost and expense of the Licensee and Licensor will cooperate in any reasonable manner with Licensee in the conduct of such litigation or other legal action. Any recovery obtained by Licensee as a result of any such action brought under this Section 10(b) shall belong to Licensee.

            (c) In the event that a third party commences an infringement or other legal action against Licensee as a result of its use of the Licensed Marks, Licensee shall promptly notify Licensor in writing of such action. Licensor may, in its sole discretion, join and control the defense of such action at Licensor's expense, and Licensee shall cooperate in such defense as requested by Licensor, at Licensor's expense.

            (d) Notwithstanding anything to the contrary in this Section 10 or anywhere else herein, in no event shall Licensor have the right, without the prior written consent of Licensee, to enter into a settlement with a third party whereby Licensor grants any right to, or in any way authorizes the use of, the Licensed Marks in connection with the Business.

      11. Representations, Warranties and Covenants of Licensor. Licensor represents and warrants to Licensee as follows:

            (a) Licensor owns the Licensed Marks and has the right and authority to grant the licenses and rights it grants hereunder upon the terms and conditions herein;

            (b) The use of the Licensed Marks as permitted herein does not constitute an unauthorized use or misappropriation of any Intellectual Property Right or any other property or proprietary right of any Person.

            (c) Licensor shall use all reasonable efforts to maintain and keep valid and current such existing and subsequently issued registrations of Licensed Marks, in such territories as are reasonably requested by Licensee, and shall not take or omit to take any action which could damage the Licensed Marks or the goodwill therein; and

            (d) At Licensee's reasonable request, Licensor shall (i) at Licensee's cost and expense, timely file trademark applications for, and diligently pursue the registration of, the Licensed Marks in those countries in which the Licensed Marks are not currently registered and in which Licensee conducts or shall conduct the Business or (ii) permit Licensee, with Licensor's cooperation and written consent, and at Licensee's cost and expense, to timely file trademark applications for, and diligently pursue the registration of, the Licensed Marks in Licensor's name in those countries in which the Licensed Marks are not currently registered and in which Licensee conducts or shall conduct the Business, and Licensor shall assist and cooperate with Licensee in such endeavor.

      12. Indemnification.

            (a) Licensee shall defend, indemnify, and hold Licensor and its officers, directors, employees, shareholders and affiliates harmless from and against any third-party claim, demand, suit, loss, liability, or damage, including, but not limited to, any amounts paid in settlement thereof and reasonable attorney fees (collectively, "Claims") arising out of or based upon the Licensee's conduct, excluding the Licensee's use of the Licensed Marks, as expressly authorized hereunder, or a material breach of Licensee's representations, warranties, covenants or obligations hereunder.

            (b) Licensor shall defend, indemnify, and hold Licensee and its officers, directors, employees, shareholders and affiliates harmless from and against any third-party Claim arising out of or based upon (i) a material breach of Licensor's representations, warranties or covenants hereunder, and (ii) Licensee's use of the Licensed Marks, as expressly authorized hereunder.

            (c) Each party shall give the other prompt notice of any Claim for which indemnification is sought; shall provide the indemnifying party with complete control over the defense of such Claim; and shall provide all reasonable assistance in connection with the defense of such Claim. Neither party shall be entitled to indemnification for Claims to the extent attributable to such party's gross negligence or willful misconduct.

      13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, upon receipt, if mailed by registered or certified mail, postage prepaid, return receipt requested, overnight delivery, or hand delivered, and sent via confirmed facsimile transmission as follows:

            (a)   If to Licensor, to:

                  driversshield.com Corp.
                  51 E. Bethpage Road
                  Plainview, New York 11803
                  Telecopy: (516) 694-1051
                  Attention: Barry Siegel
                             Chief Executive Officer

                  with a copy to:

                  Lawrence A. Muenz, Esquire
                  Meritz & Muenz LLP
                  Three Hughes Place
                  Dix Hills, New York 11746
                  Telecopy: (631) 242-6715

            (b)   If to Licensee, to

                  PHH Vehicle Management Services, LLC
                  307 International Circle

                  Mail Code "CP"
                  Hunt Valley, Maryland 21030
                  Telecopy: (410) 771-2530
                  Attention: General Counsel

                  with a copy to:

                  Cendant Corporation
                  9 West 57th Street
                  New York, New York 10021
                  Telecopy: (212) 413-1925
                  Attention: Eric J. Bock

                             Senior Vice President and Secretary

or to such other address as the party to whom notice is given may have previously furnished to the other party in writing in accordance herewith.

      14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF NEW YORK. COURTS WITHIN THE STATE OF NEW YORK (LOCATED

WITHIN THE COUNTY OF NASSAU, NEW YORK) WILL HAVE JURISDICTION OVER ALL DISPUTES BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY. THE PARTIES HEREBY CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HERETO WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

      15. Miscellaneous.

            (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, between parties hereto with respect to the subject matter hereof and hereof.

            (b) Amendments. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

            (c) No Waiver. Nothing contained in this Agreement shall cause the failure of either party to insist upon strict compliance with any covenant, obligation, condition or agreement contained herein to operate as a waiver of, or estoppel with respect to, any such covenant, obligation, condition or agreement by the party entitled to the benefit thereof.

            (d) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            (e) Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original and constitute one and the same instrument.

            (f) Severability. If any provisions hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof; provided, however, that the parties shall use reasonable efforts, including, but not limited to, the amendment of this Agreement, to ensure that this Agreement shall reflect as closely as practicable the intent of the parties hereto.

            (g) Specific Performance. Each of the parties hereto acknowledges and agrees that the other party hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions thereof in any action instituted in any court of the United States or any state or jurisdiction having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

            (h) Independent Contractors. Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers, and neither party shall have any power to obligate or bind the other in any manner whatsoever, except as otherwise provided for herein.

            (i) Schedules. Each of the Schedules attached hereto is fully incorporated herein and made part hereof.

            IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Agreement as of the day and year first written above.

Licensor: driversshield.com Corp.

By: ____________________________________
    Name:
    Title:


Licensee: PHH VEHICLE MANAGEMENT SERVICES, LLC

By: _____________________________________
    Name:
    Title:

                                   SCHEDULE I

                                  driversshield

                               driversshield Logo

                                    EXHIBIT G

                          TRANSITION SERVICES AGREEMENT

      THIS TRANSITION SERVICES AGREEMENT (this "Agreement") is made and entered into this _________ day of ___________________ 2001, (hereinafter referred to as "Effective Date") by and between driversshield.com Corp. a New York corporation, with its principal place of business at 51 East Bethpage Road, Plainview, New York 11803 ("SELLER"), and PHH VEHICLE MANAGEMENT SERVICES, LLC, a Delaware limited liability company, with offices at 307 International Circle, Hunt Valley, Maryland 21030-1337 ("BUYER"). SELLER and BUYER are hereinafter referred to jointly as the "Parties" and individually as "Party".

                                   WITNESSETH:

      WHEREAS, BUYER and SELLER have entered into a Stock Purchase Agreement dated ________________ (the "Purchase Agreement") pursuant to which SELLER is selling to BUYER and BUYER is purchasing from SELLER all of the issued and outstanding shares of the capital stock of driversshield.com FS Corp, SELLER'S vehicle accident repair and management services business ("COMPANY"), on such terms and conditions as are contained in the Purchase Agreement (the "Purchase"); and

      WHEREAS, the Purchase Agreement provides that SELLER and BUYER shall enter into an agreement relating to certain transition services to be provided by SELLER to BUYER with respect to COMPANY, and this Agreement is entered into in order to fulfill that provision.

      WHEREAS, the objective of this Agreement is to transition COMPANY's clients to BUYER's facilities and platform in a smooth and orderly fashion.

      NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions hereof, the parties intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                    SERVICES

1.01 Provision of Services. Subject to the terms and conditions of this Agreement, SELLER agrees to provide to BUYER and BUYER agrees to purchase from SELLER those services described in Exhibit A attached hereto on the terms set forth on Exhibit B (referred to herein as "Services").

1.02 Nature, Volume and Scope of Services.

      SELLER will provide Services on terms which are similar in nature, volume and scope to those which SELLER provided to COMPANY and COMPANY's clients immediately prior to the Effective Date.

                                   ARTICLE II

                                TERM AND RENEWAL

2.01 Term of Agreement. Unless otherwise stated in Exhibit A relating to a specific Service, the term of this Agreement shall commence on the Effective Date and shall terminate June 30, 2002 (the "Term"), unless earlier terminated by the Parties as provided herein or extended as mutually agreed to by the Parties.

                                   ARTICLE III

                                  COMPENSATION

3.01 BUYER shall pay SELLER compensation for Services based on the fees and expenses set forth in Exhibit B, or any amendments to Exhibit B, for each Services.

                                   ARTICLE IV

                                    PERSONNEL

4.01 Supervision and Compensation. The Services shall be performed by the personnel as set forth more particularly in Exhibit C, attached hereto and incorporated herein by reference (the "Assigned Personnel"). BUYER shall have general oversight of the Services with a particular focus on the transition of Company clients to BUYER's platform. SELLER shall employ, pay and supervise Assigned Personnel. SELLER shall be solely responsible for the payment of all benefits and any other direct and indirect compensation for Assigned Personnel, as well as be responsible for their worker's compensation insurance, employment taxes, and other employer liabilities relating to such personnel as required by law to be provided. SELLER shall be an independent contractor in connection with the performance of Services hereunder and none of the Assigned Personnel shall be deemed employees of BUYER or COMPANY.

4.02 Staffing of Personnel. SELLER shall have sole discretion regarding future allocation percentages for Assigned Personnel ("Allocation Percentage") and will make such determinations in good faith, taking into consideration the number of Company clients transitioned to BUYER's platform. SELLER shall be responsible for ensuring that the Assigned Personnel perform the Services in a timely, efficient and workmanlike manner and shall, in good faith, use its best efforts to maintain the same level of service provided to the COMPANY and COMPANY clients prior to the Effective Date.

                                    ARTICLE V

                               INGRESS AND EGRESS

5.01 BUYER shall at all times during the term of this Agreement have the right
(a) of ingress to and egress from the facilities and premises of SELLER; and (b) to maintain BUYER personnel on the premises of SELLER for unlimited on-site oversight of continuing COMPANY operations; and (c) to have access to the office space and office equipment, including, without limitation, telephones, facsimile machines, copy machines and other necessary equipment and supplies presently utilized by the Company in conducting its operations, to conduct such management and oversight, for any purposes connected with the delivery of Services hereunder or the exercise of any right under this Agreement or the performance of any obligations required by this Agreement, subject to reasonable safety and security policies and practices implemented by SELLER.

                                   ARTICLE VI

                                    INSURANCE

6.01 During the Term and at all times that SELLER performs Services, SELLER will maintain in full force and effect, at SELLER's own expense, insurance coverage as specified in this Section.

6.02 Workers' Compensation

            a. Workers' Compensation insurance as required by law or regulation, having jurisdiction over SELLER's employees.

            b. Employer's Liability insurance in amounts not less than $1,000,000 (One Million dollars).

            c. Where permitted by law, and to the extent agreed to by the insurer, such policies will contain a waiver of the insurer's subrogation rights against BUYER.

6.03 Comprehensive General Liability or Public Liability policy with limits on an occurrence basis not less than a combined Single Limit for Bodily Injury and Property Damage of $1,000,000 (One Million dollars) per occurrence; $1,000,000 (One Million dollars) for Personal Injury Liability; $1,000,000 (One Million dollars) aggregate for Products and Completed Operations; and $2,000,000 (Two Million dollars) general aggregate. Except for Products and Completed Operations coverage, the aggregate limits will apply separately to SELLER's Services under this Agreement.

6.04 Property. SELLER will carry special form insurance coverage of no less than $1,000,000 (One Million dollars) per occurrence.

6.05 Fidelity Bond Or Crime Insurance. A Fidelity bond or policy of crime insurance, with a limit of liability not less than $50,000 (Fifty Thousand dollars) covering losses caused by a dishonest act on the part of any agent, servant or employee of SELLER.

6.06 Automobile Liability Insurance. Automobile liability insurance will be provided for Property Damage, Bodily Injury and Contractual Liability covering all motor vehicles hired, rented or used by SELLER, and all motor vehicles not owned but used on behalf of SELLER, with a combined single limit of liability for each accident of not less than $1,000,000 (One Million dollars).

6.07 Business Interruption Insurance with limits not less than $400,000 (Four Hundred Thousand dollars).

6.08 Additional Insureds. All policies described in this Agreement will name BUYER, its officers, directors and employees as additional insureds (to the extent agreed to by the insurer), and will, to the extent permitted by applicable law, stipulate that the insurance afforded additional insureds will apply as primary insurance. Any secondary insurance coverage shall not limit the obligations and liabilities of the SELLER under this Agreement.

6.09 Certificates of Insurance. Certificates of Insurance evidencing the required coverage and limits must be furnished to BUYER prior to the commencement of any Services, and at such other times as requested by BUYER. Such Certificates of Insurance will provide BUYER thirty (30) days written notice prior to cancellation of such policies. All insurance policies will be written by a company authorized to do business in the territory and jurisdiction where the project is located. SELLER will furnish copies of any endorsements subsequently issued which amend coverage or limits.

6.10 In no event will the coverage or limits of any insurance maintained by SELLER under this Agreement, or the lack or unavailability of any other insurance, limit or diminish in any way SELLER's obligations or liability to BUYER under this Agreement.

                                   ARTICLE VII

                                 CONFIDENTIALITY

7.01 Confidential Information. As used in this Agreement, SELLER Confidential Information and BUYER Confidential Information are defined as follows:

            (a) "SELLER Confidential Information" means information known by BUYER on the date of this Agreement and related to SELLER's business interests, or disclosed confidentially by SELLER to BUYER prior to or after the Effective Date under the terms and for purposes of this Agreement except for:

            (i) information which is or becomes publicly available through no act of BUYER, from and after the date of public availability;

            (ii) information disclosed to BUYER by a third party, provided (a) under the circumstances of disclosure BUYER does not have a duty of non-disclosure owed to such third party, (b) the third party's disclosure is not violative of a duty on non-disclosure owed to another, including SELLER, and (c) the disclosure by the third party is not otherwise unlawful;

            (iii) information developed by BUYER independent of any confidential SELLER information which is known by BUYER on the Effective Date and/or disclosed by SELLER under this Agreement; and

            (b) information that is developed solely by the COMPANY independently from the information and knowledge of the Seller and subsequent to the Effective Date.

            (c) "BUYER Confidential Information" means information known by SELLER on the Effective Date and reasonably understood by SELLER to be confidential and related to BUYER's present or future business interests, or disclosed confidentially by BUYER to SELLER under the terms and for purposes of this Agreement except for:

            (i) information which is or becomes publicly available through no act of SELLER, for and after the date of public availability;

            (ii) information disclosed to SELLER by a third party, provided (a) under the circumstances of disclosure SELLER does not have a duty of non-disclosure owed to such third party, (b) the third party's disclosure is not violative of a duty of non-disclosure owed to another, including BUYER, and (c) the disclosure by the third party is not otherwise unlawful;

            (iii) information developed by SELLER independent of any confidential BUYER information which is known by SELLER on the Effective Date and/or disclosed by BUYER thereafter;

            (iv) information which is inherently disclosed in marketing of a product by SELLER in the usual course of business and within the scope of the rights granted; and

            (v) information which is developed by a business which remains with SELLER on the Effective Date.

7.02 SELLER and BUYER each shall not disclose to any other person or use except for purposes of the Agreement any business information which is BUYER Confidential Information or SELLER Confidential Information, respectively. The foregoing restrictions shall survive the termination of this Agreement.

7.03 Each Party shall protect Confidential Information hereunder by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure of the other Party's Confidential Information as the Party uses to protect its own confidential information of a like nature.

                                  ARTICLE VIII

                             LIMITATION OF LIABILITY

8.01 Limitation of Liability. EXCEPT AS PROVIDED HEREIN, NEITHER PARTY SHALL UNDER ANY CIRCUMSTANCES BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTAIL DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS OR REVENUE) EXCEPT TO EXTENT SUCH DAMAGES RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PARTY. THIS LIMITATION APPLIES REGARDLESS OF WHETHER THE DAMAGES OR OTHER RELIEF ARE SOUGHT BASED ON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY IN TORT, OR ANY OTHER LEGAL OR EQUITABLE THEORY. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THIS
SECTION 8.01 DOES NOT LIMIT EITHER PARTY'S LIABILITY TO THE OTHER FOR DIRECT DAMAGES WHETHER IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY.

                                   ARTICLE IX

                                 INDEMNIFICATION

9.01 SELLER agrees to indemnify, defend and hold harmless BUYER, its directors, officers, employees, affiliates, agents and representatives from any and all third party claims, actions, demands, judgements, losses, costs, expenses, damages and liabilities (including but not limited to attorney fees and other expenses of litigation) arising out of or connected with the Services supplied under this Agreement or in any way related to this Agreement, regardless of the legal theory asserted; provided, however, that SELLER shall have no obligation to indemnify pursuant to Section 9.01 to the extent such claim arises out of the negligence or willful misconduct of BUYER or due to the conduct of SELLER to extent such conduct is at the sole direction of BUYER. The Parties agree that the indemnities stated in Section 9.01 and 9.02 should be construed and applied in favor of indemnification.

9.02 BUYER agrees to indemnify, defend and hold harmless SELLER, its directors, officers, employees, affiliates, agents and representatives from any and all third party claims, actions, demands, judgments, losses, costs, expenses, damages and liabilities (including but not limited to attorney fees and other expenses of litigation) arising out of or connected with the Services supplied under this Agreement or in any way related to this Agreement, regardless of the legal theory asserted; provided, however, that BUYER shall have no obligation to indemnify pursuant to Section 9.02 to the extent such claim arises out of the negligence or willful misconduct of SELLER. The Parties agree that the indemnities stated in Section 9.01 and 9.02 should be construed and applied in favor of indemnification.

                                    ARTICLE X

                          RECORDS AND INSPECTION RIGHTS

10.01 Records. SELLER agrees to maintain accurate records (i) arising from or related to any Service(s) provided hereunder, including, without limitation, client and repair network contracts, accounting records and documentation produced in connection with the rendering of any Service(s); and (ii) related to COMPANY organization and operations, including, without limitation, COMPANY books, records, financial statements and related corporate documents and to forward to BUYER and/or give BUYER full access to SELLER's premises to review such records upon BUYER's request.

                                   ARTICLE XI

                                   TERMINATION

11.01 Termination by SELLER . This Agreement, or any Service provided hereunder, may be terminated by SELLER upon written notice to BUYER if:

      (a) BUYER fails to perform or otherwise breaches an obligation under this Agreement; provided, however, that BUYER shall have two (2) weeks, except for failure to pay the fees set forth in Exhibit B which shall be five (5) days, from the date notice of intention to terminate is received to cure the failure to perform or breach of an obligation, at which time this Agreement or Service shall terminate if the failure or breach has not been cured to the reasonable satisfaction of SELLER; or

      (b) BUYER makes a general assignment for the benefit of creditors, becomes insolvent, a receiver is appointed, or a court approves reorganization or arrangement proceedings.

11.02 Termination by BUYER . This Agreement, or any Service provided hereunder, may be terminated by BUYER (i) for convenience for any reason without penalty upon two (2) weeks' written notice to SELLER or (ii) for cause upon written notice to SELLER if:

      (a) SELLER fails to perform or otherwise breaches an obligation under this Agreement; provided, however, that SELLER shall have two (2) weeks from the date notice of intention to terminate is received to cure the failure to perform or breach of an obligation, at which time this Agreement or Service shall terminate if the failure or breach has not been cured to the reasonable satisfaction of BUYER; or

      (b) There shall be filed by or against SELLER any action under any provision of any state or federal law relating to insolvency or bankruptcy, and such action is not dismissed within sixty (60) days of the filing, (iii) a receiver or trustee shall be appointed for SELLER's property, and such appointment is not withdrawn within sixty (60) days of the date of appointment,
(iv) SELLER makes an assignment for the benefit of creditors, (v) SELLER shall be in default in the payment or performance of any other indebtedness or obligation owed by SELLER to BUYER, BUYER's affiliates or subsidiaries, under any other agreement or instrument.

      (c) Performance of this Agreement or any Service to be provided hereunder has been rendered impossible or impracticable by reason of the occurrence of any of the events described in Section 12.01 or if any other event occurs, which is beyond SELLER's control, which can be reasonably determined, in BUYER's sole opinion, to permanently prevent the performance of this Agreement or any Service.

11.03 Automatic Termination. This Agreement will automatically terminate if BUYER reduces the number of full time equivalent resources assigned to perform the Services to less than four (4).

11.04 Termination Notices. Any termination notice delivered by either Party shall specify in detail the Service or Services to be terminated and the effective date of termination.

11.05 Consequences of Termination. In the event this Agreement or any Service is terminated for any reason:

      (a) Upon request, each Party shall return to the other Party all tangible personal property and records owned by the other Party, or in the case of BUYER, pertaining to the COMPANY, in their possession as of the termination date.

      (b) BUYER shall remain liable for payment to SELLER for Services furnished by SELLER prior to the effective date of termination and for the Buyer's portion of the Enhanced Severance as set forth in Exhibit A. Such payments are payable and due to SELLER by Electronic Funds Transfer or other electronic payment method within three (3) business days of receipt and approval of such invoice.

                                   ARTICLE XII

                                  MISCELLANEOUS

12.01 Force Majeure. (a) Neither Party shall be responsible for the delay in the performance of any obligation hereunder due to labor disturbances, accidents, fires, floods, wars, acts of terrorism, riots, rebellions, blockages, acts of governments, governmental requirements and regulations, restrictions imposed by law or any other similar conditions, beyond the reasonable control and without the fault or negligence of such Party, and the time for performance by such Party shall be extended by the period of such delay.

      (b) SELLER will immediately give notice to BUYER of any delaying cause. In the event of a delaying cause, BUYER may act in its sole discretion to:

            (i) Terminate this Agreement or any part of this Agreement as to Services not yet performed; or

            (ii) Suspend this Agreement in whole or in part for the duration of the delaying cause, contract for similar services elsewhere., and SELLER shall have no obligation to pay Supplier any sum directly attributable to such suspended services.

12.02 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement are not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or equity.

12.03 Assignment by SELLER. Except as set forth in Section 1.04, this Agreement may not be assigned in whole or in part by SELLER without the prior written consent of BUYER. Any assignment, delegation or transfer of this Agreement or any interest therein without written consent of BUYER is void and cause for termination of this Agreement. Nothing in this Agreement shall be construed to grant any person or entity not a party hereto any rights or powers whatsoever, and no person or entity shall be a third party beneficiary of this Agreement. Nothing in this section affects the ability of SELLER to terminate this Agreement or any Service in accordance with the provisions of this Agreement or Exhibit A.

12.04 Assignment by BUYER. Except as provided herein, this Agreement may not be assigned in whole or in part by BUYER without the prior written consent of SELLER. Any assignment, delegation or transfer of this Agreement or any interest therein without written consent of SELLER is void and cause for termination of this Agreement. Nothing in this Agreement shall be construed to grant any person or entity not a party hereto any rights or powers whatsoever, and no person or entity shall be a third party beneficiary of this Agreement. Nothing in this section affects the ability of BUYER to terminate this Agreement or any Service in accordance with the provisions of this Agreement or Exhibit A. Notwithstanding the foregoing, BUYER, or its permitted successive assignees or transferees, may assign or transfer this Agreement or delegate any rights or obligations hereunder without consent: (1) to any entity controlled by, or under common control with, BUYER, or its permitted successive assignees or transferees; or (2) in connection with a merger, reorganization, transfer, sale of assets or product lines, or change of control or ownership of BUYER, or its permitted successive assignees or transferees.

12.05 Relationship of the Parties. Neither Party is an agent of the other Party and neither Party has any authority to bind the other Party, transact any business in the other Party's name or on its behalf, or make any promises or representations on behalf of the other party unless provided from in Exhibit A or agreed to in writing. Each Party will perform all of its respective obligations under this Agreement as an independent contractor, and no joint venture, partnership or other relationship shall be created or implied by this Agreement.

12.06 Governing Law; Jurisdiction, Waiver of Jury Trial.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF NEW YORK. COURTS WITHIN THE STATE OF NEW YORK (LOCATED WITHIN THE COUNTY OF NASSAU, NEW YORK) OR THE FEDERAL DISTRICT COURT, EASTERN DISTRICT, WILL HAVE JURISDICTION OVER ALL DISPUTES BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY. THE PARTIES HEREBY CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HERETO WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR
(III) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

12.07 Entire Agreement. This Agreement and the Exhibits referred to in this Agreement, which Exhibits are incorporated and made a part of this Agreement by reference, constitute the entire agreement between SELLER and BUYER relating to services to be provided by SELLER to BUYER and, with the exception of the Purchase Agreement and any related agreements, there are no further agreements or understandings, written or oral, between the Parties with respect thereto.

12.08 Severability. It is the desire and intent of the parties to this Agreement that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of such Agreement in the particular jurisdiction in which such adjudication is made.

12.09 Notices. Any notices, requests, demands or other communications required by or made under this Agreement shall be in writing and shall be deemed to have been duly given i) on the date of service if served personally on the Party to whom notice is to be given ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation or receipt is obtained promptly after completion of transmission, iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the U.S. Postal Service or iv) on the fifth day after mailing, if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the Party as follows:

If to SELLER:

         driversshield.com Corp.
         51 East Bethpage Road
         Plainview, NY11803
         Attn: Barry Siegel, Chief Executive Officer
               Telecopy: (516) 694-1051

         with a copy to:

         Lawrence A. Muenz, Esquire
         Meritz & Muenz LLP
         Three Hughes Place
         Dix Hills, New York 11746
         Telecopy: (631) 242-6715

If to BUYER:

         PHH Vehicle Management Services, LLC
         307 International Circle
         Hunt Valley, Maryland 21030
         Attn: Sr. Vice President, Operations
               Mail Code TP
               Telecopy: (410) 771-2228

With a required copy to:

         PHH Vehicle Management Services, LLC
         307 International Circle
         Hunt Valley, Maryland 21030
         Attn: Sr. Vice President and General Counsel
               Mail Code CP
               Telecopy (410) 771-2530

12.10 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and shall in no way be construed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction or meaning of any provision of, or scope or intent of, this Agreement nor in any way affect this Agreement.

12.11 Counterparts. This Agreement may be signed in counterparts and all signed copies of this Agreement will together constitute one original of this Agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

12.12 Conflicting Provisions. In the event any provision of Exhibit A conflicts with the provision of this Agreement, the provisions of this Agreement shall be controlling.

12.13 Survival of Provisions. The representations, warranties and covenants contained herein shall survive the termination or expiration of this Agreement to the full extent necessary to protect the Party in whose favor they run.

12.14 Waiver and Modification. No part of this Agreement or any of the Exhibits may be amended, modified, supplemented or waived in any manner whatsoever (including course of dealing or of performance) except by a written instrument signed by authorized officers of the Parties. Any failure or delay by either party in exercising any right or remedy in one or many instances will not prohibit a Party from exercising it at a later time or from exercising any other right or remedy.

12.15 Construction. With regard to each and every provision of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that same have or has been mutually negotiated, prepared and drafted, and that if, at any time, the need arises to construe any provision hereof, or any agreement or instrument subject hereto, that no consideration shall be given to the issue of which party actually prepared, drafted, requested, or negotiated any provision of this Agreement or any agreement subject hereto.

      IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly signed as of the date first above written.

                                    PHH Vehicle Management Services, LLC

                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________


                                    driversshield.com Corp.

                                    By:_____________________________
                                    Name:___________________________
                                    Title:__________________________

                                    EXHIBIT A

                                    SERVICES

The Services shall include the following:

                               Company Operations

1. SELLER will not modify service delivery procedures for any client without BUYER'S approval.

2. SELLER will continue to provide all necessary resources, including without limitation, Assigned Personnel, office equipment, office space, and computer systems for the COMPANY to continue the same level of customer service to all new and existing clients until the Agreement is terminated in accordance with Article XI.

3. BUYER shall determine whether new clients of the Company will be placed onto the PHH Service Delivery Platform or the COMPANY Service Delivery Platform.

4. SELLER will not modify existing contracts or new contracts for existing clients or subsidiaries of existing clients of the Company without BUYER's approval. All COMPANY client contracts entered into as of the Effective Date shall be in a form approved by and negotiated by BUYER.

5. At BUYER's direction, SELLER will administer, all payments, client billings, accounts receivable and financial reporting required in the ordinary course of business to support COMPANY operations..

6. SELLER and BUYER will agree upon a transition date for each COMPANY client (the "Client Transition Date").

            o Beginning from the Client Transition Date, BUYER will manage all new reports, repairs and subrogation activities.

            o Pending subrogation and damage repair claims shall be transferred by SELLER to BUYER as directed by BUYER; provided, however, that all subrogation and damage repair claims shall be transferred to BUYER no later than the termination date of this Agreement.

                                    EXHIBIT A

                                    SERVICES

                            Information and Documents

In accordance with Article X, SELLER will:

1. Provide to BUYER full and complete access to all COMPANY related data and records within any system or other repository. SELLER will also provide assistance as requested by PHH in extracting electronic data.

                             Information Technology

1. Unless otherwise agreed to by both parties, SELLER will continue to provide support and maintain all the necessary application systems as required to maintain and service the COMPANY's existing and new clients.

2. SELLER will provide a royalty free license to BUYER for all software necessary for COMPANY operations and to otherwise enable SELLER to provide the Services.

                                    Staffing

1. The Parties agree that the primary responsibility of the Assigned Personnel, equal to the then current Allocation Percentage, is to focus on delivering quality service for the COMPANY's business, client retention, and the transition of COMPANY operations to the PHH Service Delivery Platform.

2. SELLER will not materially modify the responsibilities of the Assigned Personnel without BUYER's consent.

3. SELLER will provide a bi-weekly, written report to BUYER reflecting the actual allocation rate (for those Assigned Personnel not fully allocated to the Services) and workload of the Assigned Personnel.

4. SELLER will provide a bi-weekly written assessment of employee morale and any personnel or performance issues.

5. SELLER agrees to maintain pre-determined staffing levels. If SELLER experiences Assigned Personnel turnover, and staffing levels fall below then required staffing levels, as determined in BUYER's sole discretion, SELLER will hire the necessary resources to support the COMPANY's business.

6. At the request of BUYER, SELLER will promptly remove and replace any Assigned Personnel whom BUYER or the COMPANY deems as not performing at the level of service required under this Agreement; to PHH's satisfaction.

7. SELLER agrees to distribute enhanced severance ("Enhanced Severance") to certain eligible Assigned Personnel as identified in Exhibit C, whose Allocation Percentage has reached zero and are no longer employed by SELLER in any capacity. Enhancement Severance amounts shall be determined by SELLER in accordance with this Section 7.. The Enhanced Severance in the aggregate shall not exceed One Hundred and Sixty Thousand Dollars ($160,000) with the Buyer contributing no more than One Hundred and Thirty-five Thousand ($135,000) and the Seller contributing no more than Twenty-five Thousand Dollars ($25,000). The amount of the Enhanced Severance distributed to each Assigned Personnel shall be at the sole discretion of the

                                    EXHIBIT A

                                    SERVICES

      SELLER. BUYER shall contribute an amount equal to 84.375% of each Enhanced Severance paid, and SELLER shall contribute an amount equal to 15.625% of each Enhanced Severance paid. SELLER shall invoice BUYER for BUYER's contribution on a bi-weekly basis. Company Finance, Accounting and Collections

1. BUYER will make all finance, accounting, collection and cash management decisions.

2. The Parties agree to segregate the General Ledger for the COMPANY from SELLER's other business operations for SELLER to report specifically on the COMPANY'S performance.

3. The Parties agree that a lockbox service may be implemented in BUYER's or COMPANY's name, if one does not already exist, with all deposits going to a BUYER-owned account.

4. SELLER will provide the following reports and schedules to BUYER on a mutually agreed upon schedule.

            o     Monthly Trial Balance
            o     Balance Sheet and Income Statement
            o     Account Reconciliation as requested
            o     Monthly Invoice Register
            o     Accounts Receivable Aging
            o     Access to a Detailed Ledger (monthly)
            o     Cash Receipts and Lockbox Registers
            o     Accounts Payable aging Monthly, detail and summary format
            o     Check Register
            o     Payroll Register (currently outsourced)
            o     Reports of new clients added and clients lost

5. SELLER will develop a limited number of basic, analytical reports as requested by BUYER. SELLER will assist BUYER in accessing data necessary for BUYER to develop more complex, analytical reports.

                           Company Network Management

1. Until SELLER and BUYER finalize a joint network management agreement, SELLER will, before adding a new body shop or other service provider (the "Network Provider") to the COMPANY's supplier network, contact BUYER to determine if BUYER has an existing Network Provider that will meet the need for the addition of a new Network Provider

2. All COMPANY contracts with new Network Providers will be negotiated and contracted by BUYER.

                                    EXHIBIT A

                                    SERVICES

3. All new COMPANY Network Provider contracts will be retained at BUYER's facilities. Copies may be made by and retained at SELLER's location as needed to facilitate the Services.

                          Service Performance Measures

1. SELLER will provide to BUYER, on a mutually agreed upon frequency, all performance monitoring resources including, without limitation, average speed to answer, driver level survey results, average annualized rate for attempted subrogation activities, subrogation recovery amounts based on client physical damage expenses on an annualized basis, subrogation activity log status, average time to close subrogation files, (or other mutually agreed to metrics, performance measures and activities) used by SELLER to monitor COMPANY's operations prior to the acquisition. SELLER shall provide BUYER with SELLER's existing performance standards and criteria.

                                    EXHIBIT B

                           BILLING, FEES AND EXPENSES

The Parties agree to the following:

      1. SELLER will invoice BUYER on a bi-weekly basis for the fees and expenses which are composed of the following:

            o     Labor Amount: this amount covers the initial staffing level of
                  27.2 full time equivalents as set forth in Exhibit C.

            o Benefits Fee: this fee covers the cost of benefits burdened at SELLER's existing standard of 15%.

            o Variable Operating Expense Fee: this fee covers the following operating expenses attributable to the COMPANY. (i) telephone, facsimile and data lines, (ii) office supplies, (iii) workers compensation insurance premium, and (iv) office equipment rentals.

            o Management Fee: this fee is equal to 15% of the Fee Subtotal and compensates SELLER for costs and expenses associated with the following: (i) additional time and effort to ensure that COMPANY remains stable, and the Assigned Personnel remain motivated during the Term of this Agreement; (ii) additional travel necessary to assist with the Services; (iii) personnel hiring and training; (iv) temporary personnel; and (v) unforeseen challenges related to the Services.

            o Total Initial Bi-Weekly Fee: this fee is equal to the sum of the Labor Amount, Benefits Fee, Variable Operating Expense Fee and Management Fee and is based on the initial allocation of FTEs as set forth in Exhibit C. ($ 55,152.32)

            o Total Bi-Weekly Fee: this fee is calculated by multiplying the Total Initial Bi-Weekly Fee by the FTE Percentage as set forth in Exhibit C and modified from time to time.

            o The Full Time Equivalent Percentage ("FTE Percentage") percentage is calculated by dividing the number of full time equivalent employees allocated to the Agreement during the related billing period by the initial staffing level of 27.2.

      2. SELLER will invoice BUYER on a monthly basis for Fixed Operating Expenses. This amount covers the cost of rent, utilities and insurance attributable to the COMPANY as set forth in Exhibit C. ($ 14,703.59)

      3. SELLER will invoice BUYER a one-time payment for other mutually agreed upon expenses.

      4. With respect to the possible partitioning of the Great Plains accounting system from SELLER's other accounts, BUYER agrees to incur the banking and other costs, including but not limited to consulting fees, associated with separating the cash accounts of SELLER and COMPANY.

      5.    Fees and expenses shall be prorated for any partial month.

                                    EXHIBIT B

                           BILLING, FEES AND EXPENSES

      6. BUYER agrees to pay SELLER invoices via electronic funds transfer, or other form as electronic payment, within three (3) business days of invoice receipt and approval by BUYER.

      7. BUYER will determine whether and/or when an FTE allocation adjustment is necessary, and the Parties shall mutually agree as to the amount of such adjustment.

                                                                       EXHIBIT H

                     PROPRIETARY SOFTWARE LICENSE AGREEMENT

PROPRIETARY SOFTWARE LICENSE AGREEMENT ("Agreement") made as of the ___ day of ___________, 2001, between driversshield.com Corp., a New York corporation ("Licensor") and PHH Vehicle Management Services, LLC, a Delaware limited liability company ("Licensee"). Seller and Buyer are hereinafter referred to jointly as the "Parties" and individually as "Party".

                                   WITNESSETH:

      WHEREAS, Licensor and Licensee entered into a Stock Purchase Agreement, dated as of October ____, 2001 (the "Stock Purchase"), providing for the acquisition by Licensee, of all of the issued and outstanding shares of stock of driversshield.com FS Corp. (the "Company");

      WHERAS, Licensor is the owner of the proprietary software (the "Licensed Programs") and materials (the "Licensed Materials") as set forth and described in Schedule I hereto;

      WHEREAS, Licensee desires to obtain from Licensor the right and license to use the Licensed Programs and the Licensed Materials in connection with the Business (as such term is defined in the Stock Purchase Agreement); and

      WHEREAS, pursuant to the Stock Purchase Agreement, Licensor agreed to enter into this Agreement to grant to Licensee the right and license to use the Licensed Programs and the Licensed Materials in connection with the Business.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

TERMS AND CONDITIONS

1. LICENSE. Licensor hereby grants to Licensee a non-exclusive, non-transferable license (the "License") to use the Licensed Programs and Licensed Materials as listed and set forth on Schedule I, subject to the terms and conditions contained herein. The term of this license is perpetual, commencing upon acceptance of this Agreement by Licensor ("Effective Date"). The Licensor shall deliver to the Licensee the source code and object code for the Licensed Programs, except as otherwise noted in Schedule I.

            (a) The Licensor shall be free to assign any or all of its rights and obligations hereunder to any Person, except as set forth below; provided that such Person shall be bound by the terms and provisions hereof. Except for assignments to any Affiliate of Licensee, the Licensee shall be limited to assign any or all of its rights and obligations hereunder only if and when the Licensee simultaneously transfers ownership of the Business, (through any form of sale, transfer, assignment, merger, consolidation, etc.), to the same Person to whom it has assigned its rights and obligations hereunder.

            (b) The Licensee shall provide the Licensor written notification prior to any assignment of any or all of its rights and obligations hereunder.

2. USE. Licensor shall be responsible for the delivery of the Licensed Programs(s) together with the documentation. The Licensee shall be exclusively responsible for the supervision, management and control of its use of the Licensed Programs(s), including without limitation; (i) assuring proper machine configurations, audit controls and operating methods: (ii) establishing adequate backup plans, based on alternative procedures and access to qualified programming personnel; and (iii) implementing sufficient recovery procedures and checkpoints to satisfy its requirements or security and accuracy of input, as well as, system restart and recovery in the event of a malfunction. Additionally, the Licensee shall be exclusively responsible for obtaining, at the Licensee's sole cost and expense, the requisite licenses from third party software suppliers ("Third Party Licenses") which software is necessary for the proper operation of the Licensed Programs. A list of the third party software that is required for the proper operation of the Licensed Programs is set forth on Schedule II.

The Licensed Programs and Licensed Materials may be used only in the furtherance of the internal operations of the Business.

The Licensee may not copy or otherwise reproduce the Licensed Programs, or any part thereof (except such copying, strictly limited in number, as is essential for system backup, testing, maintenance or recovery purposes). The Licensee may reproduce the Licensed Materials solely for its own internal use provided that all titles, trademarks, trade names, copyright notices, and other proprietary notices of Licensor, Inc. are retained.

The Licensor may not at any time during the five-year period immediately following the Effective Date license the Licensed Programs and Licensed Materials to any Person that provides vehicle accident repair and management services to self-insured corporate and government fleets.

3. CONFIDENTIALITY. The ideas and the expressions hereof contained in the Licensed Programs and Licensed Materials are confidential, proprietary information and trade secrets that the Licensee will receive in confidence. Except as provided herein, the Licensee shall not in any manner or form disclose, provide or otherwise make available, in whole or in part, any Licensed Programs and/or Licensed Materials to any third parties except for Licensee's employees and consultants who are bound by appropriate non-disclosures. The obligations expressed within this Section 3 shall survive termination of this Agreement.

The Parties acknowledge and agree that all Parties' information that is marked "Confidential", except as set forth herein, that comes to be known by reason of work under this Agreement, is confidential to each Party and will not be disclosed to unauthorized third parties. The Parties will use the same standard of care, and will bind their employees, agents or representatives to such standard, to prevent disclosure of such confidential information as each uses to protect its own confidential information and trade secrets. Information received by either Party under this Agreement will not be considered confidential if the information: (a) is not marked "Confidential"; (b) is known to the other Party or is in the other Party's possession at the time of executing this Agreement;
(c) is in the public domain at the time of disclosure; (d) is independently developed by the other Party; or (e) is disclosed to the other Party by a third party with written approval of the first Party.

The obligations expressed within this Section 3 shall survive termination of this Agreement.

4. WARRANTIES. Licensor warrants that (i) it may lawfully grant the License,
(ii) neither the Licensed Programs or Licensed Materials, or the use thereof within the scope of the License, infringes a patent or copyright or is claimed to be a trade secret of any person who has not consented to the granting of the License, (iii) the versions of the Licensed Programs that are delivered to the Licensee shall be the same versions that are operating the Business of the Company on the date thereof; (iv) neither the Licensed Programs nor the Licensed Materials contain any virus, time bomb mechanism or other software or code that can disable or adversely affect any and all of the Licensed Programs or the Licensed Materials or destroy any data or other software; (v) both the Licensed Programs and the Licensed Materials are Year 2000 Compliant; (vi) the Licensed Programs shall operate on the Licensee's computer platform with the same level of functionality (as described in Schedule I) as they operate on the Company's computer hardware platform located in Plainview, New York (the "Plainview Platform"), so long as the Licensee duplicates a computer hardware platform that is identical to the Plainview Platform. . THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE. No employee or agent of Licensor is authorized to give a greater or different warranty.

5. INDEMNIFICATION. Licensor, at its own expense, will defend and indemnify against any action brought against the Licensee based on a claim that any Licensed Programs infringed a United States patent, copyright or trademark provided that (i) Licensor shall be notified promptly in writing by the Licensee of any notice of such claim; (ii) The Licensor shall have the sole control of the defense of any action on such claim and all negotiations for its settlement or compromise; and (iii) the Licensee shall permit Licensor, at Licensor's option and expense, either to procure for the Licensee the right to continue using the Licensed Programs or modify the Licensed Programs so that it becomes non-infringing. Notwithstanding the above, the Licensor shall not indemnify the Licensee against any claims to the extent that arise due to the Licensee's failure to obtain the necessary Third Party Licenses.

6. LIABILITY. Except as provided for in Section 5 above, the Licensor's liability for damages to the Licensee for any cause whatsoever, and regardless of the form of action, shall be limited to a maximum of Two Hundred Thousand Dollars ($200,000). The Licensor shall be liable solely for direct damages sustained by the Licensee and in no event will Licensor be liable for any lost profits, goodwill, or other consequential, special or indirect damages suffered by the Licensee in connection with or arising from the performance of the Licensed Programs, even if Licensor has been advised of the possibility of such damages, or for any claim against the Licensee by any other party.

7. MAINTENANCE PLAN. The parties hereby acknowledge that the Licensor shall have no obligation to maintain or service the Licensed Programs licensed herein.

8. LICENSE FEES. The parties acknowledge that there shall be no fees payable by the Licensee for the benefits received herein as consideration has been paid the Licensor pursuant to the Stock Purchase Agreement.

9. GENERAL. The Licensee acknowledges that he has read this Agreement, understands it and agrees to be bound by all terms and conditions hereof. All subsequent modifications, amendments, and waivers to this Agreement must be by written instrument, executed by authorized representatives of the parties hereto. In the event that any provision under this Agreement shall be deemed illegal or otherwise unenforceable by any applicable statute or rule of law, such provision shall be omitted and the entire Agreement shall not fail on account thereof and the remainder of the Agreement shall continue in full force and effect. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any other breach of any other provision hereof. The Licensor shall not be liable for delay or failure to perform its obligations herein set forth if such delay or failure is due to any cause or condition beyond its reasonable control. This Agreement shall be binding upon and inure to the benefit of any assignee or successor of the Licensee, who, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets or business of the Licensee.

Both parties agree that neither party shall solicit or hire the other party's information technology employees involved directly in the relationship established by this Agreement as an employee or as a consultant, .This provision shall remain in effect until one (1) year has passed since the date the last services were provided by Licensor to Licensee. Both parties recognize that their employees are valuable resources whose loss may be damaging to their respective businesses, and therefore, violation of this restriction shall result in the violating party making an immediate restitution payment of one year's total compensation that is anticipated to be paid the wrongfully employed or retained employee or consultant. to the other, payable within 30 days of the start date of the hired employee or consultant.

Except as set forth below, once the Licensor delivers to the Licensee copies of the Licensed Programs, the Licensor shall have no further obligation to provide any modifications or revisions of the Licensed Programs to the Licensee. Any modifications made to the Licensed Programs by the Licensee shall be the owned exclusively by the Licensee.

The Licensor agrees to provide its reasonable assistance to the Licensee while the Licensed Programs are moved from the Plainview Platform to the Licensee's platform.

10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, upon receipt, if mailed by registered or certified mail, postage prepaid, return receipt requested, overnight delivery, or hand delivered, and sent via confirmed facsimile transmission as follows:

            (a)   If to Licensor, to:

                  driversshield.com Corp.
                  51 E. Bethpage Road
                  Plainview, New York 11803
                  Telecopy: (516) 694-1051
                  Attention: Barry Siegel
                             Chief Executive Officer

                  with a copy to:

                  Lawrence A. Muenz, Esquire
                  Meritz & Muenz LLP
                  Three Hughes Place
                  Dix Hills, New York 11746
                  Telecopy: (631) 242-6715

            (b)   If to Licensee, to

                  PHH Vehicle Management Services, LLC
                  307 International Circle
                  Mail Code "CP"
                  Hunt Valley, Maryland 21030
                  Telecopy: (410) 771-2530
                  Attention: General Counsel

                  with a copy to:

                  Cendant Corporation
                  9 West 57th Street
                  New York, New York 10021
                  Telecopy: (212) 413-1925
                  Attention: Eric J. Bock
                             Senior Vice President and Secretary

or to such other address as the party to whom notice is given may have previously furnished to the other party in writing in accordance herewith.

11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF NEW YORK. COURTS WITHIN THE STATE OF NEW YORK (LOCATED WITHIN THE COUNTY OF NASSAU, NEW YORK) WILL HAVE JURISDICTION OVER ALL DISPUTES BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY. THE PARTIES HEREBY CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HERETO WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

      15. Miscellaneous.

            (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral or written, between parties hereto with respect to the subject matter hereof and hereof.

            (b) Amendments. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

            (c) No Waiver. Nothing contained in this Agreement shall cause the failure of either party to insist upon strict compliance with any covenant, obligation, condition or agreement contained herein to operate as a waiver of, or estoppel with respect to, any such covenant, obligation, condition or agreement by the party entitled to the benefit thereof.

            (c) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            (d) Defined Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the meaning set forth for such terms in the Stock Purchase Agreement.

            (f) Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original and constitute one and the same instrument.

            (g) Severability. If any provisions hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof; provided, however, that the parties shall use reasonable efforts, including, but not limited to, the amendment of this Agreement, to ensure that this Agreement shall reflect as closely as practicable the intent of the parties hereto.

            (h) Specific Performance. Each of the parties hereto acknowledges and agrees that the other party hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions thereof in any action instituted in any court of the United States or any state or jurisdiction having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

            (i) Independent Contractors. Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers, and neither party shall have any power to obligate or bind the other in any manner whatsoever, except as otherwise provided for herein.

            (j) Schedules. Each of the Schedules attached hereto is fully incorporated herein and made part hereof.

            IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Agreement as of the day and year first written above.

Licensor: driversshield.com Corp.

By: ____________________________________
    Name:
    Title:


Licensee: PHH VEHICLE MANAGEMENT SERVICES, LLC

By: _____________________________________
    Name:
    Title:

                                   Schedule I

[To be supplied]


                                       9